As  filed  with  the  Securities  and  Exchange  Commission on January 17, 2007
                                                  Registration  No.  333-135827

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM SB-2/A
                                 Amendment No. 2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NEW CENTURY ENERGY CORP.
    -------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

          Colorado                    1311                        93-1192725
  ---------------------          ----------------               ---------------
  (State or jurisdiction         (Primary Standard               (IRS Employer
    of incorporation or             Industrial                   Identification
       organization)              Classification                      No.)
                                   Code Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                                 (713) 266-4344
 -------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)


               Edward R. DeStefano, President & Chief Executive Officer
                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                                  (713) 266-4344
   ---------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With copies to:

             David M. Loev,                        John S. Gillies,
        The Loev Law Firm, Inc.                 The Loev Law Firm, Inc.
    6300 West Loop South, Suite 280          6300 West Loop South, Suite 280
         Bellaire, Texas 77401                  Bellaire, Texas 77401
         (713) 524-4110 Tel.                     (713) 524-4110 Tel.
         (713) 524-4122 Fax                      (713) 456-7908 Fax.

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( ).

CALCULATION OF REGISTRATION FEE



      TITLE OF EACH                         AMOUNT OF
  CLASS OF SECURITIES    AMOUNT BEING    PROPOSED MAXIMUM       PROPOSED MAXIMUM   REGISTRATION
    TO BE REGISTERED      REGISTERED     PRICE PER SHARE (1)     AGGREGATE PRICE        FEE
  -------------------    ------------    -------------------    ----------------   ------------

     Common Stock
  $0.001 Par Value (2)    6,108,501           $0.12             $  733,020.12      $   86.28

  ===================    ============    ===================    ===============    ============

        TOTAL             6,108,501           $0.12             $  733,020.12      $   86.28


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked price as reported on the Over-the-Counter Bulletin Board on January 12, 2007.



(2) Represents 5,858,501 shares of common stock underlying Laurus Master Fund, Ltd.'s Warrant to purchase shares of the Registrant's common stock, exercisable at $0.80 per share, which Warrant is explained in greater detail below under "Description of Business" and 250,000 shares of common stock held by Core Concepts, LLC.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                            NEW CENTURY ENERGY CORP.
                   RESALE OF 6,108,501 SHARES OF COMMON STOCK





     The selling stockholders listed on page 105 may offer and sell up to 6,108,501 shares of our Common Stock under this prospectus for their own account.




     A current prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses. Our Common Stock is currently listed on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "NCEY."


     Each selling stockholder or dealer selling the Common Stock is required to deliver a current prospectus upon the sale.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 12, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS         , 2007
                                                -------

                                TABLE OF CONTENTS

Prospectus Summary                                                         6

Summary Financial Data                                                     10

Risk Factors                                                               12

Use of Proceeds                                                            26

Dividend Policy                                                            27

Legal Proceedings                                                          27

Directors, Executive Officers, Promoters and Control Persons               28

Security Ownership of Certain Beneficial Owners
      and Management                                                       30

Interest of Named Experts and Counsel                                      32

Indemnification of Directors and Officers                                  32

Description of Business                                                    35

Management's Discussion and Analysis of Financial Condition
      and Results of Operations                                            64

Description of Property                                                    83

Certain Relationships and Related Transactions                             94

Executive Compensation                                                     95

Financial Statements                                                       F-1

Changes in and Disagreements with Accountants on
     Accounting and Financial Disclosure                                   100

Description of Capital Stock                                               101

Shares Available for Future Sale                                           102

Plan of Distribution and Selling Stockholders                              104

Market for Common Equity and
     Related Stockholder Matters                                           109

Legal Matters                                                              110

Additional Information                                                     110

Part II                                                                    111

                  PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all the information you should consider. As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our Common Stock as discussed under "Risk Factors." In this prospectus, the terms "we," "us," "our," "Company," and "New Century" refer to New Century Energy Corp., a Colorado corporation, and unless otherwise stated includes the operations of Century Resources, Inc. and Gulf Coast Oil Corporation, Delaware companies, and our wholly owned subsidiaries, and unless the context otherwise requires, "Common Stock" refers to our Common Stock, par value $0.001 per share and "Preferred Stock" refers to our preferred stock, par value $0.001 per share.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

     We are engaged in the acquisition, development, operation and exploration of oil and natural gas properties in the Gulf Coast region of the United States. We operate primarily in Texas and operate under the name of Century Resources, Inc. ("Century"), a Delaware corporation, and our wholly owned subsidiary. We also own certain oil and gas rights under our other wholly owned subsidiary's name, Gulf Coast Oil Corporation, a Delaware corporation ("Gulf Coast"). We have leases on properties in the Prado Field, Jim Hogg Country, Texas; the South Sargent Field, Matagorda County, Texas; San Miguel Creek Field, McMullen County, Texas; Wishbone Field, McMullen County, Texas; the Tenna (Hillje Sand) Field, Wharton County, Texas as well as oil and gas producing properties and 9,167 gross acres (8,675 net acres) of developed and undeveloped oil and gas mineral leases located in McMullen County, Texas, which properties were purchased by Gulf Coast in April 2006.


     In furtherance of our oil and gas exploration and development activities, on June 30, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus" and the "Closing"), whereby we sold a Secured Convertible Term Note in the principal amount of fifteen million dollars ($15,000,000)(the "Note"), which is convertible into an aggregate of 24,193,548 shares of our Common Stock at a conversion price of $0.62 per share; issued Laurus a warrant to purchase up to 7,258,065 shares of Common Stock at $.80 per share (the "Warrant"); and issued an option to Laurus to purchase up to 10,222,784 shares of the Company's Common Stock (representing 20% of our stock on a fully-diluted basis), at $0.001 per share (the "Option"). Laurus exercised a portion of the Option and received 3,675,000 shares of our Common Stock for an aggregate of $3,675, which shares were subsequently issued to Laurus. This registration statement includes a portion of the shares of common stock underlying the Warrant.



     On June 6, 2005, we entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Core Concepts, LLC ("Core Concepts"), Timothy Novak ("Novak"), our former Director, and R. Paul Gray, our former Director ("Gray"). Pursuant to the terms of the Settlement Agreement, we agreed to issue two hundred and fifty thousand (250,000) restricted shares of our Common Stock to Core Concepts in return for Core Concepts, Novak and Gray agreeing to settle their disputes with us. We also granted Core Concepts piggyback registration rights in connection with the 250,000 shares, which shares have also been included in this Registration Statement.


     On December 30, 2005, we entered into an Amended and Restated Secured Term Note (the "Restated Note") with Laurus, and granted Laurus an option to purchase 5,061,392 shares of our common stock at an exercise price of $0.001 per share (the "December Option"), in connection with Laurus agreeing to enter into an amendment to our Registration Rights Agreement and the Restated Note.

     On September 30, 2004, we affected a 1:100 reverse stock split and unless otherwise stated, all share amounts in this Form SB-2 are provided in post-split share amounts.


     In June 2006, Laurus transferred the rights to the Note, Options and Warrant, as well as the 3,675,000 shares previously issued to Laurus in connection with the exercise of a portion of the Options, to Promethean Industries, Inc. ("Promethean"), an entity controlled by Laurus. All references to Laurus used herein include Promethean, unless otherwise stated.


THE OFFERING


          Common  Stock  offered  by  Selling  Security  Holders:

                              Up to 6,108,501 shares of Common Stock (which represents a portion of the shares of Common Stock underlying the Warrant to purchase our shares of common stock at an exercise price of $0.80 per share, as well as 250,000 shares of common stock currently held by Core Concepts, LLC).


          Common  Stock  outstanding  before  the  offering:

                              56,010,612 shares

          Common  Stock  Outstanding  after  the  Offering:

                              61,869,113 shares (assuming the issuance of shares underlying warrants registered in this Offering).


          Use  of  Proceeds:

                              This prospectus relates to shares of Common Stock that may be offered and sold from time to time by the Selling Security Holders. We will not receive any proceeds from the resale of shares held by Core Concepts, or from the conversion of the Note (which shares are not being registered herein); however we have used the proceeds from the sale of the Note and the exercise of a portion of the Option (which shares are not being registered herein) and will use the proceeds from the exercise of the Warrant, a portion of which is being registered herein, as described under the section entitled "Use of Proceeds," below.

          Market  for  our  Common  Stock:

                              Our Common Stock is quoted on the OTCBB under the trading symbol "NCEY". The market for our Common Stock is highly volatile, sporadic and illiquid as discussed in more detail, below, under the heading "Risk Factors". We can provide no assurance that there will be a market in the future for our Common Stock or that such market, if present will not continue to be volatile, sporadic and/or illiquid.



          Risks  Associated  with  the  offering:

                              There are numerous risks associated with us and our ability to continue our business operations, including the need for additional financing to complete our planned oil and gas operations and repay amounts received in connection with the sale of a $15,000,000 Note, a $9,500,000 Term Note, a $16,210,000 Term Note, and
                              a  $40,000,000  and  $5,000,000  note sold by Gulf
                              Coast (as defined below under "Description of Business"); the fact that our President can vote a majority of our outstanding shares of Common Stock; our failure to comply with Rule 152 and the potential rescission liability that created; the speculative nature of oil and gas exploration in general; inherent dangers involved in oil and gas exploration; intense competition for our services; the management of our growth; our ability to manage the growth of our business; the volatile nature of the price of oil and gas and the effect of potential environmental regulations on our business operations; risks associated with the estimate of our reserves; risks associated with changes in our quarterly financial statements due to the derivative accounting of our convertible securities; risks associated with a default under the Note, Common Stock Purchase Warrant and/or Options, and the related change in control which could then occur; penalties which may be payable to Laurus Master Fund, Ltd., in connection with the Registration Rights Agreement; the fact that the issuance of shares in connection with the Note, Warrant and Option, will cause immediate and substantial dilution; the risk of a potential cross default under the Convertible Note, Term Note and Gulf Coast Notes; the issuance of common stock to Laurus in connection with Laurus' convertible securities decreasing the market value of our common stock; that we have never paid dividends on our common stock; that the market for our common stock may be volatile; that we may be delisted from the OTCBB for failure to file timely periodic reports; that we are subject to the Penny Stock rules of the SEC; and due to the fact that we rely on our sole executive officer and director, Edward R. DeStefano and it is unlikely that if Mr. DeStefano is lost, that we will be able to succeed in our business plan. Investors are urged to read about these risk factors in greater detail below on page 12 under the section titled "Risk Factors," before making any investment in us.







     Information regarding certain technical oil and gas exploration terms which are used throughout this Form SB-2/A can be found in the "Glossary of Oil and Gas Terms," incorporated by reference hereto as Exhibit 99.1, and investors are encouraged to review such oil and gas terms before reviewing the Description of Business Section of this Form SB-2.

     Our principal executive offices are located at 5851 San Felipe, Suite 775, Houston, Texas, 77057. Our telephone number is (713) 266-4344. Our website address is www.newcenturyenergy.com (and includes information that we do not intend to include as part of this prospectus).

















                 [Remainder of page left intentionally blank.]

                             SUMMARY FINANCIAL DATA


     You should read the summary financial information presented below, which is taken from the audited financial information of New Century Energy Corp. for the year ended December 31, 2005 and the unaudited financial information for the three and nine months ended September 30, 2006, in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.



                        SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                              For the Three          For the Nine             For the
                               Months Ended          Months Ended          Year Ended
                            September 30, 2006    September 30, 2006     December 31, 2005
                              ---------------      ----------------     -----------------

STATEMENT OF OPERATIONS
 Oil and gas sales            $     4,266,242       $    11,741,662      $      6,918,884
Gain on sale of oil and
    gas interest                            -                     -                98,181
--------------------------    ---------------      ----------------     -----------------
   TOTAL REVENUES             $     4,266,242            11,741,662      $      7,017,065
Exploration                           140,412               626,309               134,579
Lease Operating Expenses              392,260               867,058               640,455
Production Taxes                      197,927               565,673               393,090
General & Administrative              309,794             1,022,120             2,296,879
Depreciation, depletion
   and amortization                 2,953,290             6,797,462             2,177,485
-------------------------     ---------------      ----------------     -----------------
   TOTAL EXPENSES                   3,993,683             9,878,622             5,642,488

Other Income (expense)
Loss on early extinguishment
     of debt                  $             -                     -            (8,309,759)
Interest and amortization of
     discount on debt expense      (2,373,696)           (5,636,976)           (3,872,265)
Write down of Vertica
     liabilities                       34,417                45,948               509,028
Other Vertica expenses                      -                     -              (196,133)
Net Decrease (increase) in
 fair value of  Derivative
 liabilities                          590,814               345,726             7,117,882
Gain on the Sale of Equipment               -                     -                17,630
Other Income                           56,629                98,059                64,708
Other Expenses                         (2,018)               (3,284)             (104,492)

-------------------------     ---------------      -----------------    -----------------
   TOTAL OTHER                     (1,693,854)           (5,150,527)           (4,773,401)
      INCOME (EXPENSE)
NET LOSS                      $    (1,421,295)    $      (3,287,487)     $     (3,398,824)

Basic and diluted loss        $          (.03)    $            (.06)     $           (.03)
   per share

                                 BALANCE SHEET
                          As of September 30, 2006

    Cash                                               $        8,612,346
    Marketable Securities                                          76,054
    Accounts Receivable                                         1,519,439
    Due from Laurus Master Fund, Ltd.                             924,508
    Other Assets                                                  429,817
    -------------------------------                    ------------------
          Total Current Assets                                 11,562,164

    Net office equipment                                          153,197
    Net oil and gas properties                                 51,936,266
    Deferred loan costs                                           148,809
    -------------------------------                    ------------------
TOTAL ASSETS                                           $       63,800,436
                                                       ==================
    Accounts payable                                   $          463,451
    Liabilities related to purchase
       of Vertica shell                                            74,127
    Accrued liabilities                                           825,386
    Royalty payments                                              147,983
    Advances from investors                                        17,869
    Derivative Liability for Laurus Warrant                       682,430
    Derivative Liability for Laurus
       Stock Option                                             1,047,003
   Derivative Liability for Laurus
       December Option                                            809,326
   Single Compound Embedded
       Derivative - Convertible Note                              474,262
   Current Portion of Notes Payable                            14,293,924
   ------------------------------------                ------------------
       Total Current Liabilities                               18,835,761
   Notes payable, less current portion                         45,494,936
   Asset retirement obligations                                   334,580
     -------------------------------                   ------------------
     TOTAL LIABILITIES                                 $       64,665,277

     Stockholders' Equity
         Common Stock, $0.001 par value,
         200,000,000 shares authorized,
         56,010,612 shares issued
         and outstanding                                          56,011
     Additional paid in capital                                9,952,743
     Retained deficit                                        (10,873,595)
     -------------------------------                   -----------------
     Total Stockholder's Equity (Deficit)                       (864,841)
     -------------------------------                   -----------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                   $      63,800,436
                                                       =================

                                  RISK FACTORS

     The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in New Century Energy Corp. You should carefully consider the following risk factors and other information in this prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

     Our business is subject to many risk factors, including the following (references to "our," "us," "we," and words of similar meaning in these Risk Factors refer to the Company, the Company's wholly owned subsidiary Century Resources, Inc. ("Century"), and the Company's wholly owned subsidiary Gulf Coast Oil Corporation ("Gulf Coast"), unless the context suggests otherwise).

                        RISKS RELATING TO OUR OPERATIONS

WE WILL NEED ADDITIONAL FINANCING TO CONTINUE OUR BUSINESS PLAN AND DRILL, RECOMPLETE AND STUDY ADDITIONAL WELLS, WHICH FINANCING, IF WE ARE UNABLE TO
RAISE  MAY  FORCE  US  TO  SCALE  BACK  OR  ABANDON  OUR  BUSINESS  PLAN.


     We raised $15,000,000 from the sale of a Secured Convertible Term Note to Laurus Master Fund, Ltd. ("Laurus"); $3,675 from Laurus' exercise of a portion of the Option; $9,500,000 from the sale of a separate Secured Term Note to Laurus in 2005; and $16,210,000 from the sale of a Secured Term Note in December 2006. Additionally, our wholly owned subsidiary, Gulf Coast Oil Corporation
("Gulf Coast") borrowed an aggregate of $45,000,000 from Laurus during the second quarter of 2006. However, approximately $61,401,097 of the aggregate of $85,713,675 which was borrowed from Laurus, was immediately used to purchase interests in the Wishbone field and interests in McMullen, County, Texas; pay closing costs and fees in connection with the various funding transactions; and to repay amounts previously owed. As a result, as of September 30, 2006, we had $8,612,346 of cash on hand, which amount does not include funds received from Laurus in connection with the sale of the $16,210,000 Secured Term Note (a portion of which was used to repay prior loans to Laurus made by Gulf Coast, as explained in greater detail below), as such sale occurred subsequent to September 30, 2006.



     We believe our cash on hand as of September 30, 2006; the additional money borrowed by us during the fourth quarter of 2006; and the revenues which we expect to generate from the sale of oil and gas this year will allow us to pay our outstanding liabilities and continue our business operations for at least the next twelve months. However, as described below, the price of oil and gas is extremely volatile, we cannot be sure that we will find any additional quantities of oil and/or gas, nor can we provide any assurances that if found, that the oil and/or gas will be in commercial quantities, that we will be able to extract it from the ground, that we will not face liability in connection with our extraction efforts, and/or that we will be able to generate the revenues we expect from the sale of our oil and gas. Additionally, we may choose to spend additional monies on the purchases of oil and gas properties in the future. Depending on the decisions of our management, the volatility of the prices of oil and/or gas, our exploration activities, and/or potential liability, and the amount of money we receive from the sale of oil and gas, we may need to raise additional capital substantially faster than twelve months, which we currently estimate such previously borrowed monies and monies we receive through the production of oil and gas will last. As such, we may need to raise additional capital much sooner than the twelve month estimate which our management currently feels is reasonable. We do not currently have any additional commitments or identified sources of additional capital from third parties or from our officers, directors or majority shareholders. We can provide no assurance that additional financing will be available on favorable terms, if at all. If we are not able to raise the capital necessary to continue our business operations, we may be forced to abandon or curtail our business plan and/or suspend our exploration activities.

WE OWE LAURUS MASTER FUND, LTD., A SUBSTANTIAL AMOUNT OF MONEY WHICH WE DO NOT HAVE.


     In connection with the Securities Purchase Agreement, Laurus Master Fund, Ltd. ("Laurus"), purchased a $15,000,000 Secured Convertible Term Note, later amended and replaced by the Restated Note and subsequent thereto the Second Restated Convertible Note, described below (the "Note"), which bears interest at the rate of 10.25% per year (as of January 3, 2007), which is subject to adjustment as described below under "Description of Business," and which is due and payable on June 30, 2008, and which $100,000 of principal is payable on the first day of each month beginning on January 1, 2007 and ending on December 31, 2007, and $250,000 of principal is payable on the first day of each month beginning on January 1, 2008 and ending on June 30, 2008, at which time the remaining principal amount of the Note is due and payable. Additionally, on September 19, 2005, we sold Laurus a separate Secured Term Note (the "Term Note") in the amount of $9,500,000. The Term Note bears interest at the rate of twenty percent (20%) per year, based on a 360 day year and is payable monthly in arrears through a payment to Laurus of the greater of (a) 80% of the production payments on our 7.5% working interest on the Lindholm-Hanson Gas Unit property purchased in September 2005; or (b) the monthly interest accrued thereunder. The Term Note is currently due on July 2, 2007.



     Additionally,  our wholly owned subsidiary, Gulf Coast, sold a Secured Term
Note in the amount of $40,000,000, which note bears interest at the prime rate (as published by the Wall Street Journal) plus 2% (currently 10.25%, with the prime rate at 8.25% as of January 3, 2007) per year and which unpaid principal and unpaid accrued interest, if any, shall be due and payable on October 28, 2009, as well as a forty (40) month Secured Term Note in the amount of $5,000,000, which was later repaid with a portion of the December 2006 Note sold to Laurus in December 2006 (defined below).



     In December 2006, we sold Laurus a Secured Term Note in the amount of $16,210,000, of which $10,000,000 was immediately used to repay the balance of the $5,000,000 Gulf Coast note, and a portion of the $40,000,000 Gulf Coast note (the "December 2006 Note"). The December 2006 Note bears interest at the rate of the Prime Rate plus 2%, until paid, currently equal to 10.25% per annum, and is due and payable on January 4, 2010. Amortizing payments are due under the December 2006 Note in the amount of $200,000 on the first day of each month beginning on July 1, 2007 until the December 2006 Note is paid in full.

     While, we do have sufficient cash on hand to pay the February 1, 2007 payment of $100,000 of principal on the Note and the July 1, 2007 payment of $200,000 on the principal amount of the December 2006 Note, there can be no assurance that we will continue to have sufficient funds to pay any principal or interest on the Note or the December 2006 Note, or the Term Note or Gulf Coast
note if such production payment is not sufficient to pay Laurus the required monthly amounts of principal when due. Also, we cannot make any assurances that we will have funds available to repay the full $15,000,000 remaining on the Note, the approximately $6,351,390 remaining on the Term Note (not including any accrued or unpaid interest, as of the filing of this Report), that we will have sufficient funds to repay the $16,210,000 December 2006 Note, and/or that Gulf Coast will have sufficient funds to repay the $40,000,000 note owed to Laurus if such repayment amount is not sufficiently covered by the payment of production proceeds to Laurus, as described below. If we do not have sufficient funds to pay the total remaining amount of the Note (after taking into effect amortizing payments of principal, which we may not have sufficient funds to pay, and conversions) when due, the interest on or the principal amount of the Term Note or December 2006 Note when due and/or if Gulf Coast does not have sufficient funds to repay its outstanding note, if not sufficiently repaid through the production payments described below, we will be in default and Laurus may take control of substantially all of our assets (as described in more detail under "Risks Relating to the Company's Securities"). As a result, we will need to raise or otherwise generate approximately $15,000,000 to repay the Note (not including any adjustments for payment of principal or conversion into shares of our common stock) by June 30, 2008, $16,210,000 to repay the December 2006 Note by January 4, 2010, $9,500,000 to repay the Term Note (not including any interest which is accruing or payments of principal) and $40,000,000 to repay Gulf Coast's note (not including any interest which is accruing or payments of principal), if such notes are not repaid by production payments on certain of our properties, as described below, by July 2, 2007 and October 28, 2009, respectively. If we fail to raise this money, we could be forced to abandon or curtail our business operations.


WE RELY HEAVILY ON EDWARD R. DESTEFANO, OUR SOLE OFFICER AND DIRECTOR, AND IF HE WERE TO LEAVE, WE COULD FACE SUBSTANTIAL COSTS IN SECURING A SIMILARLY QUALIFIED OFFICER AND DIRECTOR.

     Our success depends upon the personal efforts and abilities of Edward R. DeStefano, our sole Director and our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Our ability to operate and implement our exploration activities is heavily dependent on the continued service of Mr. DeStefano and our ability to attract qualified contractors on an as-needed basis. We face continued competition for such contractors. We do have an employment contract, as amended, with Mr. DeStefano which is effective for three years ending on August 30, 2008; and we currently have key man insurance on Mr. DeStefano in the amount of $1,000,000. Mr. DeStefano is our driving force and is responsible for maintaining our relationships and operations. We cannot be certain that we will be able to retain Mr. DeStefano and/or attract and retain such contractors in the future and/or that he will not terminate his employment agreement with us. The loss of Mr. DeStefano and/or our inability to attract and retain qualified contractors on an as-needed basis could have a material adverse effect on our business and operations.

EDWARD R. DESTEFANO OWNS APPROXIMATELY 67.0% OF OUR OUTSTANDING COMMON STOCK, AND HAS SIGNIFICANT INFLUENCE OVER OUR CORPORATE DECISIONS, AND AS A RESULT, IF YOU INVEST IN US, YOUR ABILITY TO AFFECT CORPORATE DECISIONS WILL BE LIMITED.

     Edward R. DeStefano, our sole director and sole executive officer, holds 37,506,000 shares of our common stock, representing approximately 67.0% of the outstanding shares of our common stock (and which will represent approximately 37.8% of our outstanding common stock assuming the sale of all 43,060,789 of the shares issuable upon conversion of Laurus' Note and the exercise of Laurus' Warrant, Option and December Option, provided that Laurus may not convert the Note, or exercise the Warrant or Options if such conversion or exercise would cause it to own more than 9.99% of our outstanding common stock). This restriction, however, does not prevent Laurus from converting and/or exercising some of its holdings, selling those shares (assuming such shares are registered herein, are eligible to be sold under Rule 144 or another exemption from registration under the Securities Act), and then converting the rest of its holdings, while still staying below the 9.99% limit. Accordingly, Mr. DeStefano will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control even after such conversion and exercise by Laurus, as Mr. DeStefano will likely continue to be our largest shareholder. The interests of Mr. DeStefano may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders. Additionally, potential investors should take into account the fact that any vote of shares purchased will have limited effect on the outcome of corporate decisions.



WE DID NOT COMPLY WITH RULE 152 IN CONNECTION WITH OUR ENTRY INTO THE EIGHTH AMENDMENT WITH LAURUS, WHICH HAS SINCE BEEN RESCINDED, AND WE MAY CONTINUE TO HAVE LIABILITY IN CONNECTION WITH SUCH RESCISSION.

     We previously entered into the Eighth Amendment with Laurus (described in greater detail below), which modified the terms of the Warrant and Options while we were in registration in connection with this Form SB-2 Registration Statement, in violation of Rule 152 under the Securities Act of 1933, as amended ("Rule 152"). As a result, we rescinded the Eighth Amendment and all of the amendments and modifications to the Warrant and Options affected in connection with the Eighth Amendment pursuant to the Agreement to Rescind the Eighth Amendment (described below). Although the previous amendments to the Warrant and Options have been rescinded, we may face liability in connection with our violation of Rule 152 and/or in connection with the rescission of the terms of our Eighth Amendment. Such liability could cost us substantial time and money, which could, in turn cause the value of our securities to decrease in value.


BECAUSE OF THE SPECULATIVE NATURE OF OIL AND GAS EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO ADDITIONAL COMMERCIALLY EXPLOITABLE OIL OR GAS WILL BE FOUND AND THAT OUR BUSINESS WILL FAIL.

     The search for commercial quantities of oil as a business is extremely risky. We cannot provide investors with any assurance that our properties contain commercially exploitable quantities of oil and/or gas. The exploration expenditures to be made by us may not result in the discovery of commercial quantities of oil and/or gas and problems such as unusual or unexpected formations and other conditions involved in oil and gas exploration, and often result in unsuccessful exploration efforts. If we are unable to find commercially exploitable quantities of oil and gas, and/or we are unable to commercially extract such quantities, we may be forced to abandon or curtail our business plan, and as a result, any investment in us may become worthless.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN OIL AND GAS EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS OPERATIONS, WHICH COULD FORCE US TO EXPEND A SUBSTANTIAL AMOUNT OF MONEY IN CONNECTION WITH LITIGATION AND/OR A SETTLEMENT.

     The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, caterings, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and leased by us. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for exploration, development or acquisitions or result in the loss of our properties and/or force us to expend substantial monies in connection with litigation or settlements. In accordance with customary industry practices, we maintain insurance against some, but not all, of such risks and losses. As such, there can be no assurance that any insurance obtained by us will be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against, could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us becoming worthless.

WE REQUIRE SUBSTANTIAL ADDITIONAL FINANCING TO CONTINUE OUR EXPLORATION AND DRILLING ACTIVITIES, WHICH FINANCING IS OFTEN HEAVILY DEPENDENT ON THE CURRENT MARKET PRICE FOR OIL AND GAS, WHICH WE ARE UNABLE TO PREDICT.

     Our growth and continued operations could be impaired by limitations on our access to capital markets. If the market for oil and/or gas were to weaken for an extended period of time, our ability to raise capital would be substantially reduced. There can be no assurance that capital from outside sources will be available, or that if such financing is available, that it will not involve issuing securities senior to the common stock or equity financings which will be dilutive to holders of common stock. Such issuances, if made, would likely cause a decrease in the value of our common stock.

THE MARKET FOR OIL AND GAS IS INTENSELY COMPETITIVE, AND AS SUCH, COMPETITIVE PRESSURES COULD FORCE US TO ABANDON OR CURTAIL OUR BUSINESS PLAN.

     The market for oil and gas exploration services is highly competitive, and we only expect competition to intensify in the future. Numerous well-established companies are focusing significant resources on exploration and are currently competing with us for oil and gas opportunities. Additionally, there are numerous companies focusing their resources on creating fuels and/or materials which serve the same purpose as oil and gas, but are manufactured from renewable resources. As a result, there can be no assurance that we will be able to compete successfully or that competitive pressures will not adversely affect our business, results of operations and financial condition. If we are not able to successfully compete in the marketplace, we could be forced to curtail or even abandon our current business plan, which could cause any investment in us to become worthless.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH, WHICH COULD LEAD TO OUR INABILITY TO IMPLEMENT OUR BUSINESS PLAN.

     Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have one Executive Officer and Director. Further, as we enter into additional contracts, we will be required to manage multiple relationships with various consultants, businesses and other third parties. These requirements will be exacerbated in the event of our further growth or in the event that the number of our drilling and/or extraction operations increases. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

THE PRICE OF OIL AND NATURAL GAS HAS HISTORICALLY BEEN VOLATILE AND IF IT WERE TO DECREASE SUBSTANTIALLY, OUR PROJECTIONS, BUDGETS, AND REVENUES WOULD BE ADVERSELY EFFECTED, AND WE WOULD LIKELY BE FORCED TO MAKE MAJOR CHANGES IN OUR OPERATIONS.

     Our future financial condition, results of operations and the carrying value of our oil and natural gas properties depend primarily upon the prices we receive for our oil and natural gas production. Oil and natural gas prices historically have been volatile and likely will continue to be volatile in the future, especially given current world geopolitical conditions. Our cash flows from operations are highly dependent on the prices that we receive for oil and natural gas. This price volatility also affects the amount of our cash flows available for capital expenditures and our ability to borrow money or raise additional capital. In the short-term our reserves and production on a barrel of oil equivalent (BOE) is weighted towards crude oil and over the long term we believe that oil prices are likely to affect us more than natural gas prices because as of September 30, 2006 (on a BOE using 6 MCF equals 1 barrel of oil), more than approximately 53% of our current proved reserves were crude oil; however, natural gas reserves comprise a significant portion or our proved reserve base, equal to approximately 43%, and fluctuations in natural gas prices can also have a significant impact on our cash flow and financial condition. The prices for oil and natural gas are subject to a variety of additional factors that are beyond our control. These factors include:

     o    the  level  of  consumer  demand  for  oil  and  natural  gas;

     o    the  domestic  and  foreign  supply  of  oil  and  natural  gas;

     o the ability of the members of the Organization of Petroleum Exporting Countries ("OPEC") to agree to and maintain oil price and production controls;

     o    the  price  of  foreign  oil  and  natural  gas;

     o    domestic  governmental  regulations  and  taxes;

     o    the  price  and  availability  of  alternative  fuel  sources;

     o    weather  conditions;

     o market uncertainty due to political conditions in oil and natural gas producing regions, including the Middle East; and

     o    worldwide  economic  conditions.

     These factors as well as the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements with any certainty. Declines in oil and natural gas prices would not only reduce our revenue, but could reduce the amount of oil and natural gas that we can produce economically and, as a result, could have a material adverse effect upon our financial condition, results of operations, oil and natural gas reserves and the carrying values of our oil and natural gas properties. If the oil and natural gas industry experiences significant price declines, we may be unable to make planned expenditures, among other things. If this were to happen, we may be forced to abandon or curtail our business operations, which would cause the value of an investment in us to decline in value, or become worthless.

OUR ESTIMATES OF RESERVES COULD HAVE FLAWS, OR MAY NOT ULTIMATELY TURN OUT TO BE 100% CORRECT OR COMMERCIALLY EXTRACTABLE AND AS A RESULT, OUR FUTURE REVENUES AND PROJECTIONS COULD BE INCORRECT.

     Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. Our actual amounts of production, revenue, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves may vary substantially from the engineers' estimates. Oil and gas reserve estimates are necessarily inexact and involve matters of subjective engineering judgment. In addition, any estimates of our future net revenues and the present value thereof are based on assumptions derived in part from historical price and cost information, which may not reflect current and future values, and/or other assumptions made by us that only represent our best estimates. If these estimates of quantities, prices and costs prove inaccurate, we may be unsuccessful in expanding our oil and gas reserves base with our acquisitions. Additionally, if declines in and instability of oil and gas prices occur, then write downs in the capitalized costs associated with our oil and gas assets may be required. Because of the nature of the estimates of our reserves and estimates in general, we can provide no assurance that additional or further reductions to our estimated proved oil and gas reserves and estimated future net revenues will not be required in the future, and/or that our estimated reserves will be present and/or commercially extractable. If our reserve estimates are incorrect, the value of our common stock could decrease and we may be forced to write down the capitalized costs of our oil and gas properties.

OUR OPERATIONS ARE HEAVILY DEPENDENT ON CURRENT ENVIRONMENTAL REGULATIONS, WHICH WE ARE UNABLE TO PREDICT, AND WHICH MAY CHANGE IN THE FUTURE, CAUSING US TO EXPEND SUBSTANTIAL ADDITIONAL CAPITAL.

     Public interest in the protection of the environment has increased dramatically in recent years. Our oil and natural gas production and saltwater disposal operations and our processing, handling and disposal of hazardous materials, such as hydrocarbons and naturally occurring radioactive materials are subject to stringent regulation. We could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could force us to expend additional operating costs and capital expenditures to stay in compliance.

     Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact oil and gas exploration, development and production operations, and consequently may impact our operations and costs. These regulations include, among others, (i) regulations by the Environmental Protection Agency and various state agencies regarding approved methods of disposal for certain hazardous and non-hazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from our operations; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and
(vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material.

     Management believes that we are in substantial compliance with applicable environmental laws and regulations. To date, we have not expended any material amounts to comply with such regulations, and management does not currently anticipate that future compliance will have a materially adverse effect on our consolidated financial position, results of operations or cash flows. However, if we are deemed to not be in compliance with applicable environmental laws, we could be forced to expend substantial amounts to be in compliance, which would have a materially adverse effect on our financial condition. If this were to happen, any investment in us could be lost.

OUR FINANCIAL STATEMENTS, INCLUDING OUR QUARTERLY LIABILITIES AND STATEMENT OF OPERATIONS ARE SUBJECT TO QUARTER BY QUARTER CHANGES IN OUR DERIVATIVE ACCOUNTING OF THE LAURUS CONVERTIBLE NOTE, WARRANT, OPTION, DECEMBER OPTION AND SINGLE COMPOUND EMBEDDED DERIVATIVES.

     The value of the liabilities relating to the Laurus' Convertible Note, Warrant, Option, December Option and single compound embedded derivatives in our quarterly financial statements, as well as the net fair value of the Laurus Convertible Note, Warrant, Option, December Option and single compound embedded derivatives in our consolidated Statement of Operations, are subject to the changes in the trading value of our securities. As a result, our consolidated quarterly financial statements and results of operations may fluctuate quarter to quarter based on factors, such as the trading value of our common stock on the OTCBB and the amount of shares converted by Laurus in connection with the Note and exercised in connection with the Warrant, Option and December Option. Consequently, our liabilities and statement of operations may vary quarter to quarter, based on factors other than the Company's revenues and expenses.

                   RISKS RELATING TO THE COMPANY'S SECURITIES


A DEFAULT BY US UNDER THE SECURED CONVERTIBLE TERM NOTE, AS AMENDED AND RESTATED, COMMON STOCK PURCHASE WARRANT, OPTION, SECURED TERM NOTE, AS AMENDED AND RESTATED, THE DECEMBER 2006 NOTE, OR GULF COAST'S NOTE, WOULD ENABLE LAURUS MASTER FUND, LTD., TO TAKE CONTROL OF SUBSTANTIALLY ALL OF OUR ASSETS.



     The Convertible Secured Term Note, as amended and restated, common stock Purchase Warrant, Option and December Option, as well as the Secured Term Note, as amended and restated, December 2006 Note, and the Gulf Coast Note, as amended and restated, are secured by Laurus by a continuing security interest in all of our assets, including without limitation, our cash, cash equivalents, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures and other tangible and intangible assets, which we own or at any time in the future may acquire rights, title or interest to. As a result, if we default under any provision of the Note, Warrant, Option, December Option, Term Note, December 2006 Note or the Gulf Coast Note or we fail to pay any amounts due to Laurus, Laurus may take control of substantially all of our assets. If this were to happen, we could be left with no revenue producing assets, and the value of our common stock could become worthless.



     Additionally, pursuant to a Stock Pledge Agreement between Laurus and us, we pledged all of the outstanding stock of our wholly owned subsidiaries, Century Resources, Inc. ("Century") and Gulf Coast Oil Corporation ("Gulf Coast"), as collateral for the funds loaned to us and Gulf Coast from Laurus. As a result, if we default under any provision of the Note, Warrant, Option, December Option, Term Note, December 2006 Note, Gulf Coast Note or any other agreement entered into with Laurus, Laurus may take control of Century and/or Gulf Coast. If this were to happen, it could force us to abandon or curtail our business plan, and could result in our securities becoming worthless.


WE MAY BE REQUIRED TO PAY PENALTIES TO LAURUS MASTER FUND, LTD. UNDER THE REGISTRATION RIGHTS AGREEMENT, WHICH COULD FORCE US TO EXPEND A SUBSTANTIAL AMOUNT OF THE MONEY WE HAVE PREVIOUSLY RAISED.



     We granted Laurus Master Fund, Ltd., registration rights to the shares issuable to Laurus in connection with the Note, Warrant, Option and December Option, pursuant to a Registration Rights Agreement, which was later amended to provide for the registration of only a portion of the Warrant, however such amendment was subsequently rescinded in its entirety. We originally agreed to provide our best efforts to obtain effectiveness of this Registration Statement by October 28, 2005 (120 days from the date of the closing of the

Securities Purchase Agreement), which date was extended to December 12, 2005, pursuant to an Amendment Agreement entered into with Laurus on November 4, 2005; to January 31, 2006, pursuant to a Second Amendment Agreement entered into with Laurus on December 14, 2005; to July 1, 2006, pursuant to the Third Amendment Agreement entered into on December 30, 2005; to August 15, 2006 pursuant to the Fourth Amendment entered into in May 2006; to September 15, 2006 pursuant to the Fifth Amendment entered into in June 2006; to October 15, 2006 pursuant to the Sixth Amendment entered into in September 2006, and finally to April 16, 2007, pursuant to the Seventh Amendment Agreement entered into in October 2006. If we do not obtain effectiveness of our Form SB-2 Registration Statement by the amended date or such Registration Statement ceases to be effective for more than 30 days or more than 20 consecutive days during the 365 day period following the effectiveness of this Registration Statement, or our common stock is not listed or quoted, or is suspended from trading for a period of three days from the OTC Bulletin Board, which we are unable to cure within 30 days of notice thereof, or if we are not able to register all of the shares issuable in connection with the conversion of the Note, exercise of the Warrant and/or exercise of the Options (collectively the "Registrable Securities"), and such failure is not waived by Laurus, we will be forced to pay Laurus, as liquidated damages, an amount equal to the amount outstanding under the original principal amount of the Note times
0.0005 (which as of the date of this filing would be equal to approximately $7,500), per day that such event listed below exceeds the time period given. As a result, if we fail to obtain effectiveness of this Form SB-2 Registration Statement by April 16, 2007, and fail to register all of the Registrable Securities by April 16, 2007, unless such failure is waived by Laurus, or our common stock ceases to trade on the OTC Bulletin Board, we will be forced to pay substantial penalties to Laurus, which would cause us to spend a substantial amount of the money raised in connection with the sale of the Note and Term Note, and could force us to abandon or scale back our current planned operations.


THE CONVERTIBLE NOTE, WARRANT, OPTION AND DECEMBER OPTION CONTAIN PROVISIONS WHEREBY LAURUS MASTER FUND, LTD. MAY HOLD MORE THAN 9.99% OF OUR COMMON STOCK, PROVIDED THEY PROVIDE US SEVENTY-FIVE (75) DAYS NOTICE OR AN EVENT OF DEFAULT OCCURS.

     Although Laurus may not convert its Convertible Note and/or exercise its Warrant, Option and/or December Option if such conversion or exercise would cause it to own more than 9.99% of our outstanding common stock, the Convertible Note, Warrant, Option and December Option also contain provisions which provide for the 9.99% limit to be waived provided that Laurus provides us with 75 days notice of its intent to hold more than 9.99% of our common stock or upon the occurrence of an event of default (as defined under the Convertible Note, Warrant, Option and/or December Option). As a result, if we receive 75 days notice from Laurus and/or an event of default occurs and our Registration Statement covering Laurus' securities is declared effective, Laurus may fully exercise the Warrant, Option and December Option and fully convert the Convertible Note, and become the beneficial owner of up to approximately 43.6% of our then outstanding common stock, not including the conversion of interest on the Convertible Note.

     If that were to happen, Laurus would have significant control over us, including exerting significant influence over our election of Directors and ability to cause or prevent a change in control and/or our business operations. If Laurus were to take control over approximately 43.5% of our outstanding common stock, it could force us to change our business focus, sell all or substantially all of our assets, or abandon our business plan. Any such event, if it were to occur would likely cause the value of our common stock to decline, and could lead to our common stock becoming worthless.

IF AN EVENT OF DEFAULT OCCURS UNDER THE CONVERTIBLE NOTE, TERM NOTE, GULF COAST NOTE, DECEMBER 2006 NOTE OR RELATED AGREEMENTS, WE COULD BE FORCED TO IMMEDIATELY PAY THE AMOUNTS DUE UNDER THE NOTES.



     The Secured Convertible Term Note, Secured Term Note, December 2006 Note and Gulf Coast Notes (collectively the "Notes") include provisions whereby Laurus Master Fund, Ltd., may make the amounts outstanding under all its outstanding Notes payable immediately due and payable if an event of default occurs under any one of the Notes, which events of default include:


     o    our  failure  to  pay  amounts  due  under  the  Notes;

     o    breach  of any covenants under the Notes, if not cured within 15 days;

     o    breach  of  any  warranties  found  in  the  Notes;

     o the occurrence of any default under any agreement, which causes any contingent obligation to become due prior to its stated maturity or to become payable;

     o any change or occurrence likely to have a material adverse effect on the business, assets, liabilities, financial condition, our operations or prospects;

     o an indictment or other proceedings against us or any executive officer; or

     o a breach by us of any provision of the Securities Purchase Agreement, or any other Related Agreement entered into in connection with the sale of the Notes.

     If any event of default were to occur under the Notes and Laurus was to make the entire amount of the Notes immediately due and payable, and we did not have sufficient funds on hand to pay such amounts, we could be forced to sell some or all of our assets at less than fair market value, and/or abandon or curtail our business plan and operations.

THE ISSUANCE AND SALE OF COMMON STOCK IN CONNECTION WITH THE SECURED CONVERTIBLE TERM NOTE, COMMON STOCK PURCHASE WARRANT, OPTION AND DECEMBER OPTION MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


     As of January 8, 2007, we had 56,010,612 shares of common stock issued and outstanding. We are registering 6,108,501 shares of common stock pursuant to this Form SB-2 Registration Statement, which includes 5,858,501 shares, representing a portion of the 7,258,065 shares issuable to Laurus in connection with the exercise of the Warrant, which is exercisable at $0.80 per share. Although Laurus may not convert its Note and/or exercise its Warrant, Option and/or December Option if such conversion or exercise would cause it to own more than 9.99% of our outstanding common stock (unless Laurus provides us 75 days notice and/or an event of default occurs, subject to Laurus' pledge under the December Option, not to exercise any part of the December Option, until (a) the payment in full of all obligations of the Company to Laurus under the Convertible Note and (b) the exercise of the Warrant, unless an event of default occurs and is continuing), this restriction does not prevent Laurus from converting and/or exercising some of its holdings, selling those shares, and then converting the rest of its holdings, while still staying below the 9.99% limit. As a result, as sequential conversions and sales take place, the price of our common stock may decline to the detriment of our then shareholders. All of the shares issuable upon conversion of the Note, Warrant, Option and December Option, may be sold without restriction once our Registration Statement is declared effective and the sale of these shares may adversely affect the market price of our common stock.



THE ISSUANCE OF COMMON STOCK UNDERLYING THE SECURED CONVERTIBLE NOTE, OPTION, DECEMBER OPTION AND COMMON STOCK PURCHASE WARRANT WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION.



     The issuance of common stock upon conversion of the Secured Convertible Note ("Note"), common stock Purchase Warrant ("Warrant"), Option and December Option will result in immediate and substantial dilution to the interests of other stockholders since Laurus Master Fund, Ltd., may ultimately receive and sell the full amount issuable on conversion and/or exercise of the Note, Warrant and Option. Although Laurus may not convert its Note and/or exercise its Warrant, Option and/or December Option if such conversion or exercise would cause it to own more than 9.99% of our outstanding common stock (unless Laurus provides us 75 days notice and/or an event of default occurs, subject to Laurus' pledge under the December Option, not to exercise any part of the December Option, until (a) the payment in full of all obligations of the Company to Laurus under the Convertible Note and (b) the prior exercise of the Warrant, unless an event of default occurs and is continuing), this restriction does not prevent Laurus from converting and/or exercising some of its holdings, selling those shares, and then converting the rest of its holdings, while still staying below the 9.99% limit. In this way, Laurus could sell more than this limit while never actually holding more shares than this limit prohibits. If Laurus chooses to do this, it will cause substantial dilution to our common stock, and could cause the value of our common stock to decline precipitously.


                       RISKS RELATING TO OUR COMMON STOCK

WE HAVE NOT PAID ANY CASH DIVIDENDS IN THE PAST AND HAVE NO PLANS TO ISSUE CASH DIVIDENDS IN THE FUTURE, WHICH COULD CAUSE THE VALUE OF OUR COMMON STOCK TO HAVE A LOWER VALUE THAN OTHER SIMILAR COMPANIES WHICH DO PAY CASH DIVIDENDS.

     We have not paid any cash dividends on our common stock to date and do not anticipate any cash dividends being paid to holders of our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As we have no plans to issue cash dividends in the future, our common stock could be less desirable to other investors and as a result, the value of our common stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

THE  MARKET  FOR  OUR  COMMON  STOCK  MAY  BE  VOLATILE.

     The market for our common stock has historically been volatile and we anticipate that such market will continue to be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)  actual  or  anticipated  variations  in  our  results  of  operations;
     (2)  our  ability  or  inability  to  generate  new  revenues;
     (3)  increased  competition;  and
     (4) conditions and trends in the oil and gas exploration industry and the market for oil and gas.

     Our common stock is traded on the over-the-counter Bulletin Board under the symbol "NCEY." In recent years, the stock market in general has experienced extreme price fluctuations that have oftentimes been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

IF WE ARE LATE IN FILING OUR QUARTERLY OR ANNUAL REPORTS WITH THE SEC, WE MAY BE DE-LISTED FROM THE OVER-THE-COUNTER BULLETIN BOARD.

     Pursuant to new Over-The-Counter Bulletin Board ("OTCBB") rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form 10-QSB's or 10-KSB's) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three (3) times during any twenty-four (24) month period is automatically de-listed from the OTCBB. Such removed issuer would not be re-eligible to be listed on the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one-year period of de-listing. If we are late three times in any twenty-four (24) month period and are de-listed from the OTCBB, our securities may become worthless and we may be forced to curtail or abandon our business plan.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION WHICH LIMITS THE TRADING MARKET IN OUR COMMON STOCK, MAKES TRANSACTIONS IN OUR COMMON STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR COMMON STOCK.

     Our common stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by Commission under the Securities Exchange Act of 1934. The Commission's Rule 15g-9 regarding penny stocks imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our common stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction;
(iv) monthly account statements showing the market value of each penny stock held in the customer's account and (v) the rules require that a broker wait two business days after sending the risk disclosure document to an investor before effecting a transaction in penny stocks for that investor. As a result of the penny stock rules, the market liquidity for our common stock may be adversely affected by limiting the ability of broker-dealers to sell our common stock and the ability of purchasers to resell our common stock. Additionally, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

                                 USE OF PROCEEDS

     We received $15,000,000 in proceeds from the sale of the Note and $3,675 from the exercise of the Option which we have used as follows:


              USE OF PROCEEDS                EXPENSE          PERCENTAGE OF NET
                                                                   PROCEEDS
           -----------------------        --------------      -----------------
             Acquisition of
             Wishbone Field
                Property                  $11,000,000.00           73.3%

           Repayment of monies
             owed to Black Rock
           Energy Capital, LP, in
              connection with
           monies previously loaned       $   555,772.32            3.7%

              Closing Fees                $ 1,161,675.00            7.7%

           Drilling Operations and
             Various Corporate
             Operating Expenses           $ 2,286,227.68           15.3%
          ------------------------        --------------      -----------------
               TOTALS                     $15,003,675.00            100%













                  [Remainder of page left intentionally blank.]

     While the Warrant (which only a portion of, representing 5,858,501 shares, is being registered herein) with Laurus is currently out of the money (i.e. the exercise price is greater than the trading value of our common stock), if exercised, we plan to use the proceeds from the exercise of the Warrant ($5,806,452 assuming the full exercise of the Warrant not just the exercise of the portion of the Warrant being registered herein), the exercise of the remaining Options ($11,609.17), which underlying shares are not being registered, if one-third is exercised, if one-half is exercised and if exercised in full, of which there can be no assurance, as follows:



   USE OF PROCEEDS        ASSUMING        ASSUMING         ASSUMING        PERCENTAGE
                          ONE-THIRD       ONE-HALF       FULL EXERCISE       OF NET
                          EXERCISED       EXERCISED                         PROCEEDS
   --------------------   -----------    ------------    -------------     -----------
   Purchase Additional
        Leases            $  969,677*    $ 1,454,515*    $  2,909,030*        50%

    Working Capital       $  969,677*    $ 1,454,515*    $  2,909,030*        50%
   ====================   ===========    ===========     =============     ===========
         TOTALS           $1,939,353*    $ 2,909,030*    $  5,818,060*       100%


* Approximate.


     The use of proceeds amounts given in the above table are only estimates and the timing and manner of use of the net proceeds may vary, depending on our rate of growth and other factors. The foregoing represents our best estimate of our use of the net proceeds of the offering based on current planning and business conditions. We reserve the right to change our use of proceeds when and if market conditions or unexpected changes in operating conditions or results occur, or in our management's discretion. Additionally, we can provide no assurances that Laurus will exercise all or a portion of the Warrants or Options in the future, and can therefore provide no assurances that we will receive any proceeds in connection with such issuances.


                                 DIVIDEND POLICY

     To  date,  we  have  not  declared or paid any dividends on our outstanding
Common Stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

                                LEGAL PROCEEDINGS

     We are not a party to, and our properties are not the subject of, any material pending legal proceeding nor to our knowledge are any such legal proceedings threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age and position of our director and executive officer. There are no other persons who can be classified as a promoter or controlling person of us. Our officer and director is as follows:

           NAME                  AGE        POSITION
           ----                  ---        --------

     Edward  R.  DeStefano       54         Chief Executive Officer, President,
                                            Chief Financial Officer, Secretary,
                                                Treasurer and  Director

EDWARD R. DESTEFANO, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director

     Edward R. DeStefano has served as our Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director since November 2,
2004.  Mr.  DeStefano  has  served  as  the  Chief  Executive Officer of Century
Resources, Inc. since June 1985, which company became our wholly owned subsidiary in connection with the Exchange, discussed below under "Description of Business". From June 1981 to June 1985, Mr. DeStefano served as the Director of Operations of Aracca Petroleum Corporation. From January 1976 to June 1981, Mr. DeStefano was employed as an exploration associate with Gulf Oil Corporation. Mr. DeStefano obtained a Bachelors of Science degree from Ithaca College in 1975. He completed additional course work in Energy Economics at the University of Houston in 1980. Mr. DeStefano is a member of the Houston
Geological  Society,  North  Texas Oil and Gas Association, Society of Petroleum
Engineers,  and  the  American  Association  of  Petroleum  Geologists.

     Our Director will hold office until the next annual meeting of the shareholders, and/or until his successor has been elected and qualified. Our officer was elected by the Board of Directors and holds office at the pleasure of the Board.

EMPLOYMENT AGREEMENT

     Mr. DeStefano serves as our Chief Executive Officer and President under a three year Executive Employment Agreement effective from September 1, 2005 to August 31, 2008, which was amended, effective June 1, 2006, and which is renewable for successive one (1) year terms upon its expiration. Under the Executive Employment Agreement, Mr. DeStefano shall receive a different "Yearly Salary" depending on the year which Mr. DeStefano is employed, including:

     (i) a Yearly Salary of $200,000 for the year ended December 31, 2005, of which he was paid the pro rata amount of approximately $66,667 for the four month period beginning on September 1, 2005 and ending on December 31, 2005;

     (ii) a Yearly Salary of $225,000 for the five month period beginning on January 1, 2006 and ending on May 31, 2006 of which approximately $93,750 was paid to Mr. DeStefano during such five month period (which period represents the Yearly Salary Mr. DeStefano was to earn under the original Executive Employment Agreement, from January 1, 2006 until the June 1, 2006, the date the Amended Executive Employment Agreement took effect (the "Executive Employment Agreement");

     (iii) a Yearly Salary of $325,000 for the seven month period beginning on June 1, 2006, and ending on December 31, 2006, of which approximately $189,583 is payable to Mr. DeStefano during such seven month period; and

     (vi) a Yearly Salary of $350,000 for the twelve month period beginning January 1, 2007 and ending December 31, 2008.

     In addition to Mr. DeStefano's Yearly Salary under the Executive Employment Agreement, he may be granted bonus payments of cash or shares of our Common Stock from time to time at the discretion of our Board of Directors; he shall be reimbursed for business expenses incurred in connection with his employment; he shall be allotted a car allowance of $750.00 per month to be spent on obtaining and maintaining transportation; he shall be entitled to fourteen (14) days of paid time off (PTO) per year which shall roll-over into the next year if unused; and he shall be entitled to participate in any stock option plan of the Company which may be approved in the future by the Board of Directors.

     Under the Executive Employment Agreement, we agreed to indemnify and hold harmless Mr. DeStefano, his nominees and/or assigns against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to his employment with us (whether or not in connection with any action in which he is a party). Such indemnification does not apply to acts performed by Mr. DeStefano, which are criminal in nature or a violation of law. We also agreed that he shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to us, for, or in connection with, the engagement of Mr. DeStefano under the Executive Employment Agreement, except to the extent that any such liability resulted primarily and directly from his gross negligence and willful misconduct.

     The  Executive  Employment  Agreement  shall  terminate:

     (a) in the event Mr. DeStefano suffers an injury, illness, or incapacity of such character as to prevent him from performing his duties without reasonable accommodation for a period of more than thirty (30) consecutive days upon us giving at least thirty (30) days written notice of termination to him;

     (b)  upon  Mr.  DeStefano's  death;

     (c) at any time because of, (i) the conviction of Mr. DeStefano of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (ii) his gross negligence in the performance of his duties hereunder;

     (d) Mr. DeStefano may terminate his employment for "good reason" by giving us ten (10) days written notice if: (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with us, or a change in his reporting responsibilities or titles as in effect as of the date hereof; (ii) his compensation is reduced; or (iii) we do not pay any material amount of compensation due hereunder and then fail either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice; or

     (e)  at  any  time  without  cause.

     In  the  event of the termination of Mr. DeStefano's employment pursuant to
(a), above, he will be entitled to a one time lump sum payment equal to 50% of the full Yearly Salary then in effect in addition to all payments of salary earned through the date of termination, which shall be immediately due and payable (plus life insurance or disability benefits).

     In  the  event of the termination of Mr. DeStefano's employment pursuant to
(b) or (c) above, he will be entitled only to the compensation earned by him as of the date of such termination (plus life insurance or disability benefits).

     In the event of Mr. DeStefano's termination pursuant to (d) or (e) above, he will be entitled to receive as severance pay, a one time lump sum payment equal to 150% of the full Yearly Salary then in effect, in addition to all payments of salary earned through the date of such termination, which shall be immediately due and payable; provided however, that any severance payment is contingent upon the execution by Mr. DeStefano of a Settlement Agreement and Mutual Release releasing us from any and all obligations under the Executive Employment Agreement.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of our outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of January 8, 2007, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.



   Name  and  Address  of
     Beneficial  Owner              Shares        Percent(1)
-------------------------------   -----------   --------------

Edward R.  DeStefano*               37,506,000        67.0%
5851 San Felipe, Suite 775
Houston, Texas, 77057

Laurus Master Fund, Ltd.(2)(4)      3,675,000(3)      6.6%
P.O. Box 309 GT
Ugland House
George Town
South Church Street
Grand Cayman,
Cayman Islands
-------------------------------   -----------   --------------

All of the officers and            37,506,000        67.0%
directors as a group
    (1 person)


* Mr. DeStefano received 37,500,000 shares of our restricted common stock in December 2004, pursuant to a share exchange, whereby he exchanged 100% of the outstanding shares of Century, for 37,500,000 shares of our common stock. He purchased 6,000 shares of common stock during the fourth quarter of 2006 in a market transaction at the then value of our common stock.

(1) Using 56,010,612 shares of common stock issued and outstanding as of January 8, 2007.


(2) The beneficial owner of Laurus Master Fund, Ltd. is Laurus Capital Management, LLC, a Delaware limited liability company, who manages Laurus Master Fund, Ltd. Eugene Grin and David Grin are the sole members of Laurus Capital Management, LLC.


(3) Laurus currently holds 3,675,000 shares of our Common Stock and has contractually agreed not to hold more than 9.99% of our issued and outstanding Common Stock, unless an event of default occurs or upon providing 75 days prior notice to us. If an event of default occurs or upon 75 days prior notice to us, subject to Laurus' pledge under the December Option, not to exercise any part of the December Option, until (a) the payment in full of all obligations of the Company to Laurus under the Convertible Note and (b) the exercise of the Warrant, unless an event of default occurs and is continuing, Laurus is able to hold an aggregate of 46,735,789 shares of our Common Stock assuming full conversion of the Note, and exercise of the Warrant, Option and December Option. The shares of common stock issuable in connection with the conversion of the Note, the exercise of the Warrant and exercise of the Option and the December Option represent an aggregate of 43,060,789 shares, including 24,193,548 shares representing the full conversion of the Note, 7,258,065 shares representing full exercise of the Warrant, a portion of which we are registering herein, 6,547,784 shares representing the remaining amount of the Option, and 5,061,392 shares representing full exercise of the December Option (which is subject to the limitation above), defined and described in greater detail above under "Description of Business", and not including any shares of our Common Stock for conversion of interest on the Note, or any changes in the Fixed Conversion Price, plus the 3,675,000 shares of common stock which Laurus already holds. Assuming full conversion of the Note and exercise of the Warrant, Option and December Option upon an event of default or upon 75 days prior notice to us (subject to the limitation of exercise of the December Option, described above), Laurus could hold 46,735,789 shares of our common stock, which would represent approximately 47.3% of our then outstanding Common Stock (assuming the issuance of no additional shares of Common Stock other than in connection with the conversion of the Note, Warrant and Option).



(4) In June 2006, Laurus provided us notice of their transfer of their rights underlying the Warrant, Option, December Option and Gulf Coast Warrant to an entity controlled by Laurus, Promethean Industries, Inc. ("Promethean"). For the purposes of the table above, all references to Laurus include the ownership of Promethean.


SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a class of our equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and on representations that no other reports were required, we are of the opinion that William Mason failed to make a Form 4 filing and a
Schedule 13d filing in connection with his ownership of 5,000 shares of our Series A Convertible Preferred Stock, which were converted into 1,100,000 shares of our common stock in December 2005. Based on stockholder filings with the SEC, Edward R. DeStefano and Laurus Master Fund, Ltd.(through Promethean), are currently subject to Section 16(a) filing requirements.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No experts, nor any members of our counsel have an interest in New Century Energy Corp., or any of our subsidiaries.

EXPERTS

     The financial statements of New Century Energy Corp. for the year ended December 31, 2005 have been audited by and have been included in this prospectus in reliance upon the reports of our independent registered public accounting firm Helin, Donovan, Trubee & Wilkinson, LLP, and upon their authority as experts in accounting and auditing.

     The financial statements of New Century Energy Corp. as of December 31, 2004, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended, have been audited by and have been included in this prospectus in reliance upon the reports of our former independent registered public accounting firm Malone & Bailey, PC, and upon their authority as experts in accounting and auditing.

     Ronald A. Lenser, of R.A. Lenser and Associates, Inc. of Houston, Texas (described in greater detail under "Oil and Gas Experts," under "Description of Business"), prepared our estimates of our net proved oil and natural gas reserves as of January 1, 2006 and January 1, 2005, described in greater detail under "Description of Business," below.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Bylaws state that we shall have the power to indemnify any of our directors, officers, employees or agents or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the laws of the State of Colorado.

     Under Title 7, Article 109, of Colorado Business Corporations law, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

     A corporation may indemnify a person for reasonable expenses incurred in connection with any proceeding, made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

     (a)  The  person's  conduct  was  in  good  faith;  and

     (b)  The  person  reasonably  believed:

          (1) In the case of conduct in an official capacity with the corporation, that such conduct was in the corporation's best interests; and

          (2) In all other cases, that such conduct was at least not opposed to the corporation's best interests; and

     (c) In the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful.

     A corporation may not indemnify a director, officer, employee, fiduciary, or agent, unless:

     (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

     A corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

     A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth above.

     Such  determination  shall  be  made  by:

     (a)  The  board  of  directors  by  a  majority  vote;  or

     (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, or

     (c) If a majority of the directors constituting such quorum or such committee so directs, the determination shall be made:

          (1) By independent legal counsel selected by a vote of the board of directors or the committee; or

          (2)  By  the  shareholders.

































                  [Remainder of page left intentionally blank.]

                             DESCRIPTION OF BUSINESS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS:

CERTAIN STATEMENTS IN THIS FORM SB-2, INCLUDING STATEMENTS UNDER DESCRIPTION OF BUSINESS," AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE
MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1934, AS AMENDED, AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (COLLECTIVELY, THE "REFORM ACT"). CERTAIN, BUT NOT NECESSARILY ALL, OF SUCH FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES", "EXPECTS", "MAY", "SHOULD", OR "ANTICIPATES", OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY THAT INVOLVE RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF NEW CENTURY ENERGY CORP. ("NEW CENTURY", THE "COMPANY", "WE", "US" OR "OUR," WHICH REFERENCES INCLUDE THE OPERATIONS OF CENTURY RESOURCES, INC., OUR WHOLLY OWNED SUBSIDIARY ("CENTURY") AND THE OPERATIONS OF GULF COAST OIL CORPORATION, OUR WHOLLY OWNED SUBSIDIARY ("GULF COAST"), UNLESS THE CONTEXT SUGGESTS OTHERWISE) TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.


     Information regarding certain technical oil and gas exploration terms which are used throughout this Form SB-2/A can be found in the section titled "Glossary of Oil and Gas Terms," incorporated by reference hereto as Exhibit 99.1, and investors are encouraged to review such oil and gas terms before reviewing the Description of Business Section of this Form SB-2/A.


HISTORY

     New Century Energy Corp. (the "Company"), was incorporated in Colorado on April 18, 1997 as "Perfection Development Corporation." On September 29, 1998, the Company entered into an agreement pursuant to which it would acquire all of the outstanding capital stock of Vertica Software, Inc., a California corporation ("Vertica California"). On December 31, 1998, Vertica California merged with and into the Company. The Company was the surviving corporation in the merger and the separate corporate existence of Vertica California ceased. Concurrently with the merger, the Company changed its name from Perfection Development Corporation to Vertica Software, Inc. ("Vertica").

     On February 1, 2002, the Company's charter was automatically revoked by the Colorado Secretary of State for failure to file a periodic report. Because of the Colorado statute at that time, once a charter was revoked it could not be renewed and the Company was forced to file new Articles of Incorporation with the Colorado Secretary of State, which it did on December 22, 2003, as Vertica Software, Inc. The Company filed a Statement of Merger with the Colorado
Secretary of State to merge its former Colorado filings as Perfection Development Corporation/Vertica Software, Inc., with its current filings as New Century Energy Corp.

     On January 28, 2004, the Company filed Articles of Amendment to the Company's Articles of Incorporation to authorize 5,000 shares of Series A Convertible Preferred Stock. On June 30, 2004, the Company filed Articles of Amendment to the Company's Articles of Incorporation to amend the Series A Convertible Preferred Stock ("Series A") designation and to authorize 2,000,000 shares of Series B Convertible Preferred Stock ("Series B"). Each share of Series A Preferred Stock is able to vote an amount equal to 300 shares of Common Stock. All shares of preferred stock rank prior to all other stock of the Company, as to payments of dividends and to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. Each share of Series B Preferred Stock is able to vote an amount equal to 2,958 shares of Common Stock. Each share of Series A Preferred Stock can be converted into 300 shares of the Company's Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved. Each share of Series B Preferred Stock can be converted into 98.6 shares of the Company's Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved. As of the date of the filing of this report there are no shares of Series A Preferred Stock outstanding and no shares of Series B Preferred Stock outstanding.

     On September 30, 2004, the Company acquired 100% of the issued and outstanding common stock of Century Resources, Inc., a Delaware Corporation ("Century"), which was originally established for the acquisition, development, production, exploration for, and the sale of oil and natural gas in Texas, in exchange for 37,500,000 newly issued post 1:100 reverse split (described below) shares of the Company's Common Stock, pursuant to an Agreement and Plan of Reorganization whereby Century became a wholly-owned subsidiary of the Company (the "Exchange"). Also on September 30, 2004, the Company affected a 1:100 reverse stock split. Unless otherwise stated, all share amounts in this report on Form SB-2 are provided in post reverse split shares.

     In connection with the Exchange, the Company agreed to transfer all rights to the existing installation of hardware and software used to develop intellectual property, all trademarks, copyrights and marketing materials developed for sales and distribution of such products relating to Internet/Intranet software products and services and an Internet web site for the hazardous material to the Company's wholly owned subsidiary, ERC Solutions, Inc., a Delaware corporation ("ERC"), and changed its business focus to oil and gas exploration and production. On October 26, 2004, in connection with its new business focus, the Company filed Articles of Amendment with the Colorado Secretary of State, to change its name to "New Century Energy Corp." which name change became effective on November 1, 2004.

     In November 2004, the Company filed a Certificate of Correction to the Company's previously filed Articles of Amendment, to correct the number of shares the Company is authorized to issue. As a result of this correction, we had total authorized shares of 120,000,000, of which 100,000,000 were Common Stock, par value $0.001 per share, and 20,000,000 were Preferred Stock, par value $0.001 per share ("Preferred Stock"), prior to the filing of the June 2006 amendment to our Articles of Incorporation described below.

     On June 12, 2006, at a special meeting of shareholders, shareholders holding a majority of our voting shares voted to approve the filing of Articles of Amendment to our Articles of Incorporation to increase our authorized shares of Common Stock to 200,000,000 shares of Common Stock, par value $0.001 per share, and to reauthorize 20,000,000 shares of Preferred Stock, par value $0.001 per share. We filed the Articles of Amendment on June 12, 2006, which Articles of Amendment became effective on June 12, 2006.

DESCRIPTION OF THE COMPANY'S BUSINESS FOCUS

OVERVIEW:

     New Century Energy Corp. is a small independent oil and gas exploration and production company, with daily net production to its working interest of approximately 3.5 million cubic feet of gas per day (Mcfgpd) and 200 barrels of oil per day (Bopd). The Company's proved reserves as of December 31, 2005 were
8.06 billion cubic feet (Bcf) of natural gas and 121,000 barrels of crude oil. The Company's major areas of operations are located in the United States primarily in Matagorda, Wharton and McMullen counties in Texas. During 2005, the Company's proved reserves increased by over 700% due to acquisition and drilling success of new natural gas reserves in the Wishbone Field in McMullen County, Texas, and also from success in an ongoing gas well recompletion program in the Sargent South Field in Matagorda County, Texas. At December 31, 2005, our proved developed reserves comprised 45% of the Company's total proved reserves.

     The Company's estimates of proved reserves and proved undeveloped reserves at December 31, 2005 and 2004, and changes in proved reserves during the last two years are contained in the Supplemental Information on Oil and Gas
Exploration and Production Activities in the Company's 2005 Consolidated Financial Statements included in this Form SB-2/A. Proved reserve estimates were made by R.A. Lenser and Associates, an independent petroleum evaluation and consulting firm, and were prepared in accordance with generally accepted petroleum engineering and evaluation principles in conformity with SEC definitions and guidelines.

     The Company generates revenues, earns income, and derives operating cash flows primarily from the sale of natural gas and crude oil at market prices of those products at the time of sale. Important elements in understanding the Company's future operating performance are trends and uncertainties in natural gas and crude oil prices that may have a material impact on future cash flows. The tightening of the natural gas supply and demand fundamentals has resulted in extremely volatile natural gas prices, which volatility is expected to continue. The Energy Information Administration "EIA" of the U.S. Government projects "[c]ontinued steady world oil demand growth, combined with only modest increase in world spare oil production capacity, and with continuing risks of geopolitical instability, are expected to keep crude oil prices high through 2006. The price of West Texas Intermediate (WTI) crude oil is projected to average $64 per barrel in 2006 and $61 in 2007." (EIA "Short-Term Energy Outlook," March 7, 2006 Release (the "EIA Release"),

     Regarding natural gas prices, the EIA Release states, "[t]he expected average 2006 Henry Hub spot price of $8.11 per mcf is about 10 percent lower than in 2005, but it is expected to move back toward an average of $8.74 in 2007 as demand picks up and the domestic market tightens again." The EIA Release also states that, "[t]otal natural gas demand in 2006 is projected to remain near 2005 levels, then increase by 2.4 percent in 2007."

     With the uncertainties in product prices, and possible changes in sales volumes that may increase or decrease as a result of future operations, these factors can impact cash flow from operating activities in the short and long term. If there are significant changes in crude oil or natural gas prices in 2006 and 2007 beyond those projected by the EIA, this factor may have a material impact on future revenues, income and operating cash flows for the Company.

     The discussion found below describes our activities and operations in more detail.

BUSINESS  STRATEGY  FOR  2006  &  2007

     As part of our corporate strategy, we expect to remain focused in the following operational and project areas:

     1.   remain  focused  in  the  Texas  Gulf  Coast  onshore  region;

     2. acquire properties and proven reserves where we believe additional value can be created through a combination of exploitation, development, exploration drilling and expanding marketing opportunities;

     3. acquire properties that give us a majority working interest and operational control or where we believe we can ultimately obtain it;

     4. maximize the value of our properties by increasing production and reserves while reducing cost through the use of 3D seismic and attribute analysis technologies;

     5. maintain a highly experienced team of operations and exploration consultants using state of the art technology; and

     6. develop drilling prospects and acquire acreage positions over new drilling areas, for future drilling by the Company or farmout to qualified industry partners.

                      2005 FUNDING AND RELATED ACQUISITION AGREEMENTS

JUNE  2005  PURCHASE  AND  SALE  AGREEMENT

     Effective on June 27, 2005, we entered into a Purchase and Sale Agreement with Hanson Resources Company, 4 Star Ventures, L.P., Bastante Mas, Ltd., A.M. Brown Family Limited Partnership, Fletcher Ventures, LLC, William Kimble, Prescio Oil & Gas, LLC, Kaye Thompson, Sierra Vista Ventures, L.P., Linda C.
Barber, B.J. Drehr, Barbara A. Hanson, Kurt M. Hanson, George E. Jochetz III, Karen Smith, John J. Surko, Neil E. Hanson, and BSC Minerals, Ltd. (collectively the "Sellers"). The Sellers were sent payment for the sales price on June 30, 2005. The effective date for ownership of the acquired interests was April 1, 2005. Through the Purchase and Sale Agreement, we acquired certain working interests, overriding royalty interests, and term royalty interests, which together entitle us to a 6.2% working interest and a 5.464% net revenue interest in production from the Lindholm-Hanson Gas Unit and certain other licenses in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas (the "Assets"). We paid the sellers an aggregate of $11,000,000 in cash (generated through the sale of a Secured Convertible Term Note to Laurus Master Fund, Ltd., described in greater detail below) and issued the Sellers an aggregate of 1,320,000 restricted shares of our Common Stock as consideration for the sale of the Assets.

JUNE  2005  LAURUS  FUNDING  TRANSACTIONS

     On June 30, 2005, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus" and the "Closing"), whereby we sold a Secured Convertible Term Note in the principal amount of fifteen million dollars ($15,000,000)(the "Note" or "Convertible Note"), which is convertible into an aggregate of 24,193,548 shares of our Common Stock at a conversion price of $0.62 per share; issued Laurus a warrant to purchase up to 7,258,065 shares of Common Stock at $0.80 per share (the "Warrant"); issued an option to Laurus to purchase up to 10,222,784 shares of our Common Stock

(representing 20% of our outstanding Common Stock on a fully-diluted basis [prior to the issuance of shares in connection with the Purchase and Sale Agreement]), for $0.001 per share (as amended)(the "Option"). We also granted Laurus registration rights to the shares convertible in connection with the Convertible Note and exercisable in connection with the Warrant and Option pursuant to a Registration Rights Agreement.

     In connection with the Closing, we agreed to pay Laurus Capital Management, L.L.C., the manager of Laurus, a fee equal to 3.50% of the aggregate principal amount of the Note, totaling $525,000, and agreed to pay Energy Capital
Solutions, LP $599,000, and granted Energy Capital Solutions, LP 900,000 warrants exercisable at $0.80 per share, with piggyback registration rights in connection with a finders agreement.

SUBSIDIARY  GUARANTY  AGREEMENT  AND  COLLATERAL  ASSIGNMENT  AGREEMENT

     Century Resources, Inc., our wholly owned subsidiary, entered into a Subsidiary Guaranty Agreement at the Closing with Laurus on June 30, 2005, whereby it agreed to guaranty the prompt payment of all amounts, when due, owed to Laurus under the Note and in connection with the Closing. We also entered into a Collateral Assignment Agreement at the Closing, whereby we agreed to assign and to grant a security interest to Laurus in all of our rights and benefits under the Purchase and Sale Agreement. Additionally, at the time of the Closing, we entered into a Master Security Agreement with Laurus, whereby we agreed to grant Laurus a continuing security interest in all of our assets, including without limitation, cash, cash equivalents, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures and other tangible and intangible assets, which we now own or at any time in the future may acquire right, title or interest to.

SECURED  CONVERTIBLE  NOTE


     In connection with the Securities Purchase Agreement, we issued Laurus a three (3) year Secured Convertible Note in the amount of $15,000,000, which was subsequently replaced by an Amended and Restated Secured Convertible Term Note and a Second Amended and Restated Note (the "Convertible Term Note" or the "Note") which bears interest at the prime rate (as published by the Wall Street Journal) plus 2% (currently 10.25%, with the prime rate at 8.25% as of January 3, 2007, the "Contract Rate") per year, and which at no time unless adjusted as described below, shall bear interest at less than 7% per year, which unpaid principal and unpaid accrued interest, if any, is due and payable on June 30, 2008 (the "Maturity Date"). The interest on the Note is payable monthly, in arrears, commencing on September 1, 2005. Additionally, if the Registration Statement covering the shares which the Note and Warrant are convertible into has been declared effective and our Common Stock has traded at least 25% above the "Fixed Conversion Rate," initially $0.62, which is subject to adjustment as described below, for the five trading days immediately preceding the date a monthly interest payment is due, then the Contract Rate is reduced by 1% for each incremental 25% increase in the market price of our Common Stock above the then applicable Fixed Conversion Rate (for example, if our Common Stock has traded at $0.93 for the five trading days preceding a the due date of a monthly interest payment, which amount is 50% above the current Fixed Conversion Rate ($0.62), the Contract Rate will be reduced by an aggregate of two percentage points, one percentage point for each 25% increase that our Common Stock traded above the Fixed Conversion Rate); however, in no event shall the Contract Rate at any time be less than 0%.



     Additionally, we agreed to make payments of the principal amount owing under the Note, as amended, to Laurus on July 1, 2006, and on the first business day of each month thereafter, including the Maturity Date in the amount of $250,000 from July 1, 2006 to December 31, 2006, $100,000 from January 1, 2007 until December 31, 2007, and $250,000 from January 1, 2008 until June 30, 2008, together with any accrued and unpaid interest on such portion of the unpaid portion of the Note (together with any other amounts to be paid, including the Contract Rate, the "Monthly Amount") and to pay Laurus an amount equal to the outstanding principal amount of the Note and any accrued and unpaid interest on the Maturity Date.


     Laurus must convert all or a portion of the Monthly Amount into shares of our Common Stock if: (i) the average closing price of our Common Stock for the five trading days immediately proceeding such payment is greater than or equal to 110% of the Fixed Conversion Price; and (ii) the amount of such conversion does not exceed twenty-five percent of the aggregate dollar trading volume of the Common Stock for the period of twenty-two trading days immediately preceding such payment date; however if (i) is met and (ii) is not, Laurus may convert such amount of the Monthly Amount into shares of our Common Stock that meet (i), above, assuming that such conversion does not cause Laurus to hold more than 9.99% of our then issued and outstanding stock, as described and subject to the conditions listed below. Additionally, no amount of the Monthly Amount may be converted into shares of our Common Stock unless there is an effective Registration Statement covering such shares to be converted or an exemption from registration exists under Rule 144 for such shares, and there is no event of default (as defined below). If (i) above is not met, the Monthly Amount must be payable in cash and we must pay an amount of cash to Laurus equal to 102% of the Monthly Amount.

     We may prepay the Note in cash by giving Laurus a notice of repayment, seven (7) days before such intent to prepay, and by paying Laurus an amount equal to 125% of the outstanding principal amount of the Note during the first year the Note is outstanding, 120% of the outstanding principal amount of the Note during the second year the Note is outstanding, and 115% of the outstanding principal amount of the Note during the period of time between the second anniversary of the Note until the Maturity Date.

     The Note includes a provision whereby Laurus is not entitled to convert any amount of shares which would cause Laurus to become the beneficial owner of more than 9.99% of our outstanding Common Stock, which limitation automatically becomes null and void upon the occurrence and continuance of an event of default, or upon 75 days prior notice to us. In the event that we change our Common Stock into the same or a different number of securities by reclassification or otherwise, Laurus shall have the right to purchase an adjusted number of securities and kind of securities that would have been issuable as a result of such change with respect to the Common Stock (i) immediately prior to or (ii) immediately after, such reclassification, or other change at the sole election of Laurus.

     The Fixed Conversion Price of the Note shall be adjusted automatically in the event that we issue any additional shares of Common Stock as a dividend or any preferred stock; subdivide our outstanding shares of Common Stock; or effect a reverse stock split, by multiplying the exercise price (currently $0.62) by the number of our shares outstanding prior to such event and dividing that number by the number of our shares outstanding after such event. Additionally, if at any time prior to the full conversion or full repayment of the principal amount of the Note, we issue any shares, options, warrants, or other obligations, to anyone other than to Laurus (other than in connection with a company employee incentive stock plan, or to vendors for goods sold and services rendered (not to exceed 1,000,000 shares and not eligible to be sold by the holders of such shares until three years from June 30, 2005)), for consideration per share less than the Fixed Conversion Price, the Fixed Conversion Price shall immediately reset to such lower price.

     Events of default under the Note include our failure to pay amounts due under the Note; breach of any covenants under the Note, if not cured within 15 days; breach of any warranties found in the Note or any other Related Agreement; the occurrence of any default under any agreement, which causes any contingent obligation to become due prior to its stated maturity or to become payable; any change or occurrence likely to have a material adverse effect on the business, assets, liabilities, financial condition, our operations or prospects; our bankruptcy; a judgment against us in excess of $100,000, which has not been vacated, discharged or stayed, within thirty (30) days of the date of entry; our insolvency; a change in control of us; an indictment or other proceedings against us or any executive officer; if we breach any provision of the Securities Purchase Agreement, or any other Related Agreement; if the SEC puts a stop trade order or otherwise suspends our Common Stock from trading for a period of five (5) consecutive days or five (5) days during a period of ten (10) consecutive days; or our failure to deliver the Common Stock to Laurus pursuant to and in the form required by the Note.

     If an event of default were to occur under the Note, Laurus may at its option, demand repayment in full of all obligations and liabilities owed to it by us under the Note, Securities Purchase Agreement and any Related Agreement and may require us to immediately pay 130% of the principal amount outstanding under the Note, plus any accrued and unpaid interest.

COMMON  STOCK  PURCHASE  WARRANT

     We granted Laurus a seven year Common Stock Purchase Warrant ("Warrant") to purchase 7,258,065 shares of our Common Stock at an exercise price of $0.80 per share. The Warrant became immediately exercisable when granted. The Warrant allows Laurus to purchase the shares until 5:00 p.m., June 30, 2012. The Warrant states that Laurus may not exercise the Warrant, if such exercise would cause Laurus to hold more than 9.99% of our outstanding Common Stock, subject to the same limitation as in the Note, as described above.

     We also granted Energy Capital Solutions, LP, 900,000 warrants immediately exercisable at $0.80 per share, under a separate warrant agreement, with piggyback registration rights pursuant to a finder's agreement in connection with the Closing. The Warrant allows Energy Capital Solutions, LP to purchase the shares until 5:00 p.m. CST, June 30, 2008.

OPTION  AGREEMENT

     At the Closing, and in connection with the Securities Purchase Agreement, we granted Laurus an option which vested immediately to purchase up to 10,222,784 shares of our Common Stock at an aggregate exercise price of approximately $10,222.78 (with a per share exercise price of $0.001). Laurus agreed under the Option not to sell any shares of Common Stock issuable upon exercise of the Option until: (a) payment in full of all of our obligations and liabilities to Laurus under the Securities Purchase Agreement, and (b) the exercise of the Warrant by Laurus; provided; however that Laurus may sell all or any portion of the Common Stock issuable upon the Option following an event of default (as defined in the Note, and described under the section titled "Secured Convertible Note," above), or with 75 days notice to us of their intent to convert and hold more than 9.99% of our outstanding Common Stock, subject to Laurus' pledge under the December Option, not to exercise any part of the December Option, until (a) the payment in full of all obligations of the Company to Laurus under the Convertible Note and (b) the exercise of the Warrant, unless an event of default occurs and is continuing. On the day of the Closing, June 30, 2005, Laurus exercised a portion of the Option and received 3,675,000 shares of our Common Stock for an aggregate of $3,675, leaving an option to purchase 6,547,784 shares of our Common Stock for $6,547.78.

     Under the Option, if we effect a reorganization, consolidation, merger or dissolution, Laurus has the right to receive the amount of stock or other property (including cash) which Laurus would have been entitled, if Laurus had exercised the Option in full immediately prior to the reorganization, consolidation, merger or dissolution, and the Option shall continue to be binding upon such issuer and/or the person acquiring substantially all of our properties and/or assets. Additionally, under the Option, in the event that we issue additional shares of Common Stock as a dividend or other distribution on Common Stock or preferred stock, subdivide our outstanding shares of Common Stock, or combine our outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of shares that Laurus shall receive in connection with the exercise of the Option shall be increased or decreased by multiplying the number of shares of Common Stock that would be issuable prior to such event by the amount of our issued and outstanding Common Stock outstanding after such event and dividing that number by the issued and outstanding shares of Common Stock issued and outstanding immediately prior to such event. Laurus is not able to exercise the Option, if such exercise shall cause it to hold in excess of 9.99% of our issued and outstanding Common Stock, subject to the same limitation as in the Note and Warrant, as described above.

REGISTRATION  RIGHTS  AGREEMENT


     We gave Laurus registration rights to the shares issuable to Laurus in connection with the Note, Warrant and Option, pursuant to a Registration Rights Agreement. The Registration Rights Agreement provided for us to file a Registration Statement with the Securities and Exchange Commission within 30 days of the Closing; however, we were able to obtain a one week extension from Laurus, and as a result, the filing of our original Registration Statement past the 30 day deadline did not cause an event of default to occur. Additionally, under the Registration Rights Agreement, we agreed to give our best efforts to obtain effectiveness of our Registration Statement within 120 days of the Closing. We along with Laurus eventually decided to withdraw our original
Registration Statement and as a result, the 120 day period to obtain effectiveness was amended pursuant to the Amendment Agreements, described below. As a result of the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Seventh Amendment agreements with Laurus, described below, the date by which we now are required to obtain effectiveness of this Registration Statement by under the Registration Rights Agreement is April 16, 2007.


     If we do not obtain effectiveness of this Registration Statement by April 16, 2007; such Registration Statement ceases to be effective for more than 30 days or more than 20 consecutive days during the 365 day period following the effectiveness of the Registration Statement; or our Common Stock is not listed or quoted, or is suspended from trading for a period of three days, which we have been unable to cure within 30 days of notice thereof, we agreed to pay Laurus, as liquidated damages, an amount in cash equal to 0.0005 multiplied by the original amount of the Note, equal to $7,500, per day that such event listed above exceeds the time period given.


     While we originally provided Laurus Registration Rights to the shares which the Note was convertible into and the shares underlying the Warrant and Options, we and Laurus later agreed to register only the shares of common stock underlying the Warrant pursuant to the Eighth Amendment (described below), which has since been rescinded in its entirety. As such, we are still obligated to register all of the shares of common stock issuable to Laurus in connection with the conversion of the Note and the exercise of the Option and Warrant, of which only a portion is being registered herein.


FIRST  AMENDMENT  TO  THE  NOTE,  WARRANT  AND  OPTION

     On July 25, 2005, we entered into the "First Amendment to the Note, Warrant and Option," with Laurus (the "First Amendment"), which First Amendment was consented and agreed to by Century with an effective date of June 30, 2005, whereby we modified the terms of the Note, Warrant and Option (as described and defined below) to adjust the limitation on the amount of our outstanding shares which Laurus is able to hold at any one time from 4.99% of our issued an outstanding stock (under the original provisions of the Note, Warrant and Option) to 9.99% of our issued and outstanding stock, to change the exercise price of the Option from an aggregate of $1.00 for 10,222,784 shares of our common stock (under the Options original terms) to $0.001 per share, and to clarify that Laurus is not able to sell any shares held in connection with the Option until both (a) payment in full of all of the obligations and liabilities of us to Laurus under the Securities Purchase Agreement and the Note have been paid in full and (b) the exercise of the Warrant by Laurus (unless an event of default occurs and continues to occur as described in greater detail above). The discussions of the Note, Warrant and Option found throughout this Form SB-2/A take into account the changes to the Note, Warrant and Option, which were made in connection with the First Amendment.

PURCHASE  AND  SALE  AGREEMENT  DATED  SEPTEMBER  2,  2005

     Effective September 2, 2005, we entered into a Purchase and Sale Agreement with Pat Baker, D/B/A Baker Exploration Company; The Sebastian Revocable Trust; George R. Smith Revocable Trust; and George Smith Family Limited Partnership,

D/B/A GSTX Limited Partnership, collectively the "September Sellers." Pursuant to this Purchase and Sale Agreement, we agreed to purchase certain interests in leases that have been pooled into the Lindholm-Hanson Gas Unit together with interests in certain contiguous leases, for an aggregate of $8,750,000. The interests purchased totaled a 7.25 percent working interest and a 5.4375 percent net revenue interest in the leases.

     We closed the purchase on September 19, 2005, with funds obtained through the sale of a Secured Term Note to Laurus (as described below under "September
19,  2005  Closing  with  Laurus,"  the  "Purchase  and  Sale  Closing").

     The effective date of the sale of the September Sellers' interests was July 1, 2005. At the Purchase and Sale Closing, the September Sellers paid us the aggregate amount of the proceeds actually received by September Sellers and attributable to production during the period between the Effective Date and the Purchase and Sale Closing (the "Adjustment Period") of (i) the proceeds from the sale of oil, gas and hydrocarbons net of gathering processing and transportation costs, and all production, severance, sales or excise and similar taxes not reimbursed to September Sellers by the purchaser of production, and (ii) other proceeds earned with respect to the purchased leases during the Adjustment Period. Additionally, the September Sellers paid us an amount equal to all costs attributable to the ownership and operation of the purchased leases which are paid by the September Sellers and incurred at or after the Effective Date and agreed to pay us all ad valorem taxes prorated to the September Sellers and assumed by us.

     Additionally, under the Purchase and Sale Agreement, we agreed to assume all duties and obligations of the September Sellers, express and implied, with respect to the purchased interests, including those arising under any lease, contract, agreement, document, permit, applicable law, statute or rule, regulation, or order of any governmental authority and defend, indemnify and hold the September Sellers harmless from and pay or reimburse the September Sellers for any and all claims in connection with the duties and obligations of the September Sellers in connection with the ownership of the interests, before or after the Effective Date, except (a) to the extent any such claim has been asserted against the September Sellers prior to the Effective Date, (b) as set forth in the Purchase and Sale Agreement, or (c) any claim is expressly assumed by the September Sellers.

     We also agreed to defend, indemnify and hold the September Sellers harmless from and pay or reimburse the September Sellers for any and all claims for damage to the environment, environmental cleanup, remediation or compliance, or for any other relief, arising directly or indirectly from or incident to the use, occupation, operation, maintenance or abandonment of any of the interests, or condition of the interests, whether latent or patent, including without limitation, contamination of the property or premises with Naturally Occurring Radioactive Materials (NORM), whether such claim was caused by the September Sellers' negligence or strict liability, whether in law or equity; excluding the September Sellers, the September Sellers' agents, employees or contractors gross negligence or willful misconduct.

     The Purchase and Sale Agreement called for certain assets to be excluded from the sale of the leases including:

     A) All minute books, tax returns, partnership documents of the September Sellers and their business records not related to the purchased interests;

     B) All records that were (i) proprietary in nature, (ii) covered by the attorney-client privilege or work product doctrine, (iii) not readily severable from the September Sellers' general records, or (iv) required by applicable law to be retained by the September Sellers;

     C) All rights and claims arising, occurring, or existing in the September Sellers prior to the Effective Date including, but not limited to, any and all contract rights, claims, penalties, receivables, revenues, recoupment rights, rights for reimbursement, audit rights, recovery rights (excepting gas imbalances), accounting adjustments, mispayments, erroneous payments or other claims of any nature relating solely to any time period prior to the Effective Date; and

     D) Any claims, rights and interests to the September Sellers or any of the September Sellers' affiliates in and to any refunds of taxes or fees of any nature whatsoever which relate solely to and arise out of the period prior to the Effective Date.

     We obtained the $8,750,000 in funding required for the purchase of the interests covered by the Purchase and Sale Agreement through the sale of a Secured Term Note to Laurus, as described below under "September 19, 2005
Closing  with  Laurus."

SEPTEMBER  19,  2005,  CLOSING  WITH  LAURUS


     On September 19, 2005, we entered into a Securities Purchase Agreement with Laurus (the "September 2005 SPA"), pursuant to which we sold Laurus a Secured Term Note in the amount of $9,500,000 (the "Term Note"). We also entered into a Reaffirmation and Ratification Agreement with Laurus in connection with the September 19, 2005 Securities Purchase Agreement and Term Note. The interest rate of the Term Note is twenty percent (20%) per year, based on a 360 day year, payable monthly in arrears, with the first interest payment due on November 1, 2005. The Term Note was amended by our entry into the Amended and Restated Term Note (the "Amended Term Note") as described below on March 30, 2006, to provide for the interest and principal on the Amended Term Note, to be payable to Laurus by way of a production payment equal to 80% of the gross proceeds generated by our 7.5% interest in the Lindholm-Hanson Gas Unit, which we purchased pursuant to the September 2005 Purchase and Sale Agreement, described above (the "Production Payment") and later in December 2006, by our entry into the Second Amended and Restated Term Note, in which we agreed to pay Laurus the greater of
(a) the Production Payment and (b) the monthly interest payment then due (the "Second Restated Term Note"). Additionally, the due date of the Amended Term Note was changed from March 19, 2006 until January 2, 2007, pursuant to the Amended Term Note, and to July 2, 2007 pursuant to the Second Amended Term Note.


     In connection with the September 19, 2005 closing, we and Century Resources, Inc., entered into a Reaffirmation and Ratification Agreement with Laurus, whereby we agreed to ratify and confirm the terms of the original
Closing documents and Related Documents, the September 19, 2005 closing documents; the events of default under the June and September 2005 closing documents; the grants of security interests to Laurus in connection with the June and September 2005 closings; and we agreed to release Laurus, and Laurus' employees, agents, representatives, consultants, attorney's, fiduciaries, officers, directors, partners, predecessors, successors and assigns, from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, for or because of any matter or things done, omitted or suffered to be done by any of the above, prior to and including the date of execution of the Reaffirmation and Ratification Agreement, the June 2005 agreements and the September 2005 agreements.

     In connection with the Term Note, we entered into three Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Productions with Laurus (the "Mortgage"), whereby we agreed to grant Eugene Grin, as trustee for Laurus ("Trustee"), a security interest in, among other things, our oil and gas properties, production and proceeds, to secure the June 2005 Note; the Term

Note; payment and performance of any and all present and future obligations; and sums advanced as expenses or costs included on behalf of us and any and all additional debts, obligations and liabilities of every kind and character existing in connection with the Term Note or the June 2005 Note.

NOVEMBER  2005  PURCHASE  AND  SALE  AGREEMENT

     On November 1, 2005, we entered into a Purchase and Sale Agreement ("November 2005 Purchase and Sale Agreement") with Mr. Gerald W. Green, the "Seller." Pursuant to the November 2005 Purchase and Sale Agreement, we agreed to purchase certain interests in and to certain oil and gas leases which are located within and adjacent to the Lindholm-Hanson Gas Unit in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas (the "Unit"), for $1,890,000. The interests purchased total a 1.75% working interest and a 1.3125% net revenue interest in the leases (the "November 2005 Interest").

     The effective date of the sale of the Seller's November 2005 Interest was October 1, 2005. The closing date for the purchase was November 22, 2005, but was subsequently extended to January 3, 2006, through an Amendment to Purchase and Sale Agreement dated November 2, 2005. The November 2005 Purchase and Sale Amendment also provided that we would equally share the net revenue of the November 2005 Interest with the Seller for the month of October 2005; provided that we would wire Seller a deposit in the amount of 10% of the purchase price of the November 2005 Interest at the time of closing; that we will be responsible for all Approval for Expenditures ("AFE") on the new proposed Lindholm-Hanson #9 well, which is planned to spud (begin drilling) within thirty days of the date of the amendment; that any monies paid by Seller in connection with the #9 well prior to October 1, 2005, will be repaid to Seller by us; that we will be responsible for all AFE charges from the date of the November 2005 Purchase and Sale Amendment for the workover on the #4 well; and that Seller shall be refunded for all unused and prepaid expenses with U.S. Enercorp, Ltd. for drilling the #11 and Fee #1 wells.

     Additionally, under the November 2005 Purchase and Sale Agreement, we agreed to assume all duties and obligations of the Seller, express and implied, with respect to the purchased November 2005 Interest, including those arising under any lease, contract, agreement, document, permit, applicable law, statute or rule, regulation, or order of any governmental authority and defend, indemnify and hold Seller harmless from and pay or reimburse Seller for any and all claims in connection with the duties and obligations of Seller in connection with the ownership of the November 2005 Interest, before or after the effective date, except (a) to the extent any such claim has been asserted against Seller prior to the effective date, (b) as set forth in the November 2005 Purchase and Sale Agreement, or (c) any claim that is expressly assumed by Seller.

     We also agreed to defend, indemnify and hold Seller harmless from and pay or reimburse Seller for any and all claims for damage to the environment, environmental cleanup, remediation or compliance, or for any other relief, arising directly or indirectly from or incident to the use, occupation, operation, maintenance or abandonment of any of the November 2005 Interest, or condition of the November 2005 Interest, whether latent or patent, including without limitation, contamination of the property or premises with Naturally

Occurring Radioactive Materials ("NORM"), whether such claim was caused by Seller's negligence or strict liability, whether in law or equity, excluding Seller, Seller's agents, employees or contractors gross negligence or willful misconduct.

     The November 2005 Purchase and Sale Agreement called for certain assets to be excluded from the sale of the leases including:

     A) All minute books, tax returns, partnership documents of Seller and their business records not related to the purchased interests;

     B) All records that were (i) proprietary in nature, (ii) covered by the attorney-client privilege or work product doctrine, (iii) not readily severable from Seller's general records, or (iv) required by applicable law to be retained by Seller;

     C) All rights and claims arising, occurring, or existing in Seller prior to the effective date including, but not limited to, any and all contract rights, claims penalties, receivables, revenues, recoupment rights, rights of reimbursement, audit rights, recovery rights (excepting gas imbalances), accounting adjustments, mispayments, erroneous payments or other claims of any nature relating solely to any time period prior to the effective date; and

     D) Any claims, rights and interests of Seller or any of Seller's affiliates in and to any refunds of taxes or fees of any nature whatsoever which relate solely to and arise out of the period prior to effective date.

     All  production  of  oil,  gas  and  other  minerals from the November 2005
Interest prior to the effective date and all proceeds from the sale of such production remained the property of the Seller under the November 2005 Purchase and Sale Agreement. All such production upon and after the effective date and all proceeds from the sale thereof (other than one-half the net revenue interest from the November 2005 Interest granted to Seller pursuant to the November 2005 Purchase and Sale Amendment) will be our property. We assumed all rights and/or liabilities of Seller arising from any gas imbalances affecting the November 2005 Interest as of the effective date and thereafter.

     On January 3, 2006, we closed the November 2005 Purchase and Sale Agreement. At the closing and in accordance with the provisions of the November 2005 Purchase and Sale Agreement, the Seller paid us the proceeds actually received by the Seller and attributable to production during the period between the effective date and the closing. At the time of closing, we reimbursed the Seller approximately $154,750 for drilling and development costs assumed by us and attributable to the ownership and operation of the purchased leases which were paid by Seller and incurred at or after the effective date.

SECOND  AMENDMENT  AGREEMENT  WITH  LAURUS

     On December 14, 2005, we entered into a Second Amendment Agreement (the "Second Amendment"), with Laurus which amended certain provisions to the

Registration Rights Agreement entered into between us and Laurus on June 30, 2005; the June 30, 2005 Securities Purchase Agreement between us and Laurus (the "June 2005 SPA"); and the September 19, 2005 Securities Purchase Agreement between us and Laurus (the "September 2005 SPA").

     The Second Amendment amended the date which we were required to obtain effectiveness of our original Registration Statement by (which Registration Statement was later withdrawn), from December 12, 2005 to January 31, 2006 without being in default of the Registration Rights Agreement.

     Additionally, the Second Amendment also revised both the June 2005 SPA and the September 2005 SPA (the "SPA's") to exclude the timely filing of certain of the reports we were required to file with the Commission from the covenants we agreed to under the SPA's.

     The reports which Laurus agreed under the Second Amendment were no longer required to be filed on a timely basis included:

     (i) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 (the "Quarterly Report");

     (ii) The Company's required Report on Form 8-K regarding the Company's default of the June 2005 SPA and the September 2005 SPA, in each case, based upon the Company's failure to file the Quarterly Report referenced in (i), and the default occurring prior to December 14, 2005 under the Registration Rights Agreement as a result of the Company's failure to obtain effectiveness of its Registration Statement by the then applicable effectiveness date, which would have been required to be filed by us but for our entry into the Second Amendment; and

     (iii) The Company's amended Reports on Form 8-K relating to its September 2005 and November 2005 acquisitions in the Lindholm-Hanson Gas Unit, which were required to be filed by us in connection with the filing of its audited financial statements and pro forma information regarding such acquisitions.

THIRD  AMENDMENT  AGREEMENT  WITH  LAURUS

     On December 30, 2005, we entered into a Third Amendment Agreement ("Third Amendment") to extend the date we were required to file a Registration Statement covering the securities issuable to Laurus, and obtain effectiveness of such Registration Statement, an Amended and Restated Secured Convertible Term Note ("Restated Note," described in greater detail below) and an Option (the "December Option"). The December Option, provides Laurus the right to purchase up to 5,061,392 shares of our common stock at $0.001 per share, representing ten percent (10%) of our fully diluted issued and outstanding shares of Common Stock prior to the date of the June 2005 SPA (June 30, 2005). Laurus agreed under the December Option not to exercise any rights under the December Option until: (a) payment in full of all of the obligations and liabilities of the Company to

Laurus under the June 2005 SPA and Restated Note have been paid in full and (b) the exercise of the Warrant by Laurus, provided however that Laurus may sell all or any portion of the Common Stock issuable upon the December Option following an event of default (as defined in the Amended Note).

     As a result of the December Option, Laurus has the right to convert the Restated Note, and exercise the Warrant, June 2005 Option and December Option into an aggregate of approximately 46,735,789 shares of our common stock (assuming the full conversion of the Amended Note, Warrant, June Option and December Option and without taking into account any conversion for interest) which would constitute approximately 45.9% of the Company's then outstanding common stock (assuming the issuance of no additional shares of common stock other than in connection with the conversion of the Restated Note, and exercise of the Warrant, June Option and December Option); however, Laurus has contractually agreed not to hold more than 9.99% of the Company's issued and outstanding common stock, unless an event of default occurs or upon 75 days prior notice to the Company.

     In connection with the Third Amendment, we also entered into the Restated Note, which replaced and superseded the Convertible Note, and which had an effective date of June 30, 2005, the date of the original Convertible Note. The Restated Note also included a provision which provided that the events of default set forth in the Restated Note are subject to the express waiver of certain events of default by Laurus in favor of the Company as provided in the Amendment and the Second Amendment entered into with Laurus on November 3, 2005 and December 14, 2005. The Restated Note provided that such events of default expressly waived pursuant to the First Amendment and the Second Amendment shall remain waived in accordance with the express terms of the First Amendment and the Second and shall not be deemed to constitute events of default for purposes of the Restated Note, the June 2005 SPA or related agreements, the September 2005 SPA and/or related agreements.

     Additionally, under the Restated Note, Laurus agreed to amend the date on which we were required to begin making payments of principal under the original Convertible Note from January 1, 2006, until July 1, 2006, in consideration for us entering into the Restated Note, the December Option and the Third Amendment.

     The payments of principal under the Restated Note are due monthly at the rate of $250,000 per month, until June 30, 2008, the maturity date of the Restated Note (the "Maturity Date"). On the Maturity Date, the $9,000,000 remaining outstanding under the Restated Note (assuming Laurus does not convert any principal amount of the Restated Note into shares of our common stock), plus any accrued and unpaid interest will be due and payable.

AMENDED  AND  RESTATED  SECURED  TERM  NOTE


     On or about March 30, 2006, with an effective date of September 19, 2005, we entered into the Amended and Restated Secured Term Note (the "Amended Term Note") with Laurus. Pursuant to the Amended Term Note, the maturity date of the September 2005 Secured Term Note ("Term Note") with Laurus was extended to January 2, 2007 (which has subsequently been extended to July 2, 2007, pursuant to the Second Restated Term Note). Additionally, a section was added to the Amended Term Note which provided for the Amended Term Note to be repaid by way of a production payment on certain of our oil and gas property (described below). The interest rate of the Term Note, which rate was not changed by the Amended Term Note, is twenty percent (20%) per year, based on a 360 day year, payable monthly in arrears.



     The Amended Term Note provides for the payment of amortizing payments ("Amortizing Payments") of principal and interest due under the Amended Term Note equal to eighty percent (80%) of the gross proceeds paid to us in respect of oil, gas and/or other hydrocarbon production arising from our 7.25% working interest in the Wishbone Field in the Lindholm-Hanson Gas Unit, located in McMullen County, Texas, purchased by us pursuant to the Purchase and Sale Agreement dated September 2, 2005 (the "September Interests" and the "Production Payments"). Pursuant to the Amended Term Note, each such Amortizing Payment shall be made by us to Laurus not later than five (5) days following the date on which we receive the Production Payment, commencing with all Production Payments received by us after March 1, 2006, with respect to the production month of January 2006 and each month thereafter. Our payment of the Amortizing Payments to Laurus will be in lieu of the monthly payments of interest accruing under the Term Note, which we had previously been making since November 1, 2005. The Second Restated Term Note, described below, added a provision, whereby we would be obligated to pay Laurus an amount each month equal to the greater of (a) the amount owing to Laurus in connection with the monthly Amortizing Payment and (b) the total amount of interest due under the Term Note.


                         APRIL 2006 GULF COAST TRANSACTIONS

     On April 26, 2006, our then newly formed wholly owned subsidiary, Gulf Coast Oil Corporation, a Delaware corporation ("Gulf Coast"), entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (the "Purchase Agreement" and "Laurus"), whereby Gulf Coast sold Laurus a Secured Term Note in the amount of $40,000,000 (the "Gulf Coast Note") and a Common Stock Purchase Warrant to purchase up to 49% of the shares of common stock of Gulf Coast (the "Gulf Coast Warrant") at $0.001 per share. In connection with the Purchase Agreement, Gulf Coast also entered into a Guaranty with Laurus (the "Gulf Coast Guaranty"); a Mortgage Deed of Trust, Security Agreement, Financing Statement and Assignment of Production; a Master Security Agreement; a Collateral Assignment; and a letter agreement relating to a Shareholders Agreement to be entered into between Laurus and Gulf Coast following Laurus' exercise of the Gulf Coast Warrant. In connection with Gulf Coast's entry into the Securities Purchase Agreement, we and Century Resources, Inc., our wholly owned Delaware subsidiary ("Century") entered into a Guaranty with Laurus (the "New Century

Guaranty"); we and Century entered into an Amended and Restated Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in favor of Laurus; and we entered into a Stock Pledge Agreement with Laurus.

GULF  COAST  NOTE


     In connection with the Purchase Agreement, Gulf Coast issued Laurus a three
(3) year Secured Term Note in the amount of $40,000,000 (the "Gulf Coast Note") which bears interest at the prime rate (as published by the Wall Street Journal) plus 2% (currently 10.25%, with the prime rate at 8.25% as of January 3, 2007) per year, and which at no time shall bear interest at less than 8% per year, which unpaid principal and unpaid accrued interest, if any, shall be due and payable on October 28, 2009 (the "Maturity Date"). The interest on the Gulf Coast Note shall be payable monthly, in arrears, commencing on July 1, 2006. Additionally, amortizing payments of the principal amount due under the Gulf Coast Note are due July 1, 2006, and each succeeding month thereafter including the Maturity Date (each an "Amortization Amount"). As long as no Event of Default, as defined below, has occurred under the Gulf Coast Note, interest on the Gulf Coast Note shall only be payable as a component of the Amortization Amount, unless such Amortization Amount is less than $150,000 for any month, as described below.


     The  Gulf  Coast Note was replaced by the Amended and Restated Secured Term
Note in connection with Gulf Coast's entry into the June 2006 Purchase Agreement with Laurus (described in greater detail below) (collectively the "Gulf Coast Note"). The amendment to the Gulf Coast Note, amended the monthly Amortization Amount which was to be paid under the Gulf Coast Note, from 80% of the gross proceeds paid to Gulf Coast in connection with all of Gulf Coast's oil, gas and/or other hydrocarbon production, to .875 times 80% of such production, to allow for the remaining 12.5% of 80% of Gulf Coast's production to be paid to Laurus in connection with Amortization Amounts due on the June 2006 Gulf Coast Note, as described and defined below. The amendment also provided that any event of default or failure to pay the June 2006 Gulf Coast Note, would be treated as an event of Default under the Gulf Coast Note. All references to the Gulf Coast Note contained in this filing have been revised to reflect the changes affected by the Amended and Restated Secured Term Note.

     Each monthly Amortization Amount will be equal to the product of (a) .875 and (b) eighty percent (80%) of the gross proceeds paid to Gulf Coast in respect of all oil, gas and/or other hydrocarbon production in which Gulf Coast has an interest less (i) the reasonable ordinary day to day expenses associated with Gulf Coast's operation of the leases, wells and equipment, including fuel, materials, labor, maintenance, routine production equipment replacement, repairs, routine workover costs to maintain production from an existing completed well, royalty, severance tax and ad valorem tax, in each case using accounting practices and procedures ordinary and customary in the oil and gas industry and (ii) Gulf Coast's reasonable estimate of its federal tax (including federal income tax) liability (after taking into account all applicable deductions, depletion and credits), all of which, in each case, shall be subject to Laurus' approval, which approval shall be provided in the exercise of Laurus' reasonable discretion based on such supporting documentation from Gulf Coast as

Laurus shall request (the "Net Revenue"). Provided, however, that each Amortization Amount shall be equal to one hundred (100%) of Net Revenue, upon the occurrence and during the continuance of an Event of Default under the Gulf Coast Note as described below.

     "Events of Default" under the Gulf Coast Note include: Gulf Coast's failure to pay any amount due under the Gulf Coast Note, as amended, or the June 2006 Gulf Coast Note (defined below); our failure to pay any amount due to Laurus under our June 30, 2005, Convertible Secured Term Note, as amended and/or our September 19, 2005, Secured Term Note, as amended, and such failure continues for a period of three (3) days; Gulf Coast's breach of any covenant or any other term of the Gulf Coast Note in any material respect, which if subject to cure, continues for a period of fifteen (15) days, without being cured; Gulf Coast's or our breach of any representation, warranty or statement made to Laurus in connection with any transaction contemplated by the Gulf Coast Note, or any of the other agreements entered into between Gulf Coast, Century and us in connection with the Gulf Coast Note; a default under any other agreement between us and Laurus beyond the grace period, if any; any change or occurrence which could reasonably be expected to have a material adverse effect on Gulf Coast's or our ability to repay the Gulf Coast Note; Gulf Coast's or our bankruptcy or insolvency; if Gulf Coast or we have a judgment levied against either of us in an amount greater than $100,000; a change in control of Gulf Coast, whereby any person or group shall become the beneficial owner of 35% or more of Gulf Coast's voting equity interests or if the Board of Directors of Gulf Coast ceases to consist of a majority of Gulf Coast's Board of Directors on the date the Gulf Coast Note was granted, unless Laurus consents in writing to such change; or if Gulf Coast merges with, consolidates with or sells all or substantially all of its assets to any other person or entity; and/or if an indictment is brought or threatened against Gulf Coast, us or any of our or Gulf Coast's executive officers under any criminal statute or civil statue whereby the penalty associated with such indictment could result in the forfeiture of any property of Gulf Coast or us.

     Following the occurrence of and during the continuance of an Event of Default, Gulf Coast is required to pay additional interest on the Gulf Coast Note to Laurus in an amount equal to two percent (2%) per month, and all outstanding obligations under the Gulf Coast Note, the April 2006 Securities Purchase Agreement and each other Related Agreement (as defined in the April 2006 Securities Purchase Agreement), including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived. Additionally, following the occurrence of and during the continuance of an Event of Default, Laurus may, at its option, demand immediate repayment in full of all obligations and liabilities owing by Gulf Coast to Laurus under the Gulf Coast Notes, the April 2006 and June 2006 Purchase Agreements and/or any other Related Agreement, to require Gulf Coast to make a default payment equal to 130% of the outstanding principal amount of the April 2006 and June 2006 Gulf Coast Notes, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.

     In the event the Amortization Amount payable to Laurus during any month is less than $150,000, then Gulf Coast is required to make a cash payment to Laurus in an amount equal to the difference between $150,000 and the then applicable Amortization Amount.

     Gulf Coast used $33,000,000 of the funds received through the sale of the Gulf Coast Note to purchase the Manti property as described below; $1,400,000, representing 3.5% of the Gulf Coast Note, to Laurus Capital Management, LLC ("LCM"), as a management fee, as well as an additional $24,705 in due diligence and documentation fees to LCM; $75,295 to Laurus' attorneys for legal and escrow agent fees; with the remaining $5,500,000 to be used by Gulf Coast for future drilling expenses.

GULF  COAST  WARRANT

     The Gulf Coast Warrant provides Laurus the right to purchase up to 961 shares of Gulf Coast's common stock, representing 49% of Gulf Coast's then issued and outstanding common stock at an exercise price of $0.001 per share, which warrants are exercisable by Laurus after all amounts owed to Laurus by Gulf Coast have been repaid in full. Pursuant to the Gulf Coast Warrant, we agreed to provide Laurus with registration rights to the shares issuable in connection with the Gulf Coast Warrant, if Gulf Coast ever affects an initial public offering of its securities and/or if its securities become publicly traded.

GUARANTIES

     In connection with the Purchase Agreement, Gulf Coast entered into a Guaranty, whereby it agreed to guaranty all of our obligations and liabilities owed to Laurus in connection with the June 30, 2005 and September 19, 2005, Securities Purchase Agreements (the "2005 Purchase Agreements"), and any obligations and/or liabilities owed to Laurus pursuant to any agreements entered into in connection with the 2005 Purchase Agreements.

     Additionally, in connection with the Purchase Agreement, we and Century, entered into a Guaranty, whereby we agreed to guaranty all of Gulf Coast's obligations and liabilities owed to Laurus in connection with the Purchase Agreement, and any obligations and/or liabilities owed to Laurus pursuant to any agreements entered into in connection with the Purchase Agreement (the "New Century/Century Resources Guaranty").

     As a result of the Gulf Coast Guaranty and the New Century/Century Resources Guaranty, Gulf Coast, Century and we will remain liable for the obligations of the other parties until all indebtedness is repaid to Laurus by Gulf Coast, New Century and Century, under the various secured term notes and related agreements entered into and/or made by Gulf Coast, New Century and/or Century in favor of Laurus.

RELATED  AGREEMENTS

     Gulf Coast also entered into the following agreements in connection with the Purchase Agreement:

     o a Collateral Assignment with Manti (defined below) and Laurus, whereby Gulf Coast authorized Manti, upon notice by Laurus, to pay any amounts owed to Gulf Coast pursuant to the Asset Purchase Agreement among Gulf Coast and Manti directly to Laurus to secure amounts owed to Laurus under the Gulf Coast Note;

     o a Master Security Agreement, by and among Gulf Coast, Century, and us in favor of Laurus, whereby we, Century and Gulf Coast granted Laurus a continuing blanket security interest in all of Gulf Coast's, Century's and our assets, including all of Gulf Coast's, Century's and our cash and cash equivalents, all rights to oil and gas leases and contracts purchased in connection with the Asset Purchase Agreement, and/or other oil and gas interests or contracts obtained by Gulf
          Coast, Century and us in the future, all property, hydrocarbons, operating equipment and well data, to secure the repayment of the Gulf Coast Note and all other obligations and liabilities owing to Laurus pursuant to the other agreements entered into in connection with the Purchase Agreement, the 2005 Purchase Agreements and all other agreements entered into in connection with the 2005 Purchase Agreements;

     o a letter agreement regarding a Shareholders Agreement to be entered into with Laurus, whereby we agreed that upon Laurus' exercise of the Gulf Coast Warrant, we and Gulf Coast would negotiate with Laurus in good faith the terms and conditions of a shareholders agreement. Additionally, Gulf Coast and we agreed that following the exercise of Laurus' Gulf Coast Warrant, Gulf Coast will pay dividends in connection with the Net Revenue received by Gulf Coast to Laurus and us in proportion to our then ownership interests in Gulf Coast. Additionally, Gulf Coast agreed that after Laurus' exercise of the Gulf Coast Warrant, it would not take certain corporate actions, without the prior written approval of Laurus, including, but not limited to, declaring or paying any dividends; selling or disposing of any assets or property, entering into any transactions, other than in the ordinary course of business; entering into any mortgage, lien or encumbrances; entering into any agreements with third parties; and/or issuing or selling any capital stock, warrants or convertible securities; and

     o a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in favor of Laurus, which provided Laurus a mortgage and security interest over the interests purchased by Gulf Coast pursuant to the Asset Purchase Agreement.

     Additionally, we entered into a Stock Pledge Agreement with Laurus, whereby we pledged all of the outstanding shares of Gulf Coast's common stock to Laurus, pursuant to our Guaranty of Gulf Coast's indebtedness to Laurus, as described above under "Guaranties," to secure our, Century's and Gulf Coast's full and punctual payment and performance of its obligations and liabilities owed to Laurus. As a result, if any event of default occurs under the Stock Pledge Agreement, including but not limited to the Events of Default as defined above under the description of the Gulf Coast Note, Laurus may take ownership of and/or sell all of the outstanding shares of Gulf Coast.

     We also entered into a Reaffirmation, Ratification and Amendment Agreement, whereby we and Century agreed to reaffirm our outstanding obligations and liabilities owed to Laurus in connection with the 2005 Purchase Agreements and agreements entered into in connection with the 2005 Purchase Agreements, as well as the Guaranty we issued to Laurus in connection with the repayment of the Gulf Coast obligations, as described above under "Guaranties."

     Pursuant to the Reaffirmation, Ratification and Amendment Agreement, simultaneously with Gulf Coast's receipt of accrued production revenue paid to Gulf Coast at the closing of the Asset Purchase Agreement, for the period from December 1, 2005, the effective date of the Asset Purchase Agreement, described below under Item 2.01, to May 1, 2006, we made a mandatory prepayment against the outstanding balance of our September 2005 Note in an amount equal to eighty percent (80%) of the net accrued production revenue or $2,565,386. We paid this amount to Laurus on May 1, 2006 as partial payment of the $9,500,000 September 30, 2005, Secured Term Note, as amended, which Secured Term Note had an approximate remaining balance of $7,034,614 as of May 1, 2006, not including any accrued or unpaid interest.

     We and Century also entered into an Amended and Restated Mortgage, Deed of Trust, Security Agreement, Financing State and Assignment of Production, which amended our June 30, 2005, Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production granted to Laurus, to include certain additional oil and gas properties acquired by us following June 30, 2005, and to include as part of the obligations secured thereby our and Century's obligations under the New Century/Century Resources Guaranty.

APRIL  2006  GULF  COAST  ACQUISITION

     On April 28, 2006, Gulf Coast entered into an Asset Purchase Agreement ("Asset Purchase Agreement") and closed the purchase of certain undivided interests in producing properties as well as undeveloped oil and gas mineral leases totaling 9,167 acres and other related assets and contracts in McMullen County, Texas (the "Manti Property"), from Manti Resources, Inc., a Texas corporation, Manti Operating Company, a Texas corporation and Manti Mustang Creek, Ltd., a Texas limited partnership (collectively "Manti"). The purchase price of the Manti Property was $33,000,000, which amount was paid from funds received from Gulf Coast's sale of the Gulf Coast Note to Laurus. The effective date of the Asset Purchase Agreement, for the purpose of the receipt of proceeds from the sale of hydrocarbon reserves was December 1, 2005.

FOURTH  AMENDMENT  AGREEMENT  WITH  LAURUS

     On May 2, 2006, we entered into a Fourth Amendment Agreement with Laurus (the "Fourth Amendment"), which amended the terms of our June 30, 2005 Registration Rights agreement with Laurus, to amend the date we are required to have a Registration Statement filed with the Commission to register the shares of common stock convertible in connection with Laurus' June 30, 2005 Secured Convertible Term Note, and exercisable in connection with Laurus' June 30, 2005 Common Stock Purchase Warrant, Option and its December 30, 2005 Option, from the filing date of April 25, 2006, as was required under our December 30, 2005, Third Amendment with Laurus to June 15, 2006. The Fourth Amendment also extended the date we are required to have this Registration Statement declared effective with the Commission from July 1, 2006 until August 15, 2006.

AMENDED VIKING AGREEMENT

     On or about May 30, 2006, we entered into an Agreement Modifying Prior Geophysical Interpretation and Exploitation Agreement, with Viking International Petroleum, L.L.C. ("Viking"), Otto J. Welper, Daniel S. J. Morris and John Cumming (the "Amended Viking Agreement"). The Amended Viking Agreement amended the terms of the Geophysical Interpretation and Exploration Agreement dated July 13, 2005, entered into between the parties. The Amended Viking Agreement provided that the approximately $17,919 previously paid to Viking represented the full amount of consideration owed to Viking under the original agreement.

     Pursuant to the Amended Viking Agreement, we agreed that Viking has the right but not the obligation to participate for between 10% and up to 50% of the working interest on a well bore only basis of any new production well drilled on the acreage covered by the Amended Viking Agreement, subject to the terms and conditions of the original agreement. Additionally, we agreed that if a well is completed in the area covered by the agreement and a subsequent well is proposed within 1200 feet of the original well that (a) drains the same reservoir or (b) develops a behind-pipe reservoir identified in the original well and in the same fault block as the original well, then Viking has the right to participate in that well on the same terms as well. Additionally, the Amended Viking Agreement provided that such royalty interests to be assigned on any new well bores will be subject to certain overriding royalty interests as provided in the Amended Viking Agreement.

     Additionally, pursuant to the Amended Viking Agreement, we agreed to issue an aggregate of 200,000 restricted shares of common stock, 100,000 to Mr. Welper and 100,000 to Mr. Morris. In connection with such issuance, Mr. Welper and Mr. Morris agreed pursuant to a Lock-Up Agreement not to sell their restricted shares of common stock until July 1, 2008, to comply with Laurus' Convertible Note restrictions on our ability to issue shares of common stock without affecting the Fixed Conversion Price of the Convertible Note (as described above).

ARTICLES OF AMENDMENT TO OUR ARTICLES OF INCORPORATION

     We filed Articles of Amendment (the "Amendment") to our Articles of Incorporation with the Secretary of State of Colorado, on June 12, 2006. The Amendment increased our authorized shares to Two Hundred Million (200,000,000) shares of common stock, re-authorized the par value of $0.001 per share of common stock, re-authorized Twenty Million (20,000,000) shares of preferred stock, and re-authorized the par value of $0.001 per share of preferred stock.

     The Amendment was approved at our Special Meeting of Shareholders, held on June 12, 2006 (the "Meeting"). The number of shares of our common stock outstanding as of the record date of the Meeting, May 9, 2006, was 55,810,612 shares. The number of shares of common stock which were represented at the Meeting totaled 37,500,000 shares of common stock, representing approximately 67% of our then outstanding common stock, which shares represented a quorum of our common stock. All 37,500,000 shares of common stock represented at the Meeting voted unanimously to approve the filing of the Amendment. All authorized share amounts included in this Registration Statement reflect the Amendment, other than those amounts listed in the financial statements attached hereto, as those financial reports were prepared prior to the date of the Amendment.

FIFTH  AMENDMENT  AGREEMENT

     On June 20, 2006, with an effective date of June 15, 2006, we entered into a Fifth Amendment Agreement with Laurus (the "Fifth Amendment"), which amended the terms of our June 30, 2005 Registration Rights agreement with Laurus, to amend the date we are required to have our Registration Statement filed with the Commission to register the shares of common stock convertible in connection with Laurus' June 30, 2005 Secured Convertible Term Note, and exercisable in connection with Laurus' June 30, 2005 Common Stock Purchase Warrant, Option and its December 30, 2005 Option, from the filing date of June 15, 2006, as was required under our May 2, 2006, Fourth Amendment with Laurus to the filing date of July 17, 2006. The Fifth Amendment also extended the date we are required to have such Registration Statement declared effective with the Commission from August 15, 2006 to September 15, 2006.

JUNE 2006 GULF COAST TRANSACTIONS


     On June 30, 2006, Gulf Coast entered into a Securities Purchase Agreement with Laurus (the "June 2006 Purchase Agreement"), whereby Gulf Coast sold Laurus a Secured Term Note in the amount of $5,000,000 (the "June 2006 Gulf Coast Note" and collectively with the Gulf Coast Note, the "Gulf Coast Notes"). In connection with the June 2006 Purchase Agreement, Gulf Coast also entered into an Amended and Restated Mortgage, a Collateral Assignment; an Amended and Restated Secured Term Note, and a Reaffirmation and Ratification Agreement. In connection with Gulf Coast's entry into the June 2006 Purchase Agreement, we and Century entered into a Reaffirmation and Ratification Agreement with Laurus (the "New Century Reaffirmation Agreement").


JUNE 2006 GULF COAST NOTE


     In connection with the June 2006 Purchase Agreement, Gulf Coast issued Laurus a forty (40) month Secured Term Note in the amount of $5,000,000 (the "June 2006 Gulf Coast Note"), which accrued interest at the rate of 17.5% per year, and which unpaid principal and unpaid accrued interest, if any, was due and payable on October 30, 2009 (the "Maturity Date"). The interest on the June 2006 Gulf Coast Note was payable monthly, in arrears, commencing on July 1, 2006. Additionally, amortizing payments of the principal amount due under the June 2006 Gulf Coast Note was due July 1, 2006, and each succeeding month thereafter including the Maturity Date (each an "Amortization Amount").


     Each monthly Amortization Amount was equal to the product of (i) one-eighth (.125) times (ii) eighty percent (80%) of the gross proceeds paid to Gulf Coast in respect of all oil, gas and/or other hydrocarbon production in which Gulf Coast has an interest less (i) the reasonable ordinary day to day expenses associated with Gulf Coast's operation of the leases, wells and equipment, including fuel, materials, labor, maintenance, routine production equipment replacement, repairs, routine workover costs to maintain production from an existing completed well, royalty, severance tax and ad valorem tax, in each case using accounting practices and procedures ordinary and customary in the oil and gas industry and (ii) Gulf Coast's reasonable estimate of its federal tax (including federal income tax) liability (after taking into account all applicable deductions, depletion and credits), all of which, in each case, shall be subject to Laurus' approval, which approval shall be provided in the exercise of Laurus' reasonable discretion based on such supporting documentation from Gulf Coast as Laurus shall request (the "Net Revenue").

     Gulf Coast used $4,450,000 of the funds received through the sale of the Gulf Coast Note to purchase the remaining 1/8th of certain undivided interests in producing properties as well as undeveloped oil and gas mineral leases totaling 9,167 acres and other related assets and contracts in McMullen County, Texas, of which Gulf Coast purchased 7/8th of on April 28, 2006; $175,000, representing 3.5% of the June 2006 Gulf Coast Note, to Laurus Capital Management, LLC ("LCM"), as a management fee, as well as an additional $30,000 in due diligence and documentation fees to LCM; $33,125 to Laurus' attorneys for legal and escrow agent fees; with the remaining $311,874 to be used by Gulf
Coast  for  future  drilling  expenses.


     The June 2006 Gulf Coast Note was repaid in full in connection with funds received from Laurus in connection with the sale of the December 2006 Note as described in greater detail below.


JUNE 2006 RELATED AGREEMENTS

     Gulf Coast also entered into the following agreements in connection with the June 2006 Purchase Agreement:

     o a Collateral Assignment with the June 2006 Sellers (defined below) and Laurus, whereby Gulf Coast authorized the June 2006 Sellers, upon notice by Laurus, to pay any amounts owed to Gulf Coast pursuant to the June 2006 Asset Purchase Agreement among Gulf Coast and the June 2006 Sellers (as defined below under "June 2006 Gulf Coast Acquisition") directly to Laurus to secure amounts owed to Laurus under the June 2006 Gulf Coast Note;

     o a Reaffirmation and Ratification Agreement, whereby Gulf Coast agreed to reaffirm its outstanding obligations and liabilities owed to Laurus in connection with the April 2006 Securities Purchase Agreement, April 2006 Secured Term Note, and the related agreements entered into in connection with the April 2006 funding with Laurus; and

     o an Amended and Restated Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in favor of Laurus, which provided Laurus a mortgage and security interest over the interests purchased by Gulf Coast pursuant to the June 2006 Asset Purchase Agreement (as defined below under "June 2006 Gulf Coast Acquisition").

     We also entered into a Reaffirmation and Ratification Agreement (the "New Century Reaffirmation Agreement"), whereby we and Century agreed to reaffirm our outstanding obligations and liabilities owed to Laurus in connection with the 2005 Purchase Agreements and agreements entered into in connection with the June 2005 Securities Purchase Agreement and related agreements with Laurus, the

September 2005 Securities Purchase Agreement and related agreements with Laurus, and our previous guaranty of the April 2006 Secured Term Note sold to Laurus by Gulf Coast, and the related guaranty, mortgages and stock pledge agreement entered into in connection with such sale, as well as the obligations of Gulf Coast in connection with the June 2006 Securities Purchase Agreement.

     Pursuant to the Reaffirmation and Ratification Agreement, Gulf Coast agreed to make a mandatory prepayment of the outstanding balance on the June 2006 Gulf Coast Note in an amount equal to $224,440.14 on July 5, 2006, which represented 80% of the accrued revenue Gulf Coast received in connection with the June 2006 Asset Purchase Agreement from December 1, 2005, the effective date of the June 2006 Asset Purchase Agreement, until the date the payment was made.

     We and New Century also entered into an Amended and Restated Mortgage, Deed of Trust, Security Agreement, Financing State and Assignment of Production, which amended our April 2006, Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production granted to Laurus, to include certain additional oil and gas properties acquired by Gulf Coast pursuant to the June 2006 Asset Purchase Agreement.

JUNE 2006 GULF COAST ACQUISITION

     On June 30, 2006, Gulf Coast entered into an Asset Purchase Agreement (the "June 2006 Asset Purchase Agreement") and closed the purchase of all of the working interest owned by J&P Family Properties, Ltd. and Lara Energy, Inc. (the "June 2006 Sellers") in producing properties as well as undeveloped oil and gas mineral leases totaling 9,167 acres and other related assets and contracts in McMullen County, Texas (the "June 2006 Assets"), of which Gulf Coast purchased 7/8th of on April 28, 2006. The purchase price of the June 2006 Assets was $4,450,000, which amount was paid to the June 2006 Sellers from funds received from Gulf Coast's sale of the June 2006 Gulf Coast Note to Laurus as described above. The effective date of the June 2006 Asset Purchase Agreement, for the purposes of the receipt of proceeds from the sale of hydrocarbon reserves was December 1, 2005. As a result of the June 2006 Asset Purchase Agreement, Gulf Coast holds a 100% working interest in the producing properties and undeveloped oil and gas mineral leases totaling 9,167 acres in McMullen County, Texas, other than one well on such property, in which Gulf Coast holds only a 75% interest.

TRANSFER OF WARRANT, OPTION, DECEMBER OPTION AND GULF COAST WARRANT

     In June 2006, Laurus provided us notice of their transfer of their rights underlying the Warrant, Option, December Option and Gulf Coast Warrant to an entity controlled by Laurus, Promethean Industries, Inc. ("Promethean"). Unless otherwise stated, all references in this filing to Laurus include Promethean.

                                 RECENT EVENTS
                                 --------------

SIXTH AMENDMENT AGREEMENT


     On or about September 6, 2006, with an effective date of September 15, 2006, we entered into a Sixth Amendment Agreement with Laurus (the "Sixth Amendment"), which amended the terms of the Registration Rights Agreement to extend the date we are required to have this Form SB-2 filing effective with the

Securities and Exchange Commission pursuant to the Registration Rights Agreement from September 15, 2006, as was required under our Sixth Amendment Agreement with Laurus to October 15, 2006.


SEVENTH AMENDMENT AGREEMENT

     On or about October 12, 2006, with an effective date of October 15, 2006, we entered into a Seventh Amendment Agreement with Laurus (the "Seventh Amendment"), which amended the terms of the Registration Rights Agreement to extend the date we are required to have this Form SB-2 filing effective with the Securities Exchange Commission pursuant to the Registration Rights Agreement from October 15, 2006, as was required under our Sixth Amendment Agreement with Laurus to April 16, 2007.

EIGHTH AMENDMENT AGREEMENT

     On or about December 5, 2006, we entered into the Eighth Amendment Agreement (the "Eighth Amendment") with Laurus, whereby we amended the terms of the Warrant and Options to add a cashless conversion feature, whereby Laurus may exercise the Warrant and Options and receive an amount of shares of common stock equal to the number of shares exercised multiplied by the exercise price of the security divided by the Fair Market Value of our common stock (as defined in the Warrant and Options). For example, if Laurus was to exercise 500 shares under the Warrant (which has an exercise price of $0.80 per share), when the Fair Market Value of our common stock was $1.60, they would be entitled to receive 250 shares of our common stock (500 shares x $0.80 exercise price / $1.60 Fair Market Value). Laurus also agreed that we would no longer be bound by the Registration Rights Agreement, and therefore no longer be required to register the shares of common stock issuable to Laurus in connection with the conversion of the Note or exercise of the Options. Laurus agreed pursuant to the Eighth Amendment that it would not be able to affect a cashless exercise of the Warrant shares until December 4, 2007. Additionally, Laurus agreed that it would not be able to affect a cashless exercise of the Option shares, until the earlier of
(i) the date the shares of common stock exercisable in connection with the Warrant are registered pursuant to an effective registration statement and (ii) December 4, 2007. Laurus also agreed that if a registration statement covering all of the shares of common stock issuable in connection with the exercise of the Warrant has been declared effective and remains effective, Laurus would be required to pay cash to exercise the Warrant, and the cashless exercise would not be available to Laurus.


     On or about January 10, 2007, we entered into an Agreement to Rescind the Eighth Amendment Agreement (the "Rescinding Agreement"), whereby we and Laurus agreed to rescind the Eighth Amendment in its entirety, and that all of the provisions of the Registration Rights Agreement, Options and Warrant which were revised by the Eighth Amendment would be restored, and the Registration Rights Agreement, Options and Warrant would have the same terms and conditions as they had immediately prior to the parties entry into the Eighth Amendment Agreement.


                   DECEMBER 2006 LAURUS FUNDING TRANSACTIONS


     On December 28, 2006, we entered into a Securities Purchase Agreement (the "December 2006 Purchase Agreement") with Laurus, pursuant to which we sold Laurus a Secured Term Note in the aggregate principal amount of $16,210,000 (the "December 2006 Note").

     The December 2006 Note bears interest at the prime rate plus 2% per annum until paid (which is subject to a floor of 8% per annum), which currently has an interest rate of 10.25% per annum, with the prime rate as of January 3, 2007 of 8.25% per annum. Interest due under the December 2006 Note is payable monthly in arrears beginning on February 1, 2007. The maturity date of the December 2006
Note is January 4, 2010. Amortizing payments are due pursuant to the December 2006 Note on July 1, 2007, and the first business day of each month thereafter equal to $200,000. We have the right to prepay the December 2006 Note at any time without any prepayment penalty. If an Event of Default occurs under the December 2006 Note (as defined and described in the December 2006 Note), the December 2006 Note bears interest at the applicable interest rate then in affect plus an additional 2% per annum, and Laurus can declare 130% of the then entire outstanding amount of the December 2006 Note due and payable.



     In connection with the sale of the December 2006 Note, we agreed to pay Laurus Capital Management, L.L.C., the manager of Laurus a closing payment equal to $210,000. We also reimbursed Laurus' for certain due diligence and document fees equal to $30,000. The use of proceeds for the December 2006 Note is described in greater detail below.



     In connection with the December 2006 Purchase Agreement, we, Century and Gulf Coast, entered into a Reaffirmation and Ratification Agreement with Laurus, whereby we agreed to ratify and confirm the terms of the June 30, 2005 closing documents and related documents, the September 19, 2005 closing documents and relating documents, the April 2006 closing documents and related documents, the June 2006 closing documents and related agreements and the December 2006 closing agreements and related agreements with Laurus, including the Second Restated Convertible Term Note (as defined below), the Restated Term Note (as defined below), the December 2006 Note, the $40,000,000 April 2006 Amended and Restated Secured Term Note, and the $5,000,000 June 2006 Secured Term Note owed to Laurus by Gulf Coast (collectively the "Closing Documents"); the events of default under the Closing Documents and the fact that an event of default by us or our subsidiaries under one of the Closing Documents would trigger an event of default under every Closing Document; the grants of security interests to Laurus in connection with Closing Documents; and we, Century and Gulf Coast agreed to release Laurus, and Laurus' employees, agents, representatives, consultants, attorney's, fiduciaries, officers, directors, partners, predecessors, successors and assigns, from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, for or because of any matter or things done, omitted or suffered to be done by any of the above, prior to and including the date of execution of the Reaffirmation and Ratification Agreement and the Closing Documents.



     Gulf Coast also entered into an Amended Guaranty with Laurus in connection with the December 2006 Purchase Agreement, whereby Gulf Coast agreed to individually guaranty the prompt payment by us of the amounts due under the Closing Documents. We, Gulf Coast and Century also entered into a Master
Security Agreement in favor of Laurus, whereby we, Century and Gulf Coast granted Laurus a continuing blanket security interest in all of Gulf Coast's, Century's and our assets, including all of Gulf Coast's, Century's and our cash and cash equivalents, all rights to oil and gas leases and contracts currently owned, and any other oil and gas interests or contracts obtained by Gulf Coast, Century and us in the future, all property, hydrocarbons, operating equipment and well data, to secure the repayment of the Closing Documents and all other obligations and liabilities owing to Laurus.

The $16,210,000 received pursuant to the December 2006 Note was disbursed as follows:

     o     $1,000,000    to  us  to  be  used  as  our  management determines is
                         in  the  best  interest  of  the  Company;

     o    $10,000,000    to  Laurus  for  repayment  of  the  amount owing under
                         the $5,000,000 June 2006 Gulf Coast Secured Term Note, with the remaining balance to be applied to the principal of the April 2006 $40,000,000 Amended and Restated Secured Term Note;

     o       $210,000    to  Laurus  Capital  Management,  L.L.C.  for
                         management  fees;

     o        $30,000    to  Laurus  for  due  diligence  and  document  fees;

     o         $3,000    to  Loeb  &  Loeb  LLP,  as  an  escrow  fee;  and

     o     $4,967,000    to  our  restricted  bank  account  with  Laurus  at
                         North Fork Bank, which amount is to be held by the bank as security for our obligations under the Closing
                         Documents, with $1,500,000 payable to us every ninety days until the entire amount of the $4,967,000 is received by us, which amount shall be disbursed to us in Laurus' sole discretion.



     In connection with the closing of the December 2006 Purchase Agreement, we and Laurus entered into a Second Amended and Restated Secured Term Note (the "Second Restated Term Note"), which amended the terms of our $9,500,000 Secured Term Note with Laurus, as amended and restated (the "Restated Convertible Note"), and a Second Amended and Restated Secured Convertible Term Note (the "Second Restated Convertible Note"), which amended the terms of our $15,000,000 Secured Convertible Term Note with Laurus, as amended and restated (the "Term Note").



     The Second Restated Term Note revised the amortization payments required under the original Amended and Restated Secured Convertible Term Note (the "Restated Convertible Note"). Under the Restated Convertible Note, we were obligated to make monthly amortization payments under the Restated Convertible Note of $250,000 per month until the Restated Convertible Note was due and payable on June 30, 2008. The Second Restated Convertible Note revised the amortization payments we are required to make such that, beginning January 1, 2007, though December 31, 2007, we are required to make monthly amortization payments of $100,000, and beginning January 1, 2008, through June 30, 2008, we are required to make monthly amortization payments of $250,000 per month.



     The Second Restated Term Note amended the maturity date of the Restated Term Note from January 2, 2007, until July 2, 2007, and revised the amortization language of the Restated Term Note, to provide for the monthly amortization amount due under the note to equal the greater of (i) eighty percent (80%) of the gross proceeds paid to us in respect of oil, gas and/or other hydrocarbon production arising from our 7.15% working interest in the Wishbone Field in the Lindholm-Hanson Gas Unit located in McMullen County, Texas, and (ii) the monthly interest payment, equal to 20% per annum, payable monthly in arrears.

RESEARCH AND DEVELOPMENT

     We currently own licenses to 3-D seismic surveys and data over the South Sargent Field, Prado Field, the San Miguel Creek Field, and Mustang Creek Field which we plan to continue reprocessing and interpretation efforts on.

                                    EMPLOYEES

     We have five (5) contract employees, four (4) of whom are employed in field operations. We also have two (2) full time employees who work for us, our Chief Executive Officer, Edward R. DeStefano (who also serves as President, Chief
Financial Officer, Treasurer, Secretary and Director), our controller, and a full-time accountant.

                                   COMPETITION

     We face competition from numerous other oil and gas exploration and development companies, which have greater resources than we do and may be better able to find and extract commercial quantities of oil and gas and may be able to offer their oil and gas products at prices lower than we can.

                        PATENTS, TRADEMARKS AND LICENSES

     As an oil and gas operator in Texas, we are required to have a Texas Railroad Commission Operator number, which number is 141835. Additionally, we are required to, and have certain bonds in connection with our oil and gas exploration activities. We may also be required to obtain other permits from government agencies depending on the location of future exploration plans. We do not currently hold any patents or trademarks.

                              GOVERNMENT REGULATION

         Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact our oil and gas exploration, development and production operations, and consequently may impact our operations and costs. These regulations include, among others, (i) regulations by the Environmental Protection Agency and various state agencies regarding approved methods of disposal for certain hazardous and non-hazardous wastes; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, Federal Resource Conservation and Recovery Act and analogous state laws which regulate the removal or remediation of previously disposed wastes (including wastes disposed of or released by prior owners or operators), property contamination (including groundwater contamination), and remedial plugging operations to prevent future contamination; (iii) the Clean Air Act and comparable state and local requirements which may result in the gradual imposition of certain pollution control requirements with respect to air emissions from our operations; (iv) the Oil Pollution Act of 1990 which contains numerous requirements relating to the prevention of and response to oil spills into waters of the United States; (v) the Resource Conservation and Recovery Act which is the principal federal statute governing the treatment, storage and disposal of hazardous wastes; and
(vi) state regulations and statutes governing the handling, treatment, storage and disposal of naturally occurring radioactive material.

     Management believes that we are in substantial compliance with applicable environmental laws and regulations. To date, we have not expended any material amounts to comply with such regulations, and management does not currently anticipate that future compliance will have a materially adverse effect on our consolidated financial position, results of operations or cash flows. However, if we are deemed not to be in compliance with applicable environmental laws, we could be forced to expend substantial amounts to be in compliance, which would have a materially adverse effect on our available cash and liquidity.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This  report  contains  forward  looking  statements  within the meaning of
Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including those set forth under "Risk Factors" in this Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this report. The following discussion and analysis should be read in conjunction with "Selected Financial Data" and our financial statements and notes thereto included elsewhere in this report.

PLAN  OF  OPERATIONS  OVERVIEW

     During 2005, we enjoyed the benefit of strong oil and gas price increases as the year progressed. We also grew our operations externally through two successful acquisitions of mineral interests in a producing gas property known as the Lindholm-Hanson Gas Unit & Wells ("L-H Gas Unit"), located south of San Antonio, Texas. A third acquisition of working interest in the same property was also completed early in January 2006.


     We achieve production and proved reserve growth primarily through producing property acquisitions, followed by low-risk development generally funded by cash flow from operating activities. In a trend that began in 2004 and accelerated during 2005 and 2006, prices for natural gas, natural gas liquids and oil increased significantly. The higher prices have led to increased activity in the industry and, consequently, rising costs. Drilling rig counts are at levels not seen since the last boom in the early 1980s and labor to run the rigs is in short supply. This was further aggravated by the damage in the Gulf of Mexico as a result of the August and September hurricanes. These cost trends have put pressure not only on our operating costs, but also our capital costs. With the increased activity, there is also increased demand for oil and gas properties which has resulted in higher acquisition prices.


     Like all oil and gas exploration and production companies, we face the challenge of natural production decline. An oil and gas exploration and production company depletes part of its asset base with each unit of oil and gas it produces. Despite this natural decline, we have been able to grow our production through acquisitions and development of existing fields, adding more reserves than we produce. Future growth will depend on our ability to continue to add reserves in excess of production.


     Our continuing goal for 2007 is to increase reserves by 100% to 150%. To achieve future production and reserve growth, we will continue to pursue acquisitions, such as the acquisition of the Manti Property and the property purchased by Gulf Coast in June 2006, described above under "Description of Business," that meet our criteria. We also plan to complete development projects in our inventory of potential drilling locations. Our 2006 development drilling budget is approximately $4,700,000. We cannot ensure that we will be able to find properties that meet our acquisition criteria, that we can purchase such properties on acceptable terms, or secure the necessary funding to close additional acquisitions.


OPERATED  PROPERTIES:

     As of September 30, 2006, we estimated that our 8/8ths daily deliverability was approximately 1,315 Mcf of gas per day, and 665 Bpd of crude oil on Company operated properties. We plan to continue our recompletion and drilling program on our owned and operated properties and undeveloped acreage throughout 2006 and beyond.


     We continue to interpret our 3-D seismic data base in Matagorda County, Texas. We received results of our first reprocessed seismic data in the first quarter of 2005 and completed the first phase of our structural and stratigraphic interpretation in the fourth quarter of 2005. We believe that the reprocessed 3-D seismic data allows us to better locate and optimize the structural placement of our new drilling locations. We have additionally acquired 28 miles of 2D seismic data, which is being integrated into the interpretation project.


     While it is extremely difficult to accurately forecast future production, we believe that our recompletion and drilling program in Matagorda County will provide long-term production growth potential and will be an important source of our reserve growth for the foreseeable future.

NON-OPERATED  PROPERTIES:

     On June 30, 2005, we closed the acquisition of the various non-operated working, term royalty and overriding royalty interests in the Wishbone Field in McMullen County, Texas, with an effective date for ownership of April 1, 2005. On September 19, 2005, we closed the acquisition of additional various non-operated working interests in the Wishbone Field in McMullen County, Texas, with an effective date for ownership of July 1, 2005. On January 3, 2006, we closed the acquisition of an additional working interest in the Wishbone Field in McMullen County, Texas with an effective date for ownership of October 1, 2005. The purchase of the June 2005, September 2005 and January 2006 interests are described in greater detail above under "Description of Business."

     As of December 5, 2006, we estimated that daily gas deliverability from Wishbone Field was approximately 10,800 MCFGPD of gas per day to the 8/8ths interest.


     We currently have development plans in the Wishbone Field to drill additional new well locations to exploit proven, probable and possible gas reserves. In July 2005, drilling operations commenced on the Lindholm-Hanson Gas Unit #10 well, which reached total depth on July 21, 2005 and commenced production on August 15, 2005. In August 2005, drilling operations commenced on the Lindholm-Hanson Gas Unit #11 well, which commenced production on September 17, 2005. In September 2005, drilling operations commenced on the Lindholm Fee #1 well, which commenced production on October 10, 2005. In November 2005, drilling operations commenced on the Lindholm-Hanson Gas Unit #9, which commenced production on December 17, 2005. In addition to these recent wells there is the possibility of two additional new locations to be drilled in 2007.

Oil  and  Gas  Properties.  -

     We follow the successful efforts method of accounting for our investment in oil and natural gas properties. Under the successful efforts method, the costs of successful exploratory wells and leases containing productive reserves are capitalized. Costs incurred to drill and equip developmental wells, including unsuccessful development wells, are capitalized. Other costs such as geological and geophysical costs and the drilling costs of unsuccessful exploratory wells are expensed.

     All capitalized costs are accumulated and recorded separately for each field and allocated to leasehold costs and well costs. Leasehold costs are depleted on a units-of-production basis based on the estimated remaining equivalent proved oil and gas reserves of each field. Well costs are depleted on a units-of-production basis based on the estimated remaining equivalent proved developed oil and gas reserves of each field.

Proved  Reserve  Estimates.  -

     Our estimate of proved reserves is based on the quantities of oil and gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operating costs, severance taxes, development costs, and work-over costs, all of which may in fact vary considerably from actual results. In addition, as prices and cost levels change from year to year, the economics of producing the reserves may change and therefore the estimate of proved reserves also may change. Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves. Despite the inherent imprecision in these engineering estimates, our reserves are used throughout our financial statements. When converting proved gas reserves to barrel of oil equivalent, we use a conversion factor of 6,000:1, or 6,000 cubic feet of gas equaling 1 barrel of oil.

Long-Lived  Assets  -

     We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. We record impairment losses on long-lived assets, including oil and gas properties, used in operations when the estimated cash flows to be generated by those assets are less than the carrying amount of those items. Our cash flow estimates are based upon, among other things, historical results adjusted to reflect our best estimate of future market rates, utilization levels, operating performance, and with respect to our oil and gas properties, future oil and natural gas sales prices, an estimate of the ultimate amount of recoverable oil and natural gas reserves that will be produced from a field, the timing of this future production, future costs to produce the oil and natural gas and other factors. Our estimate of fair value represents our best estimate based on industry trends and reference to market transactions and is subject to variability. The oil and gas industry is cyclical and our estimates of the period over which future cash flows will be generated, as well as the predictability of these cash flows, can have significant impact on the carrying value of these assets and, in periods of prolonged down cycles, may result in impairment charges.

Asset  Retirement  Obligations  -

     We have certain obligations to remove tangible equipment and restore land at the end of oil and gas production operations. Our removal and restoration obligations are primarily associated with plugging and abandoning wells. We adopted Statement of Financial Accounting Standards ("SFAS") No. 143, Accounting for Asset Retirement Obligations effective January 1, 2003, as discussed in Note 2 to our Consolidated Financial Statements. SFAS No. 143 significantly changed the method of accruing for costs an entity is legally obligated to incur related to the retirement of fixed assets ("asset retirement obligations" or "ARO"). Primarily, SFAS No. 143 requires us to estimate asset retirement costs for all of our assets, adjust those costs for inflation to the forecast abandonment date, discount that amount using a credit-adjusted-risk-free rate back to the date we acquired the asset or obligation to retire the asset and record an ARO liability in that amount with a corresponding addition to our asset value. When new obligations are incurred, i.e. new well drilled or acquired, we add a layer to the ARO liability. We then accrete the liability layers quarterly using the applicable period-end effective credit-adjusted-risk-free rates for each layer. Should either the estimated life or the estimated abandonment costs of a property change upon our quarterly review, a new calculation is performed using the same methodology of taking the abandonment cost and inflating it forward to its abandonment date and then discounting it back to the present using our credit-adjusted-risk-free rate. The carrying value of the asset retirement obligation is adjusted to the newly calculated value, with a corresponding offsetting adjustment to the asset retirement cost; therefore, abandonment costs will almost always approximate the estimate. When well obligations are relieved by sale of the property or plugging and abandoning the well, the related liability and asset costs are removed from our balance sheet.

Derivatives  -

     We follow the provisions of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") along with related interpretations EITF No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF-19") and EITF No. 05-2 "The Meaning of 'Conventional Convertible Debt Instrument' in Issue No. 00-19" ("EITF 05-2"). SFAS No. 133 requires every derivative instrument (including certain derivative instruments embedded in other contracts) to be recorded in the Balance Sheet as either an asset or liability measured at its fair value, with changes in the derivative's fair value recognized currently in earnings unless specific hedge accounting criteria are met.

     We value these derivative securities under the fair value method at the end of each reporting period (quarter), and their value is marked to market at the end of each reporting period with the gain or loss recognition recorded against earnings. We continue to revalue these instruments each quarter to reflect their current value in light of the current market price of our common stock. As a result, our financial statements may fluctuate from quarter to quarter based on the change in fair value of the derivatives and therefore our consolidated financial position and results of operations may vary significantly from quarter to quarter, based on factors other than the Company's revenues and expenses.

     We utilize the Black-Scholes option-pricing model to determine the fair value of our freestanding derivative instruments. Key assumptions of the Black-Scholes option-pricing model include applicable volatility rates, risk-free interest rates and the instruments expected remaining life. We also determined a fair value for our various embedded derivatives within our $15 million convertible note by using a layered discounted probability-weighted cash flow model. The assumptions used in both modeling techniques required significant management judgment and estimates of future fluctuation in stock price as well as changes in future interest rates. The reader should reference
Note 5 in the "Notes to Consolidated Financial Statements" for further details in regards to our derivative liabilities.

     We have developed the following chart which shows the positive and negative effects on our net loss if there was a change in the value of our common stock at December 31, 2005, which was $0.17 per share. With the possibility of only the share price changing in the valuation of the derivative liabilities, the following chart shows the net effect on our net loss from a change of plus or minus a 10% or 50% of the value of our common shares on December 31, 2005.


                                          +10%          +50%          -10%        -50%
                                        -------       --------     --------     ---------
Possible company stock price             $.187           $.225        $.153          $.85
Increase (decrease) in fair value
 of the derivative liabilities*       $294,461      $1,483,673    $(293,027)  ($1,455,540)
                                      ========      ==========    ==========  ===========



     The FASB has proposed a Staff Position (FSP) that addresses an issuer's accounting for registration payment arrangements. This proposed FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, would be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in this proposed FSP would amend FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. This proposed FSP further clarifies that a financial instrument subject to a registration payment arrangement would be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. Upon final issuance and adoption, such new pronouncement may result in an accounting change."


Extinguishment  of  Debt  -

     We follow the provisions of SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 140") along with related interpretations from Emerging Issues Task Force No. 96-19 ("EITF No. 96-19"). The Task Force reached a consensus that an exchange of debt instruments with substantially different terms is a debt extinguishment and should be accounted for in accordance with paragraph 16 of SFAS No. 140. The Task Force also observed that a debtor could achieve the same economic effect by making a substantial modification of terms of an existing debt instrument. Accordingly, the Task Force reached a consensus that a substantial modification of terms should be accounted for like, and reported in the same manner as, an extinguishment of debt.

     From the debtor's perspective, an exchange of debt instruments between or a modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different in the present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. With the Third Amendment to the Convertible Note and the December Option, the Company feels that a substantial modification in terms of the Convertible Note has occurred. Upon further analysis, the Company has determined that a greater than 10% difference in the net present value of the remaining cash flows of both the original Convertible Note and the New Convertible Note has occurred. Therefore, the Company has extinguished the original Convertible Note, along with the related unamortized discounts and deferred loan costs, and recorded the New Convertible Note at its fair value on December 30, 2005. The extinguishment required the Company to record an extinguishment debt expense of $8,309,759.

Income  Taxes  -

     The amount of income taxes recorded by us requires the interpretation of complex rules and regulations of various taxing jurisdictions throughout the world. We have recognized deferred tax assets and liabilities for all significant temporary differences, operating losses and tax credit carryforwards. We routinely assess the realizability of our deferred tax assets and reduce such assets by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. We routinely assess potential tax contingencies and, if required, establish accruals for such contingencies. The accruals for deferred tax assets and liabilities are subject to a significant amount of judgment by us and we review and adjust routinely our estimates based on changes in facts and circumstances. Although we believe our tax accruals are adequate, material changes in these accruals may occur in the future, based on the progress of ongoing tax audits, changes in legislation and resolution of pending tax matters.

Stock-Based  Compensation.-

     On December 16, 2004, the FASB issued SFAS No. 123(R),"Share-Based Payment", which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123(R) supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows." Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123; however, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, be recognized in the income statement based on their fair values. Pro forma disclosure will no longer be an alternative.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods:

     1. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date.

     2. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

We  have  elected  the  modified  prospective  transition  method.

     In March 2005, the SEC issued Staff Accounting Bulletin ("SAB") No. 107 which expressed the views of the SEC regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations. SAB No. 107 provides guidance related to the valuation of share-based payment arrangements for public companies, including assumptions such as expected volatility and expected term. In April 2005, the SEC approved a rule that delayed the effective date of SFAS No. 123(R) for public companies. As a result, SFAS No. 123(R) will be effective for us on January 1, 2006.

Accounting  pronouncements

     In  March  2005,  the  Financial  Accounting  Standards  Board  issued FASB
Interpretation  No.   47,   "Accounting   for   Conditional   Asset  Retirement
Obligations". Under the provisions of FIN No. 47, the term conditional asset retirement obligation as used in SFAS No. 143, "Accounting for Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity while the obligation to perform the asset retirement activity is unconditional. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation is required to be recognized when incurred-generally upon acquisition, construction, or development and/or through the normal operation of the asset. We have adopted FIN No. 47 as of December 31, 2005.

     Adoption of this pronouncement did not have a significant effect on our 2005 consolidated financial statements, and we do not expect this pronouncement to have a significant effect on our future reported financial position or earnings.

     In July 2005, the Financial Accounting Standards Board issued SFAS No. 154, "Accounting for Changes and Error Corrections" - A Replacement of APB Opinion No. 20 and FASB Statement No. 3. Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate affected by a change in accounting principle. The guidance contained in Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. We are implementing this new standard as of January 1, 2006. This standard is not expected to have a significant effect on our reported financial position or earnings.

                              RESULTS OF OPERATIONS

RESULTS  OF  OPERATIONS

THREE  MONTHS  AND  NINE  MONTHS  ENDED SEPTEMBER 30, 2006 COMPARED TO THE THREE
MONTHS  ENDED  AND  NINE  MONTHS  ENDED  SEPTEMBER  30,  2005

Revenues  -
----------

Revenues from oil and gas sales were as follows for the three and nine months ended September 30:

<CAPTION

   Three  months ended               2006         2005       Change    % Change
                                  ----------  ----------   ---------- ----------
     Oil  sales                   $3,067,721  $  304,194   $2,763,527   908 %
     Gas  sales                    1,198,521   1,540,540     (342,019)  (22)%
                                  ----------   ---------   ----------
     Total  three months sales    $4,266,242  $1,844,734   $2,421,508   131 %
                                  ==========  ==========   ==========


  Nine  months ended                2006         2005       Change    % Change
                                 -----------  ----------   ---------- ---------

     Oil  sales                   $5,813,232  $  841,827    4,971,405    591 %
     Gas  sales                    5,928,430   1,716,974    4,211,456    245 %
                                 -----------  ----------   ----------
     Total  nine months sales    $11,741,662  $2,558,801  $ 9,182,861    359 %
                                 ===========  ==========   ==========

     The primary reason for the increase in oil sales for both reporting periods was the Mustang Creek acquisitions #1 and #2 which increased our oil well capacity by 10 wells. Revenue of $4,895,000 (73,093 barrels) was generated from the Mustang Creak field through September 30, 2006. Also contributing to the significant increase in 2006 oil revenue was the increase in the price of oil compared to 2005. For the three months ended September 30, 2006, the average price of oil at our operated fields was $67.51 per barrel compared to $60.10 in the same period of the prior year.

     Beginning  in  June  2005,  we made 3 separate acquisitions in the Wishbone
Field project to increase our net revenue interest in the Lindholm-Hanson Gas Unit and Wells project from 5.464% to 10.90% in September 2005 and to 12.214% in January 2006. The purchase of the L-H Gas Units and Wells contributed to $774,823 in gas sales for the quarter ended September 30, 2006 and $4,104,629 for the nine months ended September 30, 2006 compared to $1,386,460 for the three and nine months ended September 30, 2005. Production at our Hamill gas units increased during the periods ended September 30, 2006. Hamill sales rose $1,278,562 in the nine months ended September 30, 20O6 compared to the nine months ended September 30, 2005 and $229,800 for the quarter ended September 30, 2006 compared to the quarter ended September 30, 2005. Even though production increased, we had a net decrease in gas revenue for the third quarter of 2006, which was largely due to the decline in gas prices which averaged $5.51 per MCF for the three months ended September 2006 compared to $7.55 per MCF during the same period in 2005.

Expenses-
---------

Our  expenses  for  the  periods  ended  September  30  follow:


Three  months  ended:
                                         September  30,
                                      2006           2005         Change    % Change
                                   ----------     ----------   ----------- -----------
Exploration                        $  140,412     $   10,547   $   129,865   1,231%
Lease  operating                      392,260        152,407       239,853    157
Production  Taxes                     197,927        117,703        80,224     68
General  &  administrative            309,794        229,291        80,503     35
Depreciation,  depletion
    and  amortization               2,953,290        453,785     2,499,505    551
                                   ----------     ----------   -----------
  Total  expenses                  $3,993,683     $  963,733   $  3,029,950   314%
                                   ----------     ----------   -----------


Nine  months  ended:
                                         September  30,
                                      2006           2005         Change     % Change
                                   ---------      ----------   -----------  -----------
Exploration                       $  626,309      $   43,979   $   582,330     1,324%
Lease  operating                     867,058         317,302       549,756       173
Production  Taxes                    565,673         138,855       426,818       307
General  &  administrative         1,022,120       1,937,648      (915,528)      (47)
Depreciation,  depletion
    and  amortization              6,797,462         564,770     6,232,692     1,104
                                  ----------      ----------   -----------
  Total  expenses                 $9,878,622      $3,002,554   $  6,876,068      229%
                                  ----------      ----------   -----------

     The increase in exploration cost of $129,865, for the quarter ended September 30, 2006, compared to the quarter ended September 30, 2005, is largely attributable to the prospecting and geology costs related to our ongoing plans for acquiring new working interests in oil and gas properties. The more significant increase in exploration cost for the nine months ended September 30, 2006, includes the write-off of the McAdams Unit #1 dry well which is part of our working interest in Wishbone field and the purchase of seismic data computer software programs.

     Lease operating costs rose $239,853 in the third quarter of 2006 compared to the same quarter of 2005. Higher expenses of $236,150 incurred by our most recent acquisition - Mustang Creek and $21,825 more spent for the Hamill gas units were offset by $103,946 lower expenditures made at the Wishbone field and $18,711 less cost incurred at the Herrera/Tenna oil fields. The increase in lease operating expenses of $549,756 during the first nine months of 2006 compared to the first nine months of 2005 is attributed to routine operating costs at Mustang Creek, the L-H Gas Units and Hamill gas units offset by less expenses incurred at the Herrera/Tenna oil fields.

     The rise in production taxes of $80,224 for the quarter ended September 30, 2006 and $426,818 for the nine months ended September 30, 2006, when compared to the same periods in 2005 is a reflection of our increased sales during the reported periods. The production tax rates have not changed during any of the periods presented.

     General and administrative expenses increased for the quarter ended September 2006 by $80,503 when compared to the same quarter of 2005. Higher salaries, accounting fees and other public company expenses all contributed to the rise in this cost category. General and administrative costs for the nine months ended September 30, 2006 decreased $915,528 compared to the nine months ended September 30, 2005. The $1.4 million in stock based compensation for consulting services incurred during the first six months of 2005, which represented a significant portion of total general and administrative expenses for the nine months ended September 30, 2005, which expense was nearly equaled by our higher executive salary, accounting fees and other public company expenses for the nine months ended September 30, 2006.

     Depreciation, depletion and amortization increased by $2,499,505 for the quarter ended September, 2006, compared to the quarter ended September 30, 2005, and $6,232,692 for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005 due to increases in our depletable asset base in oil and gas properties as a result of our three acquisitions of interests in the L-H Gas Unit during 2005 and the first quarter of 2006, as well as our Mustang Creek acquisitions.


Other  Income  (Expense)-

Other  income  (expense)  changed  as  follows  as  of  September  30:


Three  months  ended
                                          2006          2005          Change      %  Change
                                      -----------     ----------   ------------  -----------
Vertica  liability  write-off,  net   $    34,417     $   56,805   $    (22,388)     (39)%
Interest  expense                      (2,373,696)    (1,491,406)      (882,290)      59
Change  in  derivative  liabilities       590,814      3,182,511     (2,591,697)     (81)
Other  income                              56,629         36,127         20,502       57
Other  expenses                            (2,018)        (5,847)         3,829      (65)
                                      -----------     -----------   ----------
Total  other  income  (expenses)      $(1,693,854)    $ 1,778,190   $(3,472,044)    (195)%
                                      -----------     -----------   ----------


Nine  months  ended
                                         2006           2005          Change     %  Change
                                      ----------     -----------   -----------  -----------
Vertica  liability  write-off,  net   $   45,948     $   192,139   $  (146,191)     (76)%
Interest  expense                     (5,636,976)     (1,549,233)   (4,087,743)     264
Change  in  derivative  liabilities      345,726       3,182,511    (2,836,785)     (89)
Other  income                             98,059          57,044        41,015       72
Other  expenses                           (3,284)        (93,786)       90,502      (96)
                                      ----------     -----------   ----------
 Total other income (expenses)       $(5,150,527)    $ 1,788,675   $(6,939,202)    (388)%
                                     -----------     -----------   ----------

     The derivative liabilities changes are the result of the Convertible Note financing for the first acquisition of the L-H Gas Unit in June 2005, which is comprised of freestanding derivatives of warrants and options issued to the lender, and embedded derivatives relating to a conversion feature, a contract rate adjustment, premium for cash payment and an optional redemption provision which were bundled together into a single compound embedded derivative('CED'). With the Company's Third Amendment with Laurus, in December 2005, Laurus was granted additional stock options. These derivative liabilities are marked-to-market each quarter, with the change in fair value recorded in our income statement. The net change in fair value reflected in other income by derivative at September 30 was as follows:


                                                     Quarter        Quarter       Nine  Months
                                                      ended          ended           ended
                                                       2006          2005            2006
                                                  -----------    ------------    -------------

Single  CED  within  Convertible  Note            $    48,985    $    699,860    $     115,065
Laurus  Stock  Option  -  initial  agreement          196,448       1,541,394           65,444
Laurus  Warrant                                       193,528         941,257          114,629
Laurus  Stock  Option  -  December  amendment         151,853             ---           50,588
                                                  -----------    ------------    -------------
Net  decrease  in  fair  value
 of  derivative  liabilities                      $   590,814    $  3,182,511    $     345,726
                                                  ===========    ============    =============

     The Black-Scholes Method is applied in determining the fair value of the Laurus Stock Option, Laurus Warrant and the Laurus December Option. As a result changes in the market price of our common stock effects the fair value of the derivatives. The fair value decreases for periods presented is a reflection of the decrease of the average market price of our common stock. A layered discounted probability-weighted expected cash flow method is used for determining the fair value of the single compound embedded derivative. The effect of the smaller initial assigned fair market value to the single compound embedded derivative, together with our stock price representing only one component of the methodology, resulted in the effect on other income not being as great as the freestanding derivatives. So long as the Convertible Note remains outstanding with Laurus, the quarterly mark-to-market adjustments to these derivative liabilities could produce wide fluctuations in our consolidated financial position and results of operations.

     Interest expense, amortization of loan costs and accretion of discount primarily related to our outstanding Notes to Laurus Master Ltd. include the following:


                                         Quarter         Quarter    Nine  Months   Nine  Months
                                          ended           ended         ended          ended
                                         9-30-06         9-30-05       9-30-06        9-30-05
                                        ----------     ----------   ------------   ------------
Interest  on  notional  balances
       New  Century  Energy  Corp.      $  710,739     $  318,854   $  2,403,329   $    376,681
       Gulf  Coast  Oil  Corp.           1,234,677             --      1,896,636             --
Accretion  of  note  payable  discount     420,071        971,272      1,064,129      1,078,571
Amortization  of  loan  costs                8,209        201,280        272,882         93,981
                                        ----------     ----------   ------------   ------------
Total  interest expense                 $2,373,696     $1,491,406   $  5,636,976   $  1,549,233
                                        ==========     ==========   ============   ============

     The interest on notional balances during 2006 and 2005 represents the stated interest on the Convertible Note and the Secured Term Note for New Century Energy Corp. and the Secured Terms Notes of Gulf Coast Oil Corporation.

     The accretion of note discounts refers to the accretion of the unamortized discounts originally established at the time of the Third Amendment for the derivative liabilities, which is amortized over The Secured Convertible Note's remaining life of two and a half years. The accretion also includes discounts related to the two Gulf Coast notes which is being amortized over the remaining lives of the notes -using the effective interest method.

     Amortization of deferred loan and financing costs comprises finder's fees paid to non-lenders and other costs paid at the inception of each of the Laurus financings, which is amortized over the life of the initial agreement. Only the Gulf Coast Notes have a balance of unamortized loan cost.

     In connection with the reverse merger with Vertica Software, Inc. ("Vertica"), in September 2004, we assumed pre-merger liabilities of Vertica in the amount of $717,540, which liabilities were recorded in our consolidated results of operations for the year ended December 31, 2004. Since that time, we have actively pursued resolution of these assumed liabilities through settlement and the passage of the statutory aging limits. The "Write down of Vertica liabilities" represents release of pre-merger liabilities to other income that we believe are no longer owed by the Company. The write off of Vertica liabilities was offset in the periods presented by expenses related to the merger. For the nine months ended September 30, 2006, the amount of such charges was $25,483. However, for the three and nine months ended September 30, 2006, we were able to reduce this obligation (and increase income) by net amounts of $34,417 and $45,948, respectively.

Income  taxes-
--------------

     No federal income taxes have been paid since inception of the Company, due to our net operating loss carryforwards. Due to the uncertainty surrounding the realization of the benefits of our tax attributes, including net operating loss carryforwards, we have recorded a full valuation allowance against gross deferred tax assets at September 30, 2006. No provision or benefit for federal income taxes has been recorded in our consolidated statements of operations.

Net Loss
--------

     The Company had a net loss of $1,421,295 for the quarter ended September 30, 2006, as contrasted with net income of $2,659,191 for the quarter ended September 30, 2005. Income from oil and gas sales increased approximately $2.4 million, while total operating expenses increased $3.0 million in the third quarter 2006 as compared to the corresponding 2005 quarter. While operating income decreased only $608,442 when comparing the reported quarters; other income (expense) decreased $3,472,044. Approximately $2.6 million of the other income (expense) decrease was a result of an increase in the fair market value of derivatives; and an additional $882,290 decrease was due to higher interest expense related to our Secured Convertible Term Notes and Amended Term Notes.

     The Company reported a net loss of $3,287,487 for the nine months ended September 30,2006, resulting in a $4,731,000 greater loss than the income of $1,443,102 reported for the nine months ended September 30, 2005. Revenues from oil and gas sales rose $9,182,862 and operating expenses were $6,876,068 higher for the nine months ended September 2006 as compared to the corresponding 2005 period. As a result, New Century Energy is reporting an operating income of $1,863,040 for the nine months ended September 30, 2006 compared to a reported operating loss of $345,573 for the nine months ended September 30, 2005. The fluctuation to a net loss in 2006 was primarily the result of interest expense of over $5,600,000 from our outstanding notes with Laurus. The 2005 net income is primarily the result of a $3,182,511 net decrease in the fair market value of derivative liabilities, partially offset by $1,549,333 in interest expense for the year-to-date period.


TWELVE MONTHS ENDED DECEMBER 31, 2005, COMPARED TO THE TWELVE MONTHS ENDED DECEMBER 31, 2004 (AUDITED)

Revenues  -

Our  revenues  are  summarized  as  follows  for  the  years  ended December 31:


                                                    2005                2004
                                                 ----------          ----------
Oil sales                                        $1,108,613          $  761,581
Gas sales                                         5,810,271             952,862
                                                 ----------          ----------
Oil and gas sales                                 6,918,884           1,714,443
Gain on sale of oil and gas interest                 98,181             101,138
Gain on sale to participate in future
  Property acquisitions                               -                 290,000
                                                 ----------          ----------
          Total revenues                         $7,017,065          $2,105,581
                                                 ==========          ==========

     Our oil and gas sales are principally to two gas customers and one oil customer in the State of Texas. Oil and gas sales increased by approximately $5.2 million, or 304% for the year ended December 31, 2005, compared to oil and gas sales for the prior year, principally due to $4,615,334 of increased gas sales from our acquisitions of the Lindholm-Hanson Gas Unit (the "L-H Gas Unit"); increases of $400,205 in our oil production in our Herrera and Tenna fields; and $242,074 of increased gas production in our Sargent South field, during the year ended December 31, 2005, compared to the year ended December 31, 2004. For the year ended December 31, 2005, average oil prices per barrel were

$53.63 as compared to average oil prices per barrel of $39.78 for the year ended December 31, 2004; and average gas prices increased from $5.08 per MCF for the year ended December 31, 2004, to $7.10 per MCF for the year ended December 31, 2005.

Expenses-

Our  expenses  comprised  the  following  for  the  years  ended  December  31:

                                                       2005              2004
                                                 ----------          ----------
Operating expenses                               $1,168,124          $  634,445
Depreciation, depletion and amortization          2,177,485             335,586
General and administrative                        2,296,879           4,158,022
                                                 ----------          ----------
            Total expenses                       $5,642,488          $5,128,053
                                                 ==========          ==========

     Operating expenses (lease operating, production taxes and exploration costs) increased by $533,679, or 84% for the year ended December 31, 2005, compared to the year ended December 31, 2004, which increases were mainly attributed to additional production taxes and additional lease operating costs arising from the L-H Gas Unit Acquisitions. Depreciation, depletion and amortization increased by $1,841,899 for the year ended December 31, 2005, compared to the year ended December 31, 2004, due to the $22,315,018 increase in our depletable asset base in oil and gas properties as a result of our two acquisitions of interests in the L-H Gas Unit.

     General and administrative expenses decreased by $1,861,143, or 45%, for the year ended December 31, 2005, compared to the year ended December 31, 2004, which decrease was primarily associated with greater consulting expenses during the year ended December 31, 2004, due to common stock issued for services.

Other  Income  (Expense)-

Other  income  (expense) consisted of the following for the years ended December
31:

                                                    2005               2004
                                                 ----------         ----------
Net decrease in fair value of derivative
    liabilities                                 $ 7,117,882        $         -
Loss on early extinguishment of debt             (8,309,759)                 -
Interest and amortization of discount
    on debt expense                              (3,872,265)          (250,590)
Vertica-related items                               312,895           (718,488)
All other, net                                      (22,154)                 -
                                                 ----------         ----------
          Other income (expense), net           $(4,773,401)        $ (969,078)
                                                 ==========         ==========

     The convertible note financing for the first acquisition of the L-H Gas Unit during the year ended December 31, 2005, comprised freestanding derivatives of warrants and options issued to the lender, and embedded derivatives relating to a conversion feature, a contract rate adjustment and an optional redemption provision which were bundled together into a single compound embedded derivative. These derivative liabilities are marked-to-market each quarter, with the change in fair value recorded in our income statement. For the year ended December 31, 2005, the net decrease in fair value, or increase in income, by derivative was as follows:

Single compound embedded derivative within Convertible Note       $  675,637
Laurus Stock Option                                                3,571,005
Laurus Warrant                                                     2,871,240
                                                                   ---------
          Net decrease in fair value of derivative liabilities    $7,117,882
                                                                   =========

     The Black-Scholes Method is utilized in determining fair value of the Laurus Stock Option and Laurus Warrant. As a result of a decrease in the price of our common stock during the second half of 2005, the fair value of these derivative liabilities decreased sharply over the six month period beginning on the date they were issued and ending on December 31, 2005. A layered discounted probability-weighted expected cash flow method is used for determining the fair value of the single compound embedded derivative. The effect of the smaller initial assigned fair market value to the single compound embedded derivative, together with our stock price representing only one component of the methodology, resulted in the effect on income not being as great as the freestanding derivatives. So long as the Convertible Note remains outstanding, the quarterly mark-to-market adjustments to these derivative liabilities could produce wide fluctuations in our financial position and results of operations.

     On December 30, 2005, we executed a Third Amendment to the Convertible Note, whereby additional options were granted to the lender as consideration for a deferral of scheduled principal payments and registration "effectiveness" with the SEC. This amendment triggered an early extinguishment of the Convertible Note for financial reporting purposes, and resulted in a loss of $8,309,759, representing the fair value of the additional options granted and the change in fair value of the single compound embedded derivative and the extinguishment of the related unamortized discounts to the note and related deferred financing costs.

     Interest and amortization of discount on debt expense of $3,872,265 for the year ended December 31, 2005, primarily related to the Convertible Note and includes the following:

Interest expense on notional balance                               $1,215,556
Accretion of note discount                                          2,034,910
Amortization of deferred loan costs                                   558,627
                                                                   ----------
Subtotal                                                            3,809,093
Other interest expense                                                 63,172
                                                                   ----------
Total interest expense                                             $3,872,265
                                                                   ==========

     The interest expense on notional balance during 2005 represents the stated interest on the Convertible Note, the Secured Term Note and a production payment loan from the prior year which was paid off in 2005.

     The accretion of note discount in 2005 refers to the accretion of the unamortized discount originally established for the derivative liabilities and financing cost paid to the lender at the inception of the Convertible Note, which is amortized over its life, 36 months.

     Amortization of deferred loan costs comprises financing fees paid to non-lenders in connection with the Convertible Note and Secured Term Note, which are capitalized as deferred financing costs, and amortized over their respective lives, or three years and six months.

     In connection with the reverse merger with Vertica Software, Inc., in September 2004, we assumed pre-merger liabilities of Vertica in the amount of $717,540, which liabilities were recorded in our results of operations for the year ended December 31, 2004. During 2005, we actively pursued resolution of these assumed liabilities through settlement and the passage of the statutory aging limits, whereby such amounts owed were reduced to $175,558 as of December 31, 2005. The change in the Vertica liabilities in the amount of $541,982 relates to $509,028 of other income, $7,434 cash payment for various prior year taxes and $25,520 in common stock for legal settlement of outstanding claims. Additionally, we incurred Vertica-related expenses subsequent to the merger in the amount of $196,133, which related to a settlement with outside consultants and legal and other consulting fees.

Income  taxes-

     No federal income taxes have been paid since inception of the Company, due to our net operating loss carryforwards. Due to the uncertainty surrounding the realization of the benefits of our tax attributes, including net operating loss carryforwards, no provision or benefit for federal income taxes has been recorded in our consolidated statements of operations.

Net  Loss  -

     The Company had a net loss of $3,398,824 for the year ended December 31, 2005, as compared to a net loss of $3,991,550 for the year ended December 31, 2004. It should be noted that approximately $7.1 million of gain from the net decrease in fair value of derivative liabilities was recorded in 2005 due to the mark-to-market accounting of our derivative liabilities. We also recorded an extinguishment of debt expense in 2005 of approximately $8.3 million due to the Third Amendment to the Convertible Note and the December Option which we believe triggered an extinguishment of the original Convertible Note. The Company also issued stock for services in the amount of $1,602,500 in 2005.

                         LIQUIDITY AND CAPITAL RESOURCES
                         ------------------------------

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

Cash and cash equivalents -
---------------------------


     We believe our cash and cash equivalents balance of $8,612,346 as of September 30, 2006, as well as the funds received through the sale of the December 2006 Note, supplemented by positive cash flows from operations, with favorable demand and pricing of our oil products is sufficient to meet our working capital requirements for approximately the next twelve months. We are actively pursuing attractive financing opportunities to enable us to pursue our oil and gas exploration and production program, including external growth through acquisition, similar to the acquisition of interests by Gulf Coast in the second quarter of 2006, as described above.

Working  capital  -
-------------------


     At September 30, 2006, we had a working capital deficit of $7,273,597, principally arising from current liabilities comprising the current portion of notes payable of $14,293,924 and derivative liabilities totaling $3,013,021. Our current assets of $11,562,164 at September 30, 2006, are substantially liquid as they are principally comprised of cash and cash equivalents of $8,612,346 and accounts receivables of $2,443,947. We believe these current assets will be sufficient, together with the funds received through the sale of the December 2006 Note, and our anticipated positive cash flow from operations, to enable us to meet our financial obligations for approximately the next twelve months.



Long  Term  Liabilities  -
--------------------------

     Total long-term liabilities as of September 30, 2006 were $45,829,516, and included the long-term portion of notes payable in connection with amounts loaned to us by Laurus; and an asset retirement obligation of $334,580.

Change  in  fair  value  of  derivatives
----------------------------------------

     Our derivative liabilities are subject to wide fluctuations from quarter to quarter based on the volatility of the Company's common stock price and other factors which could have a material effect on our financial position and results of operations each quarterly reporting period.

Off-balance sheet financing -
-----------------------------

     We  have  not  entered  into  any off-balance sheet financing arrangements.

Change in prices -
------------------

     Oil and natural gas prices are subject to seasonal and other fluctuations that are beyond our ability to control or predict.

Inflation -
-----------

     Although certain of our costs and expenses are affected by the level of inflation, inflation has not had a significant effect on our results of operations since inception.

Cash flows-
-----------

                                                           September 30,
Sources and Uses of Cash                               2006         2005
                                                   -----------   ----------
Net cash provided by /(used in)
  Operating activities                             $ 4,517,168  $   371,305
  Investing activities                             (36,429,850) (20,854,524)
  Financing activities                              37,213,363   22,577,634
                                                   -----------  -----------
Increase in cash and cash equivalents              $ 5,300,681  $ 2,094,415
                                                   ===========  ===========

As of September 30,                                    2006         2005
                                                   -----------  -----------
Cash and cash equivalents                          $ 8,612,346  $ 2,547,196
                                                   ===========  ===========

Operating activities -
----------------------

September  30,  2006

     Cash flows provided by operating activities of $4,517,168 for the nine months ended September 30, 2006, were adversely impacted by a net loss from consolidated results of operations for the period of $3,287,487. Despite positive operating income, the interest expense attributed to the Laurus financings caused a net loss for the year-to-date period. Offsetting the net loss were the non-cash adjustments to cash flows from operating activities, including depreciation, depletion and amortization of $6,797,462 and accretion of discount and amortization of loan costs to interest expense $1,337,011. Positive cash flows from operations were partially offset by other non-cash credits of $368,210.

     We believe that our cash flows from operations will be subject to wide fluctuations, as a result of mark-to-market accounting, so long as our Secured Term Convertible Note is outstanding or its related derivatives are unexpired or unexercised.

September  30,  2005

     Cash provided by operating activities of $371,305 for the nine months ended September 30, 2005, benefited from net income of $1,443,102, favorable non-cash adjustments of $658,752 for depreciation, depletion and amortization, $1,078,571 for accretion of discount and amortization of loan costs to interest expense, net and $1,602,500 for stock issued as compensation for consulting services. These benefits were reduced by the impact of the change in fair value of derivatives 3,182,511, gain on the sale of oil and gas properties ($98,181) and net changes in working capital ($823,603).

Investing  Activities  -
------------------------

September  30,  2006

     Cash flows used in investing activities of $36,429,850 for the nine months ended September 30, 2006, were primarily attributed to the Mustang Creek Acquisitions completed in the second quarter of this year which totaled $32,787,219; the third acquisition of the L-H Gas Unit, completed in January 2006, which totaled $1,530,874; and capital expenditures for other oil and gas properties of $2,133,801 in accordance with our exploration and production program.

September  30,  2005

     Cash flows used in investing activities of $20,854,524 for the nine months ended September 30, 2005, was primarily due to the first two acquisitions of the

L-H Gas Unit, which totaled $19,135,577, capital expenditures for other oil and gas properties of $1,427,924 and drilling advances of $381,916 partially offset by proceeds from the sale of oil and gas property of $98,181.


Financing  activities  -
------------------------
September  30,  2006

Cash flows provided by financing activities of $37,213,363 came from net proceeds from the Gulf Coast Notes of $43,345,295 and were used to make payments on all the Laurus financings totaling $6,023,511; and for $108,421 in loan closing costs.

September  30,  2005

Cash flows provided by financing activities of $22,577,634 for the nine months ended September 30, 2005 consisted of $24,500,000 proceeds from the L-H Gas Units and Wells Acquisitions Nos. 1 and 2 financings and $655,273 from the sale of common stock partially offset by loan closing costs of $1,805,156; and principal payments to reduce debt of $776,158.

                                     OUTLOOK
                                     -------


     Our objective throughout the remainder of 2006 and 2007 is to achieve profitability and generate positive cash flows from operations to meet our working capital requirements and service our debt, namely the principal and interest payments under the Convertible Note, as amended, the Secured Term Note, as amended, the Gulf Coast Note, and the December 2006 Note.


     Our strategy with respect to our capital program is to maintain a steady level of activity. We have plans to continue our redevelopment of our Sargent South Field, as well as pursuing potential acquisitions of proven and undeveloped oil and gas reserves. The L-H Gas Unit is expected to continue development with an additional drilling program for two new wells. We also continue to reevaluate our San Miguel Creek and Tenna fields for possible improvement in production through added development and exploration in the upcoming months.


     We believe that we have sufficient funds to repay the interest and principal payments on our $15,000,000 Convertible Secured Term Note with Laurus, which monthly principal payments commenced on July 1, 2006 from the revenue generated from our oil and gas properties and our current cash on hand, which amount may also be reduced by the conversion of certain portions of the debt into shares of our common stock by Laurus as described above. Additionally, we believe that because of the amendment to our September 2005 Secured Term Note with Laurus, which currently has a principal balance of approximately $6,351,390, which amendment provides for the principal and interest payments on such note to be paid by way of a production payment equal to eighty percent (80%) of the gross proceeds paid to us in respect of oil, gas and/or other hydrocarbon production arising from our 7.25% working interest in the Wishbone Field in the Lindholm-Hanson Gas Unit; and because the $40,000,000 Gulf Coast

Note is to be paid by a similar eighty percent (80%) production payment from the production on our Manti Property and the property purchased by Gulf Coast in June 2006 (as described above), such notes will not adversely impact our future current assets or cash on hand. Additionally, we believe we have sufficient oil and gas revenues to pay the interest and principal payments due on the December 2006 Note. As such, we believe we will be able to continue our planned oil and gas operations for approximately the next twelve months, assuming that our level of oil and gas production remains constant or expands and that the prices of oil and gas remain constant or increase.


     However, moving forward, our growth and continued operations could be impaired by limitations on our access to the capital markets. In the event that we do not generate the amount of revenues from our oil and gas properties which we anticipate, and/or we decide to purchase additional oil and gas properties and are required to raise additional financing, we may be forced to pay Laurus principal and/or interest on our Term Note and Gulf Coast Notes (instead of having such payments paid by the production payments described above), and/or scale back our operations which would have a material adverse impact upon our ability to pursue our business plan. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to our Common Stock or equity financings which are dilutive to holders of our Common Stock. In addition, in the event we do not raise additional capital from conventional sources, it is likely that our growth will be restricted and we may need to scale back or curtail implementing our business plan.

                             DESCRIPTION OF PROPERTY

OFFICE SPACE

     We entered into an amended lease with Essex Tanglewood Investors, L.P., a Texas limited partnership, in connection with our office space lease at 5851 San Felipe, Houston, Texas, on August 17, 2005 (the "Lease"). The Lease encompasses approximately 1,032 square feet of office space. The Lease term is until September 30, 2010. The monthly rent under the Lease is $1,952.17 per month from September 1, 2005 until March 31, 2006; $2,958.65 per month from April 1, 2006 to June 30, 2006; and $3,042.28 per month from July 1, 2007 until September 30, 2010. The lease may not be terminated by us prior to its stated expiration. We increased the square footage we rent during 2005 and 2006, in connection with increases of the number of personnel on our staff.

OIL AND GAS PROPERTIES

1.)  OPERATED  PROPERTIES:

     The Company operates oil and gas properties in Texas under the name of Century Resources, Inc., a wholly owned subsidiary of the Company. Century Resources, Inc. is a bonded operator with the Railroad Commission of Texas and our Operator number is 141835. Of the properties we operate, our working interest ownership ranges from 80% in the Sargent South Field, to 100% in the San Miguel Creek and Tenna Fields.

SARGENT  SOUTH  FIELD-  MATAGORDA  COUNTY,  TEXAS

     The Company acquired 100% of the working interest in the Sargent South Field from Calpine Natural Gas (NYSE) and its partner, ("Calpine") in January 2004. The Sargent South Field is located onshore in Matagorda County, Texas, east of Matagorda Bay. The leasehold is approximately 3,645 acres. Effective March 1, 2004, the Company sold to Aquatic Cellulose International Corp., a 20% working interest and a 16% net revenue interest in the South Sargent Field.

     At the time of this acquisition there were two producing wells, the Hamill #2 and Hamill #19. In March 2004, the Company recompleted a shut-in well on the lease, Hamill #10 and established production in the 3,345 foot sand. One of the original producing wells acquired from Calpine, the Hamill #19 ceased flowing gas in May of 2004 after producing 615 MMCF of gas from the original completion at 3,917 foot. This Hamill #19 well was recompleted by the Company in July 2004, in a sand at 4,324 feet and this sand produced 107 MMCF of gas until it was depleted in October 2004. A workover was attempted in 2006 on the Hamill #19 at the 6,700 sand level, however this sand proved to be non-productive. The well and seismic data is currently being evaluated and depending on results of this interpretation project, we may attempt a possible deepening outside of the casing in this well at a future date.

     At present, there are five (5) producing wells on the Hamill Lease; Hamill #2, Hamill #10, Hamill #11, Hamill #14 and Hamill #17, with daily production in excess of approximately 1,000 MCF of gas per day (MCFGPD), however, the Company can provide no assurances that the current completions will continue to produce at this rate, if at all.


     A license to a 10 square mile 3-D seismic survey ("3-D") was also acquired from Calpine and this 3-D has been reprocessed, along with some recently purchased 2-D seismic lines. The final reprocessing work has been completed in the second quarter of 2006. Interpretation of the data is underway and a result of this interpretation project, new drilling locations have been identified on this lease for drilling in 2007. The seismic and geological interpretation project will be an ongoing process over 2007. When new wells are drilled on this lease, the data from the new drills will be integrated into and used to update our ongoing interpretation project.


     The Company has an ongoing workover and recompletion project underway in the Sargent South Field. The first well work began in January 2005, when work over operations were commenced on the Hamill #17 well, which had been shut-in since 2001 by the previous owner and operator. The wellhead and surface equipment were replaced and remedial operations commenced to drill out and remove various cement and cast iron bridge plugs set inside the well casing by previous operators. The well bore was cleaned out to a depth of 4,500 feet, and tests were run in the well to evaluate potential productive sands in this well. In March 2005, the Hamill #17 well was recompleted in a stray sand at 4,230 feet; and is currently producing gas at the rate of approximately 100 MCF per day on a 8/64 inch choke. Additional probable and proven behind pipe gas sands have been identified in the Hamill #17 well for future recompletion attempts, when the current completion at 4,230 feet depletes.

     During June 2005, work over operations commenced on the Hamill #14 well, which had also been shut-in since 2001. The wellhead and surface equipment were repaired and remedial operations commenced to drill out and remove a number of cement and cast iron bridge plugs set inside the well casing by previous operators. The well bore was cleaned out to a depth of 5,905 feet, and tests were run in the well to evaluate potential productive sands in this well. In July 2005, the Hamill #14 was recompleted in a sand at 4,209 feet at the rate of 175 MCF of gas per day on a 8/64 inch chokes with flowing tubing pressure of 1,000 pounds per square inch. Additional probable and proven behind pipe gas sands have been identified in the Hamill #14 well for future recompletion attempts, when the current completion at 4,209 feet depletes. This well is currently producing at the rate of 90 MCF per day on a 8/64 inch choke.

     During August 2006, a third workover operation commenced on the Hamill #10 well after the well ceased producing gas earlier in this month. Remedial operations commenced to clean out produced sand from the well bore and a sand control screen and gravel pack were installed in the well. Production was restored on September 5, 2006 to 3,270 feet. Additional probable and proven reserves behind pipe gas sands have been identified in the Hamill #10 well for future recompletion attempts, when the current completion at 3,270 feet depletes. This well is currently producing at the rate of approximately 420 MCF per day on a 9/64 inch choke.

     During August 2005 work over operations commenced on the Hamill #2 well. This well was a marginal producer and we removed a number of cast iron bridge plugs set inside the well casing by previous operators. The well was cleaned out to a depth of 6,170 feet. In October of 2005, the Hamill #2 was recompleted in the 5,940 foot sand at the rate of 950 MCF per day. During the first quarter of 2006 the Hamill #2 well was shut in due to the formation sand entering the well bore. The well was cleaned out and gravel packed in March of 2006 and the well is currently producing at the rate of approximately 325 MCF per day on a 9/64 inch choke.

     During November of 2005, work over operations commenced on the Hamill #11 well. This well was a marginal producer and we removed a number of cast iron bridge plugs set inside the well casing by previous operators. The well was cleaned out to a depth of 6,000 feet. In February of 2006, the Hamill #11 was recompleted in the 2,760 foot sand at the rate of 275 MCF per day. The well is currently producing at the rate of 75 MCF per day on a 10/64 inch choke.

     During August of 2006, re-entry operations commenced on-Hamill #1-R well, that was originally drilled by Gulf Oil Corporation to a depth of 16,200' in 1961 and subsequently plugged and abandoned by Gulf in June 1967. Recent operations included milling out and removing numerous cement and bridge plugs set in the well when it was originally abandoned by Gulf. The well has been cleaned out to a depth of 11,000 feet inside the existing 9-5/8" casing. Cased hole logs were run in the well in October of 2006 and the well is being evaluated for possible gas sands for testing and possible production. The first recompletion attempted in November of 2006, at a depth of 5,560 feet produced gas, but in non-commercial quantities.

     Compression was installed in the Sargent Field during July of 2006. Presently four producing wells are on compression, wells number 2,11,14 and 17.

SAN MIGUEL CREEK FIELD- MCMULLEN COUNTY, TEXAS

     The San Miguel Creek Field is located in north central McMullen County, Texas, near its border with Atascosa County, approximately 75 miles due south of San Antonio, Texas. The Company currently owns and operates the 200-acre Herrera Lease and the 40-acre Wheeler #2 lease in this field (240 acres total). The Company now controls 100% of the working interest on these leases and wells. A new 3D seismic survey was recently completed in this field, and this data set will help identify further drilling locations in the Wilcox formation at 6,000 feet and possibly deeper targets down to 14,000 feet on our acreage. We acquired approximately a 30 square mile portion of this new 3-D seismic survey, and interpretation of the data is underway. We believe the 3D seismic will be help us delineate additional drilling prospects on our acreage. To date two new drilling locations have been identified and we plan to drill these undrilled locations in the first quarter of 2007.

MUSTANG CREEK FIELD AREA WELLS- McMULLEN AND ATASCOSA COUNTIES, TEXAS.

     On April 28, 2006, the Company's newly formed wholly owned subsidiary, Gulf Coat Oil Corporation ("Gulf Coast"), acquired the majority working interest and operations over developed and undeveloped oil and gas mineral leases totaling 9,167 acres in the Mustang Creek Field area in McMullen and Atascosa Counties, Texas. On June 30, 2006 Gulf Coast acquired the remainder of the working interest ownership from another group of owners, in this same group of leases and producing wells. As of the June 30, 2006, closing, Gulf Coast now owns a combined 100% working interest in 10 oil wells and one gas well and a 75% working interest in one additional oil well. The effective date for ownership for both acquisitions was December 1, 2005. The following table summarizes Gulf Coast's ownership in the producing wells as of September 30, 2006:

Schedule of Acquired Wells and Mineral Interests in Mustang Creek Area Wells

                                 WORKING      NET REVENUE
WELL NAME                        INTEREST      INTEREST
-------------------------        --------    ------------
HODDE #1                         100 %       0.7700     %
DOUBLE K #2                      100 %       0.7700     %
DOUBLE K #3                      100 %       0.7700     %
KASSNER #1                       100 %       0.7700     %
KASSNER #2                       100 %       0.7700     %
TYLER RANCH UNIT WELL #1         100 %       0.77375    %
PEACOCK #1                       100 %       0.7700     %
POWERS-SWAIM UNIT WELL #1        100 %       0.7700     %
SWAIM 58-1                       100 %       0.7700     %
WHEELER #1                        75 %       0.4375     %
RABKE/MASPERO UNIT #1            100 %       0.77375    %
CAJUN CAPER UNIT #1              100 %       0.75517154 %


     Mustang Creek Field area is located approximately 50 miles south of San Antonio, Texas. Geologically, the Mustang Creek field area is located on the San Marcos Platform back reef of the Cretaceous Stuart City and Sligo reef trends. The field produces oil and gas from sands trapped against Wilcox faults from depths between 3,000 feet and 6,200 feet, which wells commonly have multiple Wilcox pay sands. In 2004 a new 65 square mile 3-D seismic survey was completed which helped recognize and delineate numerous shallow Wilcox anomalies. Gulf
Coast acquired 9,167 acres of developed and undeveloped leases from Manti Operating Company and its partners, along with the recently drilled producing wells noted in the table above. In addition to the producing wells, in July of 2006, Gulf Coast acquired a license to approximately 35 square miles of the new 3-D seismic data and has commenced an interpretation project to further delineate additional Wilcox drilling opportunities and possibly drilling targets at deeper depths.

RECENT DEVELOPMENTS IN THE MUSTANG CREEK FIELD AREA

     During the third quarter of 2006, we identified approximately twenty (20) un-drilled seismic anomalies based on our 3-D seismic interpretation project. We have contracted with an independent drilling company for drilling approximately ten (10) locations in the fourth quarter of 2006 and first quarter of 2007. Drilling operations have commenced on the first location, the Kassner No. 3 well in November of 2006, located on a 152 acre lease in the J.G. & O Fisk Survey, Abstract A-1007.

     As of October 30, 2006, current daily 8/8ths production from the producing wells listed above was approximately 550 barrels of oil equivalent per day
(BOPD)  from  ten  producing  oil  wells.

TENNA  (HILLJE  SAND)  FIELD-  WHARTON  COUNTY,  TEXAS

     The Company acquired 100% of the working interest in three (3) wells in the Tenna Field in July 2003. The field is located on county road 1300 in Wharton County, Texas, approximately 60 miles southwest of Houston, Texas. The Hillje Sand was discovered in 1991 and has been an oil and gas producer at a shallow depth of 4,100 feet. A newer 3-D seismic survey has been shot over the field and the surrounding area and we are in discussions to acquire a portion of the survey to reprocess and interpret over our acreage. There are mapped attic oil locations on our leases and we anticipate drilling new well location(s) in the first half of 2007.

NON-OPERATED PROPERTIES: WISHBONE FIELD - LINDHOLM HANSON GAS UNIT- MCMULLEN COUNTY, TEXAS

     As of January 3, 2006, the Company owned a 15.20% non-operated working interest with a 12.214% net revenue interest in the Wishbone Field in McMullen County, Texas, which is operated by U.S. Enercrop, LTD, headquartered in San Antonio, Texas. The Company acquired its interest in the Wishbone Field through three (3) separate transactions. In June of 2005, it acquired a 6.2% working interest and 5.464% net revenue interest. In September of 2005, it acquired a 7.25% working interest and 5.4375 net revenue interest. In January of 2006 it acquired a 1.75% working interest and 1.3125% net revenue interest. The total combined interest now owned by the Company is a 15.20% working interest and 12.214% net revenue interest.

     The field was discovered in 2004 after the successful drilling of the Lindholm-Hanson Gas Unit #1 Well, operated by U.S. LTD of San Antonio Texas. The field produces from Upper Wilcox sands at an average depth of approximately 12,800 feet. All of the producing wells in the Lindholm-Hanson Gas Unit have been fracture stimulated using approximately 400,000 pounds of 20/40 proppant. Initial producing rates after stimulation in a number of wells has exceeded 15,000 Mcfgpd per well. As of September 30, 2006, there were ten (10) producing wells in the 640 acre unitized Lindholm-Hanson Gas Unit. Cumulative production in the field has totaled approximately 20 billion cubic feet of gas (Bcf). Well log analysis indicates probable and possible oil and gas production at shallow depths in the Wishbone Field. Potential future production may be achieved in the Slick sand, the 9,100 foot sand, the Hostetter sand and the Tom Lyne sands, ranging in depth from 7,000 feet to 11,000 feet, of which there can be no assurance.

     Since the Company acquired its working interest in the Wishbone field, we have participated in drilling an additional three (3) new wells in the unitized Wishbone field. LH Gas Unit #10 was drilled in July of 2005. LH Gas Unit #11 was drilled in September of 2005. LH Gas Unit #9 was drilled in December of 2005. The Company also participated in drilling of the Lindholm Fee #1 in September of 2005, this well is not a part of the Lindholm-Hanson Gas unitized gas field and our working interest is smaller in this well at 12.10%.

     The table below summarizes the current well status in the Lindholm-Hanson Gas Unit and Lindholm Fee #1 wells, at October 30, 2006:

                                             Daily  8/8THS     Net Production
Well  Number                    Status      Production (Mcf)  NRI Interest(Mcf)
-------------                 ---------     ----------------     --------------
LH-Gas  Unit  #1              Producing             437                 53
LH-Gas  Unit  #2              Producing           1,800                220
LH-Gas  Unit  #3              Producing           1,130                138
LH-Gas  Unit  #4-C            Producing             737                 90
LH-Gas  Unit  #4-T            Producing             700                 85
LH-Gas  Unit  #5              Producing           2,000                244
LH-Gas  Unit  #7               Shut-in                0                  0
LH-Gas  Unit  #8              Producing             475                 58
LH-Gas  Unit  #9              Producing           1,250                152
LH-Gas  Unit  #10             Producing             825                100
LH-Gas  Unit  #11             Producing           1,100                134
Lindholm  Fee  #1             Producing              85                 10
                                                -------              -----
Daily  totals  in  MCF  of  Gas                  10,539              1,284


PRADO FIELD LEASES, JIM HOGG COUNTY, TEXAS

     In June 2004, the Company acquired leases in the Prado Field comprising 1,280 acres in Jim Hogg County, Texas from JMI Energy Inc., of Houston, Texas ("JMI"). As of September 30, 2006, there are four (4) active wells on this lease and twenty (20) inactive well bores.

DEVELOPMENTS IN THE PRADO FIELD DURING SEPTEMBER 2006

     On April 26, 2005, the Company and Aquatic Cellulose (a co-owner in the Prado Field leases) entered into a Development Agreement relating to the Prado Field interests with Strong Petroleum Group, Inc. (a Texas corporation hereinafter "Strong") to invest and participate in the re-development of the Company's Prado field interests (the "Prado Assets" and the "Development Agreement"). The Development Agreement had an effective date of April 1, 2005. Under the original Development Agreement, which was extended on March 31, 2006 to September 21, 2006, Strong was entitled to receive a Partial Assignment of the interests in the Prado Field, if Strong completed the Work Program before September 21, 2006. However, none of the required tasks were completed in accordance with the required schedule.

     Strong has acknowledged its failure to perform the required tasks associated with the Revised Work Program on or before the Extended Deadline of September 21, 2006. Strong did not earn any assignment in the Prado Assets and as a result of its non-performance, Strong redelivered to the Company all of the property and documents associated with the Prado Assets and, Strong's rights terminated with respect to any and all producing wells associated with the Prado Assets, effective September 21, 2006, and Strong has executed a Release of Rights indicating that it does not own or claim any interest in the Prado Assets.

     Also, in September of 2006, the Company purchased the fifty percent (50%) working interest formerly owned by Aquatic Cellulose in the Prado Field for a cash payment of $300,000. The Company now owns 100% of the working interest in the Prado Field production and we are also finalizing a seismic and geological interpretation of the field for possible future drilling and exploitation.

OIL  AND  GAS  ACREAGE,  PRODUCTIVE  WELLS,  AND  DRILLING  ACTIVITY DISCLOSURE
                          OF  OIL  AND  GAS  OPERATIONS


COMPARISON OF AVERAGE SALES PRICES OF OIL AND GAS SOLD BY THE COMPANY FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005:

                                      2006                2005
                                     ------              ------

AVERAGE  SALE  PRICE  OF  OIL
       (Per  bbl.)                   $67.51              $60.10

AVERAGE  SALE  PRICE  OF  GAS
       (PER  MCF)                    $ 5.41              $ 7.55

COMPARISON OF 8/8THS GROSS OIL PRODUCTION FROM COMPANY OPERATED PROPERTIES FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005:

                                      2006                2005
                                     ------              ------

                                    BARRELS             BARRELS

SAN  MIGUEL  CREEK  FIELD             2,998               3,055

TENNA  FIELD                          2,377               2,905

MUSTANG CREEK FIELD                  56,389              35,724
                                  ---------            --------
           TOTALS                    61,764              41,684
                                  =========            ========

COMPARISON OF 8/8THS GROSS GAS PRODUCTION FROM COMPANY OPERATED PROPERTIES FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005:

                                      2006                2005
                                     ------              ------
SARGENT  SOUTH  FIELD  (MCF)        106,683              38,645

TYLER RANCH GAS UNIT #1 (MCF)        14,320                   0
                                     ------              ------

                         TOTAL      121,003              38,645


COMPARISON OF 8/8THS GROSS GAS PRODUCTION FROM COMPANY NON-OPERATED PROPERTIES FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005:

                                      2006                2005
                                     ------              ------
WISHBONE  FIELD-
LINDHOLM  HANSON                   1,084,149           2,365,238
GAS  UNIT  (MCF)

     The above table relates to the Company's interest in the Wishbone Field in McMullen County, Texas as of September 30, 2006. As of the date of this filing, the Company has a 15.2% working interest and a 12.214% net revenue interest.

OIL  AND  GAS  ACREAGE

     In the data below, "gross" represents the total acres or wells in which we own a working interest and "net" represents the gross acres or wells multiplied by the Company's working interest percentage. The following table sets forth New Century's and subsidiary's acreage position at September 30, 2006:

                                DEVELOPED                    UNDEVELOPED
                        --------------------------     ------------------------
                         GROSS            NET           GROSS             NET
                        --------        --------       --------         -------

Jim  Hogg  County,  TX   1,280            640              0               0

Matagorda  County,  TX   3,645          2,916              0               0
(onshore)

Matagorda County, TX         0              0          1,610           1,288
(offshore)

McMullen  County,  TX      240            240              0               0
(San Miguel Creek Field)

McMullen County, TX        720            109              0               0
(Wishbone Field)

McMullen County, TX      4,156          4,136          5,011           5,011
(Mustang Creek Field)

Wharton  County,  TX       100            100              0               0
                        ======          =====          =====           =====
Total                   10,141          8,141          6,621           6,299

     The Company's net undeveloped acreage, subject to expiration in 2006 is 0 acres, the expiration of the balance of undeveloped acreage is 5,011 acres in 2008; and 1,288 in 2011.

PRODUCTIVE  WELLS

     The following table sets forth our gross and net productive oil and natural gas wells at September 30, 2006:

                         PRODUCING      OIL  WELLS   PRODUCING    GAS  WELLS
                           GROSS          NET          GROSS         NET
                       -------------  ------------  -----------  -----------

Jim  Hogg  County,  TX       2             2            0            0

Matagorda  County,  TX       0             0            5            4

McMullen  County,  TX       17            16.75        12            2.647

Wharton  County,  TX         2             2            0            0
                          =======       =======      ========     ========
     TOTAL                  21            20.75        17            6.647

DRILLING  ACTIVITY:

     The following table sets forth the results of our drilling activities over the third quarter ending September 30, 2006:

                                        OIL     WELLS              GAS    WELLS
                                       GROSS     NET               GROSS    NET
                                      -------  -------            -------  ----

Exploratory  Wells-Productive(1)(2)        0        0                  0      0

Exploratory  Wells-Non-productive(1)(3)    0        0                  0      0

Development  Wells                         0        0                  0      0
                                      ------  -------            -------  -----

(1) An exploratory well is a well drilled either in search of a new, as yet undiscovered oil or gas reservoir or to greatly extend the known limits of a previously discovered reservoir. A development well is a well drilled with the presently proved productive area of an oil or natural gas reservoir, as indicated by reasonable interpretations of available data, with the objective of completing in that reservoir.

(2) A productive well is an exploratory or development well found to be capable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

(3) A non-productive well is an exploratory or development well that is not a producing well.

SIGNIFICANT  OIL  AND  GAS  PURCHASERS  AND  PRODUCT  MARKETING

     Oil and gas sales are made on a day-to-day basis under short-term contracts at the current area market price. For the quarter ended September 30, 2006, we had four purchasers that each accounted for 10% or more of our oil and natural gas revenues on Company operated properties. Two purchasers accounted for 100% of crude oil sales. Gulf Mark Energy, Inc. purchases all of the crude oil produced from our Mustang Creek Field wells; and Flint Hill Resources, Inc acquires the crude oil produced from our San Miguel Creek, Tenna Field and Prado Field oil wells. Three separate purchasers individually accounted for 100% of sales of natural gas products, Harvest Pipeline Company in the Company operated Sargent South gas field, and Magnus Energy Marketing, Ltd. on the Company operated Tyler Ranch Gas Unit well. Additionally, our non-operated properties had yet another purchaser that individually accounted for 100% of sales of all natural gas production from the Wishbone Field, for the quarter ended September 30, 2006.

     Our ability to market oil and natural gas depends on many factors beyond our control, including the extent of domestic production and imports of oil and gas, the proximity of our gas production to pipelines, the available capacity in such pipelines, the demand for oil and natural gas, the effects of weather, and the effects of state and federal regulation. Our production is primarily from developed fields close to major pipelines or refineries and established infrastructure. As a result, we have not experienced any difficulty to date in finding a market for all of our production as it becomes available or in transporting our production to those markets; however, there is no assurance that we will always be able to market all of our production or obtain favorable prices.


                                  OIL MARKETING

     The quality of our crude oil varies by area as well as the corresponding price received. In our operated properties in the San Miguel Creek Field in McMullen County, Texas, and the Tenna Field, in Wharton County, Texas; our oil production is primarily light sweet crude, which typically sells at or near NYMEX West Texas Intermediate ("WTI") prices adjusted for transportation costs by the purchaser.


                              NATURAL GAS MARKETING

OPERATED  PROPERTIES
--------------------

     Virtually all of our natural gas production is close to existing pipelines. We sell all of our natural gas produced from the Sargent South Field to Harvest Pipeline on a month to month contract with prices fluctuating month-to-month based on a discount to the published Houston Ship Channel Inside FERC, first of month index price.

NON-OPERATED  PROPERTIES
------------------------

     All of the natural gas production sold from the non-operated gas wells in the Wishbone Field is sold to Cross Tex CCNG Marketing LTD. ("Cross Tex"). The price payable by Cross Tex is equal to the first of the month "Index" price published in Inside F.E.R.C.'s Gas Market Report for the Houston Ship Channel as listed in the table entitled Market center spot-gas prices, less sixteen cents per MMBtu ($0.16/MMBtu).

ESTIMATED NET QUANTITIES OF PROVED OIL AND GAS RESERVES AND PRESENT VALUE OF ESTIMATED FUTURE NET REVENUES

     R. A. Lenser & Associates, Inc., independent petroleum engineers located in Houston, Texas (described in further detail below), prepared estimates of our net proved oil and natural gas reserves as of January 1, 2006 and January 1, 2005. The reserve estimates were prepared using constant prices and costs in accordance with the guidelines of the Securities and Exchange Commission ("SEC").

     The prices used in preparation of the reserve estimates were based on the market prices in effect as of January 1, 2006, with the appropriate adjustments (transportation, gravity, basic sediment and water ("BS&W,") purchasers' bonuses, Btu, etc.) applied to each field. The reserve estimates represent our net revenue interests in our properties.

     Our proved non producing reserves can be subcategorized as "behind the pipe reserves". These reserves are expected to be recovered from zones in existing wells, which will require additional completion work or recompletion work prior to the start of production. At January 1, 2006, 100% of the Company's proved behind the pipe reserves were associated with Wishbone Field.

     Proved undeveloped reserves were associated with the Sargent South field and Wishbone field. We consider these reserves to be lower risk than other proved undeveloped reserves that require drilling at locations offsetting existing production. All of these proved undeveloped reserves are located in favorable structural locations within known producing fault blocks, with multiple pay zones, in a field with reservoirs that historically produced substantial volumes of gas under primary production. The main reason these reserves are classified as undeveloped is because they require significant additional capital investment associated with drilling new wells and building additional sales facilities in order to produce the reserves.

ESTIMATED  PROVED  RESERVES

                                       January 1, 2006     January 1, 2005
TOTAL:
  Oil (MBbls)                                      121                  99
  Natural gas (MMcf)                             8,062               1,030

Proved producing OIL MBls                          121                  99
Proved nonproducing developed OIL MBls               0                   0
Proved undeveloped Oil MBls                          0                   0

Proved producing Gas MMcf                        3,594                 151
Proved nonproducing developed Gas MMcf             924                   0
Proved undeveloped Gas MMcf                      3,544                 879

INCOME DATA: (1)
FUTURE NET INCOME                          $58,668,220          $5,300,814
DISCOUNTED FNI @ 10%                       $41,808,576          $3,756,930

REPRESENTATIVE OIL AND GAS PRICES:
     Oil             -                     $     62.48          $    41.43
     Natural gas     -                     $      8.40          $     4.69

(1) Determined based on year-end unescalated prices and costs in accordance with the guidelines of the SEC, discounted at 10% per annum.

     There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and their values, including many factors beyond our control. The reserve data included herein represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data, the precision of the engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise. Actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from our estimates. Such variations may be significant and could materially affect estimated quantities and the present value of our proved reserves. Also, the use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which we or the oil and natural gas industry in general are subject.

     You should not assume that the present values referred to herein represent the current market value of our estimated oil and natural gas reserves. In accordance with requirements of the SEC, the estimates of present values are based on prices and costs as of the date of the estimates, which was January 1, 2006. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

     Quantities of proved reserves are estimated based on economic conditions, including oil and natural gas prices in existence at the date of assessment. Our reserves and future cash flows may be subject to revisions based upon changes in economic conditions, including oil and natural gas prices, as well as due to production results, results of future development, operating and development costs and other factors. Downward revisions of our reserves could have an adverse affect on our financial condition, operating results and cash flows.

                               OIL AND GAS EXPERTS
                               -------------------

R.A.  LENSER  AND  ASSOCIATES,  INC.

     Ronald A. Lenser, of R.A. Lenser and Associates, Inc. of Houston, Texas, prepared our estimates of our net proved oil and natural gas reserves as of January 1, 2006 and January 1, 2005, which are described above.

     Mr. Lenser received a Bachelor of Science degree in Petroleum Engineering in 1957, from the University of Kansas. Since 1982, he has worked as president of R.A. Lenser and Associates, Inc., a consulting an engineering company offering petroleum/reservoir engineering, the preparation of appraisal reports, acquisition projects and expert witness studies. From 1967 to 1982, Mr. Lenser served as the lead reservoir engineer for Ryder Scott Company of Houston, Texas, where he prepared appraisal reports and special studies for numerous clients throughout the United States, Canada and South America. From 1957 to 1967, Mr. Lenser was employed by Cities Service Oil Company in Bartlesville, Oklahoma, Wichita Falls, Texas and Russell, Kansas, where he prepared engineering studies relating to unitization and secondary recovery projects, recommended work-over projects and preformed various other aspects of production engineering.

     Mr. Lenser is a Registered Professional Engineer in the State of Texas, Registration No. 30558, and a member of the Society of Petroleum Engineers and the Houston, Texas Chapter of the American Petroleum Institute.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Throughout 2004, $169,123 was repaid to our Chief Executive Officer, Edward
R.  DeStefano,  in  consideration  of  monies  he  loaned  to  us.

     In October 2004, we loaned $5,000 which was non-interest bearing to Century Assets Corporation, a company owned solely by our Chief Executive Officer, Edward R. DeStefano which is not affiliated with us. The $5,000 was repaid to us in the second quarter of 2005.

     In December 2004, we issued 37,500,000 shares of restricted Common Stock to our Chief Executive Officer, Edward R. DeStefano, pursuant to the Exchange.

     On March 7, 2005, we entered into an amended agreement with Aquatic (as described and defined above under "Description of Property") under the original Aquatic Agreement, our Chief Executive Officer, Edward R. DeStefano, was to receive 15% of Aquatic's outstanding common stock. Under the Amendment, that percentage was changed to 7.5%, and Mr. DeStefano transferred his right to the 7.5% of Aquatic's common stock to us, which will be issued upon Aquatic's reorganization and re-capitalization.

     Throughout  2005, $10,000 was repaid to our Chief Executive Officer, Edward
R.  DeStefano,  in  consideration  of  monies  he  loaned  us.

     Effective September 1, 2005, we entered into an Executive Employment Agreement with our Chief Executive Officer and President, Edward R. DeStefano, whereby Mr. DeStefano agreed to serve as our Chief Executive and President for a period of three years, until August 31, 2008 under the Executive Employment Agreement (described in greater detail above under "Directors, Executive
Officers,  Promoters  and  Control  Persons").

     In 2005, we granted our Chief Executive Officer, Edward R. DeStefano $14,587.18 in bonus consideration for his performance in regards to completing the "Development Plan for the Prado Field" with Strong Petroleum and for his efforts in completing the Lindholm-Hanson Gas Unit acquisitions.

     Effective June 1, 2006, we entered into an Amended Executive Employment Agreement with our Chief Executive Officer and President, Edward R. DeStefano, which amended the terms of the Executive Employment Agreement entered into with Mr. DeStefano which was originally effective September 1, 2005. The Amended Executive Employment Agreement is described in greater detail above under "Directors, Executive Officers, Promoters and Control Persons".

     In June 2006, we granted Mr. DeStefano a bonus in the amount of $10,000 in consideration for his help and guidance in connection with Gulf Coast's acquisition of the Manti Property (as described and defined herein).

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

                                                   Other(1)
                                                   Annual
Name & Principal                                   Compen-    Options
   Position            Year        Salary ($)      sation     SARs      Bonus($)
-------------------   ------     -----------     ---------  ---------  ---------
Edward R. DeStefano     2005(2)   $  207,957      $  3,000             $  14,587
CEO, President CFO,     2004          76,340
Treasurer and
Secretary (3)(4)

William F. Mason(3)     2004      $   - 0 -
Former CEO              2003          - 0 -
and President           2002          - 0 -

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individuals listed above, we have no other executive employees who have received more than $100,000 in compensation, including bonuses and options, during each of the last three (3) fiscal years.

(1) No Executive Officer received any LTIP payouts, restricted stock awards or bonuses during the years ended 2003, 2004, 2005, and no salaries are being accrued.

(2) Mr. DeStefano earned $207,957 for the fiscal year ended December 31, 2005, which includes $141,290 earned by Mr. DeStefano from January 1, 2005 to August 31, 2005 and $66,667 which he was paid pursuant to his Executive Employment Agreement (see footnote 4 below). Additionally, Mr. DeStefano received $14,587 in bonus for his performance in regards to completing the "Development Plan for the Prado Field" with Strong Petroleum and for his efforts in completing the Lindolm-Hanson Gas Unit acquisitions described above under "Description of Business." Additionally, since September 1, 2005, in connection with Mr. DeStefano's Employment Agreement, as amended he has been receiving $750 per month as a car allowance, which amount represents the $3,000 of other annual compensation in the table above for the year ended December 31, 2005.

(3) William F. Mason served as our Chief Executive Officer and President from October 19, 2001 to November 2, 2004, at which time he resigned and Mr.
DeStefano was appointed Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.

(4) Mr. DeStefano is employed under a three year Amended Executive Employment Agreement with us which expires on August 31, 2008, and is described in greater detail under "Directors, Executive Officers, Promoters and Control Persons," above.

                             CONTROLS AND PROCEDURES


(a) On November 3, 2005, Edward R. DeStefano, our Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were not effective to provide reasonable assurance that information we are required to disclose in reports that we file and submit under the Exchange Act was recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission (the "Commission's") rules and forms, and that such information was accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. The reasons for Mr. DeStefano's conclusion was because he concluded that the Company's unaudited financial statements for the three months ended March 31, 2005, which are included in the Company's Form 10-QSB for the three months ended March 31, 2005, originally filed with the Commission on May 16, 2005, and the Company's unaudited financial statements for the three and six months ended June 30, 2005, which are included in the Company's Form 10-QSB for the quarter ended June 30, 2005, originally filed with the Commission on August 22, 2005 (collectively the "Quarterly Reports"), could no longer be relied upon and that the Company's audited financial statements for the year ended December 31, 2004, which were included in our Form 10-KSB for the fiscal year ended December 31, 2004, which was filed with the Commission on March 31, 2005, could no longer be relied upon (the "Annual Report").

     Mr. DeStefano became aware of potential problems in our disclosure controls and procedures in connection with the initial filing of a Registration Statement on Form SB-2 ("Form SB-2") on August 5, 2005, and in the customary course of the Commission's review of the Form SB-2 and other prior Company filings, during which time the Commission issued a comment letter (the "Comment Letter") to the Company dated October 19, 2005. The Comment Letter included comments indicating that the Company's accounting for the secured convertible debt ("Convertible Note") was not in accordance with U.S. generally accepted accounting principles. Specifically, the Convertible Note was deemed to not meet the definition of a "conventional convertible note," and therefore, certain free standing and embedded derivatives included therein such as the Convertible Note feature, stock warrants and stock options issued to the lender, and certain other provisions, should have been accounted for as derivative liabilities and not initially recorded as beneficial conversion features within stockholders' equity. Additionally, through the course of Mr. DeStefano's review and the review of certain other of the Company's prior period filings, including the Annual Report, he became aware of an error in our calculation of depletion recorded under the line item depreciation, depletion and amortization included in the Annual Report as well as the need to record an asset retirement obligation at December 31, 2004.


     As a result, Mr. DeStefano reviewed our disclosure controls and procedures in November 2005, and found problems in such controls and procedures, including that during the preparation of the Company's March 31, 2005 and June 30, 2005 quarterly reports, the Company lacked experienced accounting personnel who had a level of technical proficiency adequate to appropriately account for complex accounting transactions such as the free standing and embedded derivatives included in the Convertible Note, and that during the preparation of the Company's annual report for the year ended December 31, 2004, a number of the Company's financial calculations, including the calculation of depreciation, depletion and amortization as disclosed in the Annual Report were not calculated and doubled checked by individuals with a competent background in accounting, and which errors in calculation were magnified as a result of the size of such errors in connection with the relative low amount of our total assets at the end of that period, which problems Mr. DeStefano believed constituted material weaknesses in such controls and procedures.

     As a result of the Comment Letter and the review of our disclosure controls and procedures, we decided to restate certain of our unaudited quarterly financial statements and audited annual financial statements, including the Company's unaudited financial statements for the three months ended March 31, 2005, were restated in an amended Form 10-QSB for the three months ended March 31, 2005, filed with the Commission on September 13, 2005, and amended thereafter on December 8, 2005, and the Company's unaudited financial statements for the three and six months ended June 30, 2005, were restated in an amended Form 10-QSB filing for the six months ended June 30, 2005, filed with the Commission on September 13, 2005, and amended thereafter on December 20, 2005 and that the Company's audited financial statements for the year ended December 31, 2004, were restated in an amended Form 10-KSB for the year ended December
31, 2004, which was filed with the Commission on December 7, 2005 (the "Restatements").

     We believe that the Restatements will be a one time occurrence and that moving forward we will not have any deficiencies in our disclosure controls and procedures, as we have internal accountants, including adding a certified public accountant as our full-time controller during the fourth quarter of 2005 (which controller left us and was replaced by another certified public accountant during the second quarter of 2006), who works with our outside accountants in the preparation and review of our financial statements; we believe that the Convertible Note involved a highly complex transaction involving an

"unconventional" convertible note, and we do not anticipate entering into any additional complex financing transactions involving derivatives in the future; we have retained various outside accounting consultants, including specialized accounting consultants knowledgeable in tax accounting, oil and gas accounting, and most importantly in connection with the restatement of the Quarterly Reports, consultants with specialized expertise in the financial accounting and valuation of derivative securities such as the Convertible Note. Since the Restatements, we have worked closely with these consultants in connection with the preparation of our quarterly and annual financial statements, including having such consultants review and signoff on the accounting treatment of our derivative securities prior to us filing such statements with the Commission. Furthermore, we believe that our prior restatements to our Annual Report would not be as significant now as they were for the year ended December 31, 2004, as our total assets were significantly smaller during the year ended December 31, 2004, and as such the calculation errors made in the Annual Report were magnified as a result of the amount of such assets, which errors if present now we believe would not be nearly as significant to our overall balance sheet accounting.

     As a result of the Comment Letter and the Restatements, as well as the steps we have taken to remedy the prior problems in our disclosure controls and procedures, we believe that our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of our September 30, 2006 quarterly period (the "Evaluation Date"), were effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

(b) Changes in internal control over financial reporting. There were no changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.











                 [Remainder of page left intentionally blank.]

                              FINANCIAL STATEMENTS

     The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.

     Additionally, please note that the audited financial statements provided below do not reflect the increase in our authorized shares of common stock, to 200,000,000 shares of common stock, which increase was approved by a majority of our shareholders on June 12, 2006 and reflected by Articles of Amendment to our Articles of Incorporation filed on June 12, 2006.

TABLE OF CONTENTS TO FINANCIAL STATEMENTS

     Our unaudited three and nine months ended September 30, 2006 and September 30, 2005 financial statements and our audited year ended December 31, 2005 financial statements follow on pages F-1 to F-47, and potential investors are encouraged to read that information thoroughly before deciding on whether to invest in us.

                 UNAUDITED THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND
                       SEPTEMBER 30, 2005 FINANCIAL STATEMENTS
            --------------------------------------------------------
BALANCE SHEET
     September 30, 2006                                        F-1

CONSOLIDATED STATEMENTS  OF  OPERATIONS
     Three and Nine Months ended
     September 30, 2006 and 2005                               F-2

CONSOLIDATED STATEMENTS  OF  CASH  FLOW
     Nine Months ended
     September 30, 2006 and 2005                               F-3

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                     F-4

                    AUDITED YEAR ENDED DECEMBER 31, 2005 AND
                     DECEMBER 31, 2004 FINANCIAL STATEMENTS
            --------------------------------------------------------
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
      Helin, Donovan, Trubee & Wilkinson, LLP                 F-14
      Malone & Bailey, PC                                     F-15

CONSOLIDATED BALANCE  SHEET  -
     December  31,  2005                                      F-16

CONSOLIDATED STATEMENTS  OF  OPERATIONS  -
     Years  ended  December  31,  2005  and  2004             F-17

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) -
     Years  ended  December  31,  2005  and  2004             F-18

CONSOLIDATED STATEMENTS  OF  CASH  FLOWS  -
     Years  ended  December  31,  2005  and  2004             F-19

NOTES  TO  CONSOLIDATED FINANCIAL  STATEMENTS                 F-20



                            NEW CENTURY ENERGY CORP.
                           CONSOLIDATED BALANCE SHEET
                                  September 30, 2006
                                   (unaudited)



ASSETS
Current Assets
 Cash and cash equivalents                                            $  8,612,346
 Marketable securities                                                      76,054
 Accounts receivable                                                     1,519,439
 Due from Laurus Master Fund, Ltd.                                         924,508
 Other assets                                                              429,817
                                                                      ------------
  Total Current Assets                                                  11,562,164

Office equipment, net of $24,471 accumulated depreciation                  153,197
Oil and gas properties, using successful efforts accounting
  Proved properties                                                     56,242,066
  Unproved properties                                                      417,694
  Wells and related equipment and facilities                             4,988,432
                                                                      ------------
                                                                        61,648,192
   Less accumulated depletion and impairment                            (9,711,926)
                                                                      ------------
  Net oil and gas properties                                            51,936,266

  Deferred loan costs and other assets                                     148,809
                                                                      ------------
  TOTAL ASSETS                                                        $ 63,800,436
                                                                      ============
  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current Liabilities
     Accounts payable                                                 $    463,451
     Liabilities related to the purchase of Vertica shell                   74,127
     Accrued liabilities                                                   825,386
     Royalty payments                                                      147,983
     Advances from investors                                                17,869
     Current portion of notes payable                                   14,293,924
     Derivative liability for Laurus Warrant                               682,430
     Derivative liability for Laurus Stock Option                        1,047,003
     Derivative liability for December Option                              809,326
     Derivative liability with Single
      Compound Embedded Derivative within Convertible Note                 474,262
                                                                      ------------
  Total Current Liabilities                                             18,835,761
                                                                      ------------
  Notes payable (less current portion and
    unamortized discounts of $3,687,629)                                45,494,936
  Asset retirement obligation                                              334,580
                                                                      ------------


Total Liabilities                                                       64,665,277
                                                                      ------------
Contingencies
Stockholders' equity (deficit)
  Common stock, $.001 par value, 200,000,000 shares
    authorized, 56,010,612 shares issued and outstanding                   56,011
  Additional paid in capital                                            9,952,743
  Retained deficit                                                    (10,873,595)
                                                                      -----------
  Total Stockholders' Equity (Deficit)                                   (864,841)
                                                                      -----------
  Total Liabilities and Stockholders' Equity (Deficit)                $63,800,436
                                                                      ===========



See  accompanying  notes  to  condensed  consolidated  financial  statements.



                            NEW CENTURY ENERGY CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               Three and Nine Months Ended September 30, 2006 AND 2005
                                   (unaudited)

                                             Three months ended          Nine months ended
                                                September 30               September 30
                                             2006         2005           2006         2005
                                        ----------    -----------    -----------   -----------

Revenues
  Oil and gas sales                      $4,266,242    $1,844,734    $11,741,662   $ 2,558,800
  Gain on sale of oil and gas property            -        -            -               98,181
                                        -----------    ----------    -----------   -----------

 Total revenues                           4,266,242     1,844,734     11,741,662     2,656,981
                                        ----------     ---------     -----------   -----------
Expenses
  Exploration                               140,412        10,547        626,309        43,979
  Lease operating                           392,260       152,407        867,058       317,302
  Production taxes                          197,927       117,703        565,673       138,855
  General & administrative                  309,794       229,291      1,022,120     1,937,648
  Depreciation, depletion
    and amortization                      2,953,290       453,785      6,797,462       564,770
                                        -----------    ----------   -----------    -----------
  Total expenses                          3,993,683       963,733      9,878,622     3,002,554
                                        -----------    ----------   -----------    -----------
Operating income (loss)                     272,559       881,001      1,863,040     (345,573)
                                        -----------    ----------   -----------    -----------
Other income (expense)

  Vertica liabilities write down, net        34,417        56,805         45,948       192,139
  Interest expense                       (2,373,696)   (1,491,406)    (5,636,976)   (1,549,233)
  Decrease in fair value of
    derivative liabilities                  590,814     3,182,511        345,726     3,182,511
  Other income                               56,629        36,127         98,059        57,044
  Other expenses                             (2,018)       (5,847)        (3,284)      (93,786)
                                        -----------    ----------   ------------   -----------
  Total other income (expense)           (1,693,854)    1,778,190     (5,150,527)    1,788,675
                                        -----------    ----------   ------------   -----------
Income (loss)
  before income taxes                    (1,421,295)    2,659,191     (3,287,487)    1,443,102

 Income tax expense (benefit)                     -             -             -              -
                                        -----------   -----------   ------------   -----------
  NET INCOME (LOSS)                     $(1,421,295)  $2,659,191    $ (3,287,487)  $ 1,443,102
                                        ===========   ===========   ============   ===========

Basic earnings(loss) per share          $      (.03)  $       .05   $       (.06)  $       .03
                                        ===========   ===========   ============   ===========
Diluted earnings (loss) per share       $      (.03)  $       .04   $       (.06)  $       .02
                                        ===========   ===========   ============   ===========
Weighted average common shares used in
  computing basic earnings
 (loss)per share                         56,010,610    53,434,977     55,868,121    49,683,017
                                        ===========    ==========   ============   ===========
Weighted average common shares used in
  computing diluted earnings
 (loss) per share                        56,010,610    94,992,798     55,868,121    64,824,845
                                        ===========    ==========   ============   ===========



See  accompanying  notes  to  condensed  consolidated  financial  statements.




                            NEW CENTURY ENERGY CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Nine Months Ended September 30, 2006 and 2005
                                  (unaudited)

                                                            2006             2005
                                                        -----------       ----------

Cash flow provided by operating activities
  Net loss                                              $(3,287,487)      $1,443,102
Adjustments to reconcile net loss to net cash
       provided by operating activities:
    Depreciation, depletion and amortization              6,797,462          658,752
    Write off/write down of liabilities incurred
      on purchase of Vertica shell                          (45,948)        (364,826)
    Interest on marketable securities                        (1,054)              --
    Stock issued for Vertica settlement to former officer   (25,482)
    Stock for services                                       50,000        1,602,500
    Change in fair value of derivatives                    (345,726)      (3,182,511)
    Gain on sale of oil and gas properties                       --          (98,181)
    Accretion of discounts and amortization of
      Deferred loan costs                                 1,337,011        1,078,571
  Changes in:
    Accounts receivable                                     (56,943)      (1,235,250)
    Inventory                                              (152,869)           7,345
    Prepaid assets                                           12,336               --
    Other assets                                                 --           58,777
    Accounts payable                                       (227,039)         (23,190)
    Accrued liabilities                                     444,422          368,715
    Asset retirement obligation                              18,485           57,501
                                                        -----------       ----------
  Net cash provided by operating activities               4,517,168          371,305
                                                        -----------       ----------
Cash flows from investing activities
  Drilling advances                                         259,947         (381,916)
  Acquisitions of Lindholm Hanson Gas Unit and Wells,
    net of cash acquired (Note 6)                        (1,530,874)     (19,135,577)
  Mustang Creek Acquisition #1 (Note 2)                 (28,840,360)              --
  Mustang Creek Acquisition #2 (Note 3)                  (3,946,859)              --
  Capital expenditures - oil and gas properties          (2,133,801)      (1,427,924)
  Capital expenditures - software and office equipment     (110,903)          (7,288)
  Proceeds from sale of oil and gas property                     --           98,181
  Deposits                                                  (52,000)              --
  Investment in Marketable securities                       (75,000)              --
                                                        -----------       ----------
  Net cash used in investing activities                 (36,429,850)     (20,854,524)
                                                        -----------       ----------
Cash flows from financing activities
  Proceeds from acquisition financings (Note 2,3 & 4)    43,345,295       24,500,000
  Proceeds from the sale of common stock                        ---          655,273
  Payments to reduce long-term debt                      (6,023,511)        (776,158)
  Proceeds from the exercise of Laurus options                  ---            3,675
  Payments for deferred loan costs                         (108,421)      (1,805,156)
                                                        -----------       ----------
Net cash provided by financing activities                37,213,363       22,577,634
                                                        -----------       ----------
Net increase in cash                                      5,300,681        2,094,415
Cash at beginning of the period                           3,311,665          452,781
                                                        -----------       ----------
Cash at end of the period                               $ 8,612,346      $ 2,547,196
                                                        ===========       ==========

Supplemental disclosures of cash flow information:

Interest paid                                           $(4,299,930)     $  (496,365)
Income taxes paid                                                 -                -



See  accompanying  notes  to  condensed  consolidated  financial  statements.

                            NEW CENTURY ENERGY CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

     Certain information and footnote disclosures normally in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission; however, management believes the disclosures which are made are adequate to make the information presented not misleading. These consolidated financial statements and footnotes should be read in conjunction with the consolidated financial statements and notes thereto included in New Century Energy Corp.'s Annual Report on Form 10-KSB for the year ended December 31, 2005 and Management's Discussion and Analysis of Financial Condition and Results of Operations.

     The financial information of New Century Energy Corp. ("New Century" or the "Company") and its wholly owned subsidiaries, Century Resources, Inc., and Gulf Coast Oil Corporation ("Gulf Coast" - See Note 2), for the three and nine months ended September 30, 2006 and 2005, has not been audited. However, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations for the periods presented have been included therein. Certain reclassifications have been made to conform the prior year's consolidated financial statements to the current year presentation. These reclassifications had no effect on reported earnings. The results of operations for the first nine months of the year are not necessarily indicative of the results of operations that might be expected for the entire year.


NOTE 2 - ACQUISITION OF MUSTANG CREEK I WELLS AND LEASES AND GULF COAST SECURED TERM NOTE

     On April 28, 2006, the Company's newly formed wholly-owned subsidiary, Gulf Coast Oil Corporation, a Delaware corporation ("Gulf Coast") entered into an Asset Purchase Agreement with Manti Resources, Inc., a Texas corporation, Manti Operating Company, a Texas corporation, and Manti Mustang Creek, Ltd., a Texas limited partnership.

     We acquired a 93.75% working interest in 10 oil wells and one gas well and a 70.31% working interest in one additional oil well, as well as revenue interests of 72.19% in 9 of the wells and 41.01% and 70.80% in the other two wells,(collectively "Mustang Creek Assets"). The purchase price of the Assets was $33,000,000. The effective date of the purchase was December 1, 2005.

     The following table summarizes the initial estimated fair values of the assets acquired.

      Mustang Creek I Wells and Mineral Interests
        Leasehold costs                      $31,121,397
        Equipment                              1,878,603
                                             -----------
             Total assets acquired            33,000,000
                                             ===========

A summary of the acquisition consideration is as follows:

Purchase price                                             $ 33,000,000
Closing costs                                                    65,969
Mustang Creek revenue for 5 months                           (4,809,904)
Mustang Creek expenses for 5 months                             584,295
                                                           ------------
Net cash paid                                              $ 28,840,360
                                                           ============


     On April 26, 2006, Gulf Coast, entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"), whereby Gulf Coast sold Laurus a Secured Term Note in the amount of $40,000,000 (the "Gulf Coast Note") with the following features:

Interest  Rate -    Wall  Street  Journal  Prime  Rate  plus  two points but not less  than  eight  percent

Maturity  Date-     April  26,  2009

Amortizing Amount - 80%  of  net  production  revenue  from  Mustang  Creek
                    Assets-  with  a  minimum  monthly  payment  of  $150,000

Warrant  -          to  purchase  up  to  49%  of the shares of Gulf Coast Stock
                    - exercisable at a price of $.001 per share only after this debt is paid

Amendment -         with  the  issue  of  the  June  2006  Gulf  Coast Note (see
                    Note  3)  the amortizing amount for this note was amended to be  87.5  percent  of  80%  of  net  production revenue from
                    Mustang  Creek  Assets  -  with a minimum monthly payment of
                    $150,000

     At  September  30,  2006,  the  Gulf  Coast Note was classified as follows:

      Gross amount                           $ 38,157,667
      Unamortized discount                      1,276,826
                                             ------------
      Net amount                             $ 36,880,841
                                             ============

     The accretion of discount related to the Gulf Coast Note for the three months ended and the nine months ended September 30, 2006 was $105,917 and $172,879, respectively.

NOTE 3- ACQUISITION OF MUSTANG CREEK II WELLS AND LEASES AND JUNE 2006 GULF COAST NOTE

ACQUISITION  OF  MUSTANG  CREEK  II  WELLS  AND  LEASES

     On June 30, 2006, Gulf Coast entered into an Asset Purchase Agreement with J&P Family Properties, Ltd. and Lara Energy, Inc. for assets which Gulf Coast purchased 7/8th on April 28, 2006. The purchase price of the June 2006 Assets was $4,450,000, which amount was paid from funds received from Gulf Coast's sale of the June 2006 Gulf Coast Note. The effective date of the June 2006 Asset Purchase Agreement was December 1, 2005. As a result of the June 2006 Asset Purchase Agreement, Gulf Coast holds a 100% working interest in the producing properties and undeveloped oil and gas mineral leases, other than one well, in which Gulf Coast holds a 75% interest.

     The following table summarizes the initial estimated fair values of the assets acquired.

      Mustang  Creek  II  Wells  and  Mineral  Interests
        Leasehold  costs                      $4,324,760
        Equipment                                125,240
                                              ----------
      Total  assets  acquired                 $4,450,000
                                              ==========

     A  summary  of  the  acquisition  consideration  is  as  follows:

Purchase  price                                             $  4,450,000
Closing  costs                                                    19,548
Mustang  Creek  revenue  for  7  months                         (630,176)
Mustang  Creek  expenses  for  7  months                         107,487
                                                            ------------
Net  cash  paid                                             $  3,946,859
                                                            ============

     On June 30, 2006, Gulf Coast, entered into a second Securities Purchase Agreement with Laurus Master Fund, Ltd. whereby Gulf Coast sold Laurus a Secured Term Note in the amount of $5,000,000 with the following features.

Interest  Rate  -   17.5%,  due  beginning  July  1,  2006

Maturity  Date  -   October  30,  2009

Amortizing Amount - 12.5 percent of 80% of net production revenue from Mustang

Creek  Assets  -    with  a  minimum  monthly  payment  of  $25,000

Amendment  -        with  the  issuance  of  the  June 2006 Gulf Coast Note, the amortizing  amount for the Gulf Coast Note was amended to be
                    87.5  percent  of 80% of net production revenue from Mustang
                    Creek  Assets  with  a minimum monthly payment of $150,000 -
                    (see  Note  2)

Right- Laurus was granted a right of first refusal to provide additional financing, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of Gulf Coast.

     At September 30, 2006, the June 2006 Gulf Coast Note was classified as follows:

            Gross amount                    $ 4,717,431
            Unamortized discount                190,539
                                            -----------
            Net amount                      $ 4,526,892


     The accretion of discount related to the June 2006 Gulf Coast Note for the three and nine months ended September 30, 2006 was $14,461.

Note  4  -  NEW  CENTURY  ENERGY  NOTES  PAYABLE

     In addition to the Gulf Coast Note (Note 2) and the June 2006 Gulf Coast Note (Note 3) New Century Energy has two other notes outstanding to Laurus.

Secured Convertible Note

     In connection with the first acquisition of a 6.2% working interest and a 5.464% net revenue interest in the Lindholm-Hanson Gas Unit, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., to sell a Secured Convertible Term Note in the principal amount of $15,000,000. The Secured
Convertible  Note  as  amended  and  restated  includes  the following features:

Interest  Rate -         Wall  Street  Journal  Prime  Rate  plus two points but
                         not  less  than  seven  percent

Maturity  Date  -        June  30,  2008

Amortizing  Amount  -    $250,000,  beginning  July  1,  2006

Conversion  -            Convertible  into  24,193,548  shares  of  Common Stock
                         at  a  conversion  price  of  $0.62  per  share.

Warrant  -               Purchase  up  to  7,258,065  shares  of Common Stock at
                         $0.80  per  share.

Option - Purchase up to 10,222,784 shares of our Common Stock for $0.001 per share (as amended).

December  Option  -      Purchase  up  to  5,061,392  shares  of  our  Common
                         Stock  for  $0.001  per  share  (as  amended).

Registration  Rights -   Granted  Laurus  registration  rights  to  the  shares
                         convertible in connection with the Convertible Note and exercisable in connection with the Warrant and Option pursuant to a Registration Rights Agreement.

Restrictions  -          Laurus  is  restricted  to  owning  not more than 9.99%
                         of the outstanding common stock of the Company at any time. Options can only be exercised after debt is paid in full and the Laurus warrant has been exercised.

     The Secured Convertible Note was deemed to have both freestanding and embedded derivatives. The Laurus Warrant and Laurus Option have been accounted for as freestanding derivative liabilities and are fair valued under the Black-Scholes method. The interest rate adjustment, optional redemption, form of payment and conversion features of the Secured Convertible Note have been bundled together as a Single Compound Embedded Derivative Liability, and is fair valued under a layered discounted probability-weighted expected cash flow methodology (See Note 5).

     In September 2006, we entered into a Sixth Amendment Agreement of the Convertible Note with Laurus (the "Sixth Amendment") which amended the terms of our Registration Rights Agreement in which we agreed to register the shares of common stock which the Secured Convertible Term Note is convertible into, as well as the shares the Warrant and Option are exercisable for pursuant to the Registration Rights Agreement. The Sixth Amendment extended the date we are required to have our Form SB-2 filing effective with the Securities Exchange Commission from September 15, 2006 to October 15, 2006.

     In October 2006 we entered into a Seventh Amendment Agreement of the Convertible Note with Laurus (the "Seventh Amendment") which further extended the effective date of the Registration Statement filed on July 17, 2006 from October 15, 2006 to April 16, 2007.

     At September 30, 2006 the details of the Secured Convertible Note, as Amended and Restated were as follows:

            Gross amount                 $14,250,000
            Unamortized discount           2,220,264
                                         -----------
            Net amount                   $12,029,736

     For the three months ended and nine months ended September 30, 2006 the accretion of discounts related to the Secured Convertible Note was $299,693 and $875,926, respectively.

     In connection with the second acquisition of a 7.25% working interest and a 5.43% net revenue interest of the Lindholm-Hanson Gas Unit, on September 19, 2005, the Company executed a Secured Term note in the amount of $9,500,000, bearing interest at 20% per annum, due March 2006.

     On March 30, 2006, The Company signed an "Amended and Restated Secured Term Note" ("Amended Term Note") agreement with the following features:

Interest  Rate  -        20%

MATURITY  DATE  -        January  1,  2007

Amortizing Amount -      80%  of  net  proceeds  paid  from  5.4375% net revenue
                         interest in Lindholm-Hanson Gas Unit beginning with March 2006 receipts.

     At September 30, 2006 the details of the Secured Term Note, as Amended and Restated was as follows:

            Gross amount                         $ 6,351,391
            Unamortized discount                         ---
                                                 -----------
            Net amount                           $ 6,351,391

     The  entire  balance  of  this  note  is  a  current  liability.

     A recap of the Notes Payable of New Century Energy Corp. as of September 30, 2006 follows:

Current portion
     Secured Convertible Note                  $  3,000,000
     Secured Term Note                            6,351,391
     Gulf Coast Note                              4,562,559
     June 2006 Gulf Coast Note                      379,974
                                                -----------
     Total current portion of notes payable    $ 14,293,924
                                                ===========

Noncurrent portion

     Secured Convertible Note                  $ 11,250,000
     Gulf Coast Note                             33,595,108
June 2006 Gulf Coast Note                         4,337,457
                                               ------------
Total Noncurrent portion of notes payable      $ 49,182,565
Less: Unamortized Discount                        3,687,629
                                               ------------
                                               $ 45,494,936
                                               ============

Note 5 - DERIVATIVE LIABILITIES

     The following assumptions were used in the valuation of the derivative liabilities (See Note 4) at September 30, 2006:

Probability-Weighted Expected Cash Flow Methodology -

Assumptions: Single Compound Embedded Derivative within Convertible Note


Risk - free interest rate                                             4.91%

Prime rate                                                            8.25%
  Increasing .25% each quarter of first year

Timely registration                                                  95.00%
  Increasing by 1% monthly up to 99%

Default status                                                        5.00%
  Increasing by 0.1% monthly

Alternative financing available and exercised                        00.00%
  Increasing 2.5% monthly up to 25%
   (Exercised only if the market price is greater than $0.92)

Trading volume, gross monthly dollars                                 5.00%
  Monthly increase

Annual growth rate of stock price                                   31.715%

Future projected volatility                                         100.00%


     The following assumptions were used in the preparation of the valuations at September 30, 2006:

Black-Scholes Methodology:

                                       Laurus
                           Laurus      December      Laurus
Assumptions                Option      Option       Warrant
-----------               -------      ------       --------
Dividend yield             0.00%        0.00%         0.00%
Risk-free interest rate    4.53%        4.84%         4.59%
Volatility               100.00%      100.00%       100.00%
Expected term            20 years     20 years    5.75 years

CHANGE IN FAIR VALUE OF DERIVATIVES

     The fair value of the Company's derivative liabilities increased as follows as of September 30, 2006:

                                                Three months        Nine months
                                                  ended                ended

    Single Compound Embedded Derivatives
      within Convertible Note                 $     48,985          $   115,065
    Laurus Stock Option                            196,448               65,444
    December Option                                151,853               50,588
    Laurus Warrant                                 193,528              114,629
                                              ------------          -----------
Net increase                                  $    590,814          $   345,726
                                              ============          ===========

     The increase in the fair value of the derivative liabilities (mark-to-market) for the three months ended September 30, 2006 was primarily due to the steady decline in the average market price of the Company's stock during the third quarter. During the nine months ended September 30, 2006 the price of the Company's common stock had wide fluctuations from $0.17 per share at December 31, 2005, up to $0.27 at March 31, 2006, and then down to $0.19 at June 30, 2006. After June 30, 2006 the price decreased to $0.16 at September 30,
2006. The changes in the fair value of the derivative liabilities have been recorded under Other Income(Expense) in the accompanying consolidated statements of operations.

     The values of the derivative liabilities relating to the Convertible Note, as reflected in our consolidated financial statements, are subject to changes in the trading value of the Company's common stock. As a result, our financial statements may fluctuate quarter-to-quarter based on this factor, and the amount of shares converted by Laurus in connection with the Convertible Note and exercised in connection with the Laurus Warrants and Laurus Stock Options. Consequently, our consolidated financial position and results of operations may vary significantly from quarter-to-quarter, based on factors other than the Company's revenues and expenses.

NOTE 6 - THIRD ACQUISITION OF MINERAL INTERESTS IN THE LINDHOLM-HANSON GAS UNIT AND WELLS

     On January 3, 2006, New Century acquired a 1.75% working interest and a 1.3125% net revenue interest in the Lindholm-Hanson Gas Unit and Wells ("L-H Gas Unit")("Third Acquisition") in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas. The Third Acquisition increased New Century's working interest and net revenue interest in production from the L-H Gas Unit to a 15.20% working interest and a 12.2140% net revenue interest. The effective date of the Third Acquisition was October 1, 2005, with net revenues for October 2005 split equally between New Century and the seller of the property, and the cost of the acquired interests was $1,890,000. The L-H Gas Unit is engaged primarily in the exploration for, and acquisition, development, and production of, natural gas. The L-H Gas Unit sells its gas production primarily to domestic pipelines and refineries.


     The following table summarizes the initial estimated fair values of the assets acquired and liabilities assumed, which may be adjusted within one year of the purchase date for changes in estimates of their fair value.

Assets acquired:

Accounts receivable                                         $   186,258
      Lindholm-Hanson Gas Unit and Wells
        Leasehold costs                      $ 1,567,839
        Equipment                                152,035
                                              -----------     1,719,874
                                                             ----------
     Total assets acquired                                    1,906,132
Liabilities assumed
    Accounts payable                                             16,132
                                                            -----------
Net assets acquired                                         $ 1,890,000
                                                            ===========

A summary of the acquisition consideration is as follows:

Purchase price                                              $ 1,890,000
Closing costs                                                    16,132
L-H Gas unit revenue for 2.5 months                            (281,089)
L-H Gas unit expenses for 2.5 months                             94,831
                                                             ----------
                                                            $ 1,719,874
Less: 2005 Cash deposit                                        (189,000)
                                                             ----------
Net cash paid in 2006                                       $ 1,530,874
                                                            ============

NOTE 7 - STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

     In March 2006, New Century Energy Corp. issued 100,000 shares of restricted common stock as part of a Settlement and Release Agreement with Hans Nehme, a former officer and director.

     In June 2006, in connection with our entry into an amended agreement with Viking International Petroleum, L.L.C., we issued an aggregate of 200,000 shares of our restricted common stock to two individuals, who have agreed not to sell the shares of common stock until after July 1, 2008.

Earnings  (loss)  per  share  -  Weighted  average  shares

      Basic earnings per share is computed by dividing net income or loss attributable to common stock by the weighted average number of common shares outstanding during each period. Diluted earnings per share is computed by adjusting the average number of common shares outstanding for the dilutive effect, if any, of common stock equivalents. The Company uses the treasury stock method, unless otherwise indicated, to determine the dilutive effect of securities on earnings (loss) per share.

     The effect of the Convertible Note in the diluted earnings per share calculation is accounted for under the "if converted" method, whereby the Convertible Note is assumed to be converted to shares (weighted for the number of days outstanding in the period) at a conversion price of $0.62; and interest expense (see Note 8) related to the Convertible Note is added back to income. No tax effect on interest expense has been applied, as the Company has available net operating loss carry forwards to offset taxable income. The freestanding derivatives of the Convertible Note, namely the Laurus Options, Laurus Warrants, Laurus December Warrants; and the ECS Warrants, have also been included in the denominator of the diluted earnings per share calculation as "if converted" to common stock.

     For the three months ended and nine months ended September 30, 2006, the effect of adding back the interest expense on the Convertible Note to net income would cause the diluted earnings per share to be greater than basic earnings per share, or anti-dilutive. Accordingly, diluted earnings per share has been adjusted to equal basic earnings per share for the periods reported.


NOTE  8  -  OTHER  INCOME  (EXPENSE)

     As of September 30, 2006, $643,413 has been released into "Other income" from the initial recorded liability of $717,540 in connection with the reverse merger with Vertica. The release of the $34,417 into "Other income" during the quarter ended September 30, 2006 is comprised of the expiration and/or cancellation of insurance policies dating back to 2001. In addition, the Company determined through further investigation that it was not liable for several open invoices. Interest earned on short term "cash equivalent" investments was primarily the reason for the rise to $56,629 of other income for the quarter ended September 30, 2006 and $98,059 for the nine months ended September 30, 2006. Interest expense for the periods reported consists of the following:


                                           Three  Months         Nine Months
                                               Ended                Ended
                                       September  30, 2006    September 30, 2006

Interest  on notional balance              $  1,945,416         $ 4,299,965
Accretion  of  discounts                        420,071           1,064,129
Amortization  of  Deferred  Loan  Cost
    and  other                                    8,209             272,882
                                           ------------         -----------
 Total  interest expense                   $  2,373,696         $ 5,636,976
                                           ============         ===========

NOTE  9  -  INCOME  TAXES

     New Century accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standard ("SFAS") No. 109, Accounting for Income Taxes. The liability method provides that the deferred tax assets and liabilities are recorded based on the difference between the book and tax basis of assets and liabilities and their carrying amount for financial reporting purposes, as measured by the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are carried on the balance sheet with the presumption that they will be realizable in future periods when pre-tax income is generated.

     SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Based on these criteria, management has concluded that no deferred tax assets are to be recorded related to the net operating loss carryforwards at September 30, 2006 and December 31, 2005, because we cannot be certain of the future period recoverability of tax assets generated from any available net operating loss carryforwards. For the three months ended September 30, 2006, there were sufficient tax net operating loss carryforwards to more than offset taxable income for the period.

NOTE  10  -  MAJOR  PURCHASERS

     For the first nine months of 2006 and 2005, New Century's operated properties had two purchasers who accounted for 100% of crude oil sales and two different purchasers who accounted for 100% of sales of natural gas products. New Century's non-operated properties had yet another purchaser who individually accounted for 100% of sales of all natural gas production for the same periods of 2006 and 2005.

NOTE  11  -  COMMITMENTS  AND  CONTINGENCIES

PRADO  DEVELOPMENT  AGREEMENT  WITH  STRONG  PETROLEUM  GROUP,  INC.  ("STRONG")

     On April 6, 2006, the Company and Aquatic Cellulose International ("Aquatic") ("New Century Group", collectively) signed a new extension agreement with Strong Petroleum Group, Inc. The new extension agreement provides for Strong to complete the re-development of the Company's Prado field interests ("Prado Assets") by September 21, 2006. In exchange for the extension of time, the New Century Group will increase its 12.5% working interest to 25% in the Prado Assets. Beginning April 1, 2006, the New Century Group shall also be entitled to one-quarter of all net production proceeds. If Strong fails to perform in accordance with the Revised Work Program on or before the Extended Deadline, their rights will terminate with respect to any and all producing wells associated with the Prado Assets. Additionally, all rights, title and interest in any and all equipment installed on the Prado Assets shall become the property of the Company and Aquatic.

      On September 28, 2006, Strong Petroleum Group signed an acknowledgement that they were unable to meet the terms of the Prado Development Agreement and the agreement was terminated.

     On October 6, 2006, New Century Energy Corp and Aquatic Cellulose executed an Assignment, Conveyance and Bill of Sale, in which Aquatic Cellulose sold its rights, title and interests in Prado Field for the sum of $300,000.

OTHER  LITIGATION

     The Company is not a party to, and its properties are not the subject of, any material pending legal proceeding nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

NOTE  12  -  SUBSEQUENT  EVENT-LETTER  OF INTENT TO ACQUIRE OIL AND GAS PROPERTY

     On October 24, 2006, we entered into a Letter of Intent with two third parties, to purchase oil and gas interests totaling a 30.35% working interest and a 22.1555% net revenue interest in the Javelina Field, in Hidalgo County, Texas. As contemplated by the Letter of Intent, the purchase would include all of one seller's interests and so much of the other seller's interests to total the percentages specified which interests include all of the sellers' rights to oil and gas leases on the interests, the wells on the leases, the rights arising from certain farm out agreements in connection with the interests and all of the physical equipment and facilities owned by the sellers on the interests. The total purchase price of the interests will be $17,342,857, which amount shall be decreased proportionately in the event the sellers cannot deliver the entire 30.35% working interest. The closing of the acquisition contemplated by the Letter of Intent is anticipated to be on or before December 6, 2006, assuming that we have obtained sufficient third party funding at that time to complete the acquisition and enter into a Purchase and Sale Agreement with the sellers. There can be no assurance that we will be able to obtain external financing on acceptable terms prior to the closing to complete this acquisition.

    In December 2006, we decided not to move forward with the transaction contemplated by the Letter of Intent and to terminate such Letter of Intent. Moving forward, we may choose to re-evaluate the transaction in fiscal 2007, and depending on availability and terms, possibly enter into a separate Letter of Intent to purchase oil and gas interests in the Javelina Field.

    In December 2006, we decided not to move forward with the transaction contemplated by the Letter of Intent and to terminate such Letter of Intent. Moving forward, we may choose to re-evaluate the transaction in fiscal 2007, and depending on availability and terms, possibly enter into a separate Letter of Intent to purchase oil and gas interests in the Javelina Field.

     In December 2006, we entered into the Eighth Amendment Agreement (the "Eighth Amendment") with Laurus, whereby we amended the terms of the Warrant and Options as follows:

     1) a cashless conversion feature was added, whereby Laurus may exercise the Warrant and Options and receive an amount of shares of common stock equal to the number of shares exercised multiplied by the exercise price of the security divided by the Fair Market Value of our common stock.
     2)Laurus would not be able to affect a cashless exercise of the Warrant shares until December 4, 2007.
     3)Laurus would not be able to affect a cashless exercise of the Option shares, until the earlier of (i) the date the shares of common stock exercisable in connection with the Warrant are registered pursuant to an effective registration statement and (ii) December 4, 2007.
     4) We would no longer be bound by the Registration Rights Agreement, and therefore no longer be required to register the shares of common stock issuable to Laurus in connection with the conversion of the Note or exercise of the Options. Laurus also agreed that if a registration statement covering all of the shares of common stock issuable in connection with the exercise of the Warrant has been declared effective and remains effective, Laurus would be required to pay cash to exercise the Warrant, and the cashless exercise would not be available to Laurus.


     On or about January 10, 2007, we entered into an Agreement to Rescind the Eighth Amendment Agreement (the "Rescinding Agreement"), whereby we and Laurus agreed to rescind the Eighth Amendment in its entirety, and that all of the provisions of the Registration Rights Agreement, Options and Warrant which were revised by the Eighth Amendment shall be restored.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
New Century Energy Corp.

We have audited the accompanying consolidated balance sheet of New Century Energy Corp. (the Company) as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New
Century Energy Corp. as of December 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.


HELIN, DONOVAN, TRUBEE & WILKINSON, LLP

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

March 16, 2006, except as Note 17, as to which the date is July 17, 2006 Houston, Texas

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
New Century Energy Corp.
Houston, Texas

We have audited the consolidated statements of operations, stockholders' equity (deficit) and cash flows of New Century Energy Corp. for the year ended December 31, 2004. These financial statements are the responsibility of New Century's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of New Century Energy Corp. for year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the consolidated financial statements have been restated.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

February 22, 2005
(November 11, 2005 as to the effects of the restatement discussed in Note 2)

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                           CONSOLIDATED BALANCE SHEET
                               December 31, 2005

ASSETS
Current Assets
  Cash                                                                $ 3,311,665
  Accounts receivable                                                   2,387,004
  Inventory                                                                47,790
  Drilling and completion advances                                        262,343
  Prepaid expenses and other                                              239,100
                                                                       ----------
  Total Current Assets                                                  6,247,902
                                                                       ----------
Land                                                                       72,490
Equipment, net of $4,115 accumulated depreciation                          62,650
Oil and gas properties, net of accumulated depletion,
  depreciation, and amortization of $2,934,821, using
  successful efforts method of accounting                              22,177,965
Deferred loan costs                                                        88,483
                                                                       ----------
TOTAL ASSETS                                                          $28,649,490
                                                                       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                                    $   690,488
  Accrued liabilities                                                     546,817
  Liabilities related to purchase of Vertica shell                        175,558
  Current portion of notes payable                                      2,606,607
  Derivative liability for Laurus Warrant                                 797,059
  Derivative liability for Laurus Stock Option                          1,112,447
  Single Compound Embedded Derivatives within Convertible Note            589,327
  Derivative liability for Laurus December Option                         859,914
                                                                       ----------
  Total Current Liabilities                                             7,378,217
                                                                       ----------
Notes payable, less current portion (net of unamortized
  discount and loan costs of $3,269,840)                               18,623,553
Asset retirement obligation                                               305,073
                                                                       ----------
Total liabilities                                                      26,306,843
                                                                       ----------
Contingencies                                                                   -

Stockholders' Equity
  Preferred stock, $.001 par, 20,000,000 shares authorized,
    Series A convertible preferred shares, 0 shares
    issued and outstanding                                                      -
    Series B convertible preferred shares, 2,000,000 shares
    designated, none issued                                                     -
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 55,710,612 shares issued and outstanding                   55,711
  Additional paid in capital                                            9,873,043
  Retained deficit                                                     (7,586,107)
                                                                       ----------
  Total Stockholders' Equity                                            2,342,647
                                                                       ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $28,649,490
                                                                       ==========

       The accompanying notes are an integral part of these consolidated financial statements.

                              NEW CENTURY ENERGY CORP.
                        (formerly  Vertica  Software,  Inc.)
                         CONSOLIDATED  STATEMENTS  OF  OPERATIONS
                     Years  ended  December  31,  2005  AND  2004

                                                             2005          2004
                                                          ---------     --------
                                                                       (Restated)
Revenues
  Oil and gas sales                                     $ 6,918,884   $ 1,714,443
  Gain on sale of oil and gas interest                       98,181       101,138
  Gain on option to participate in future
    property                                                      -       290,000
                                                          ---------      --------
  Total Revenues                                          7,017,065     2,105,581
                                                          ---------      --------
Expenses
  Lease operating                                           640,455       516,253
  Production taxes                                          393,090       107,698
  Exploration costs                                         134,579        10,494
  Depreciation, depletion
    and amortization                                      2,177,485       335,586
  General & administrative                                2,296,879     4,158,022
                                                          ---------     ---------
  Total expenses                                          5,642,488     5,128,053
                                                          ---------     ---------
Operating income (loss)                                   1,374,577    (3,022,472)
                                                          ---------     ---------
Other income (expense)

  Net decrease in fair value of derivative
    liabilities                                           7,117,882             -
  Loss on early extinguishment of debt                   (8,309,759)            -
  Interest and amortization of discount on debt expense  (3,872,265)     (250,590)
  Purchase and write down of Vertica liabilities            509,028      (717,540)
  Other Vertica expenses                                   (196,133)         (948)
  Other income                                               64,708             -
  Other expenses                                           (104,492)            -
  Gain on sale of equipment                                  17,630             -
                                                          ---------      --------
  Total other income (expense)                           (4,773,401)     (969,078)
                                                          ---------      --------
Loss before income taxes                                 (3,398,824)   (3,991,550)
  Income tax expense (benefit)                                    0             0
                                                          ---------       -------
  NET LOSS                                              $(3,398,824)  $(3,991,550)
                                                         ==========    ==========

Loss per share                                                $(.07)        $(.11)
                                                               ====          ====

Weighted average common shares
  used in computing basic loss per share                 50,961,205    37,694,704
                                                         ==========    ==========

Diluted loss per share                                        $(.13)        $(.11)
                                                               ====          ====

Weighted average common shares
  used in computing diluted loss per share               54,275,225    37,694,704
                                                         ==========    ==========

       The  accompanying  notes  are  an  integral  part  of  these consolidated financial  statements.

                                                   NEW CENTURY ENERGY CORP.
                                               (formerly Vertica Software, Inc.)
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                            Years Ended December 31, 2005 and 2004

                                       Series A                                       Additional      Retained
                                     Preferred Stock           Common Stock             Paid In       Earnings
                                  Shares       Amount        Shares      Amount         Capital       (Deficit)        Totals
                                 --------    ----------    ----------  ----------    ------------   -----------     -----------
Balances,
December 31, 2003 (restated)            -     $       -    37,500,000     $37,500    $   (25,950)   $   (194,638)   $ (183,088)

Conversion of debt                  5,000             5             -           -              -               -             5
Reverse merger                          -             -       484,559         485           (490)              -            (5)
Stock for services                      -             -     5,550,000       5,550      3,879,450               -     3,885,000
Stock for cash                          -             -     1,099,107       1,099        466,531               -       467,630
Stock for debt                          -             -       856,000         856        427,144               -       428,000
Imputed interest                        -             -             -           -          7,076               -         7,076
Net loss                                -             -             -           -              -      (3,991,550)   (3,991,550)
                                 --------    ----------    ----------  ----------    -----------    ------------     ---------

Balances,
December 31, 2004 (restated)        5,000             5    45,489,666      45,490      4,753,761      (4,186,188)      613,068

Stock for cash                          -             -     1,721,946       1,722        653,551               -       655,273
Stock for services                      -             -     2,300,000       2,300      1,600,200               -     1,602,500
Stock for debt                          -             -        46,000          46         29,954               -        30,000
Stock for property                      -             -     1,320,000       1,320        830,280               -       831,600
ECS Warrant issued                      -             -             -           -        326,577               -       326,577
Options exercised                       -             -     3,675,000       3,675      1,653,258               -     1,656,933
Stock for legal
  settlement                            -             -        58,000          58         25,462               -        25,520
Stock for conversion
  of preferred stock               (5,000)          (5)     1,100,000       1,100              -          (1,095)            -
Net loss                                -            -              -           -              -      (3,398,824)   (3,398,824)
                                 --------    ----------    ----------  ----------    -----------    ------------     ---------
Balances,
December 31, 2005                       -    $       -     55,710,612     $55,711    $ 9,873,043    $ (7,586,107)   $2,342,647
                                 ========    ==========    ==========  ==========    ===========    ============    ==========

       The accompanying notes are an integral part of these consolidated financial statements.

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Years Ended December 31, 2005 and 2004

                                                             2005          2004
                                                          ----------     --------
                                                                        (Restated)
Cash flows from operating activities
  Net loss                                               $(3,398,824) $(3,991,550)
  Adjustments to reconcile net loss
    to net cash provided by operating activities:
    Depreciation, depletion and amortization               2,177,485      335,586
    Liabilities incurred (subsequent write off)
     on purchase of Vertica shell                           (509,028)     717,540
    Gain on sale of oil and gas properties                   (98,181)    (101,138)
    Gain on sale of equipment                                (17,630)           -
    Gain on option to participate in future
     property acquisitions                                         -     (290,000)
    Imputed interest                                               -        7,076
    Stock for services                                     1,602,500    3,885,000
    Loss on early extinguishment of debt                   8,309,759
    Net decrease in fair value of derivatives             (7,117,882)           -
    Accretion of discount and loan
     cost on debt to interest expense                      2,593,537            -

  Changes in:
    Accounts receivable                                   (2,293,664)      26,258
    Inventory                                                 17,913      (65,703)
    Prepaid expenses and other                              (174,716)     (64,384)
    Accounts payable                                         427,113      120,540
    Accrued liabilities                                      514,508       42,439
    Asset retirement obligation                               11,257       20,541
                                                          ----------    ---------
  Net cash provided by operating activities                2,044,147      642,205
                                                          ----------    ---------

Cash flows from investing activities
  Drilling advances                                         (262,343)           -
  First Acquisition of Lindholm Hanson Gas Unit
   and Wells, net of cash acquired                       (10,394,361)           -
  Second Acquisition of Lindholm Hanson Gas Unit
   and Wells, net of cash acquired                        (8,446,231)           -
  Capital expenditures on oil and gas properties          (2,639,997)  (1,672,981)
  Proceeds from sale of oil and gas property
   and equipment                                             115,811      569,983
  Purchase of land                                           (72,490)           -
  Purchase of equipment                                      (63,286)      (3,479)
                                                          ----------    ---------
  Net cash used in investing activities                  (21,762,897)  (1,106,477)
                                                          ----------    ---------
Cash flows from financing activities
  Proceeds from acquisition financing                     24,500,000    1,304,500
  Proceeds from the sale of common stock                     655,273      467,630
  Proceeds from the exercise of Laurus options                 3,675            -
  Payments to reduce long-term debt                         (776,158)    (734,953)
  Payments for deferred loan costs                        (1,805,156)           -
  Investor payments received for drilling                          -      (27,578)
  Repayments to sole shareholder                                   -     (169,123)
                                                          ----------    ---------
Net cash provided by financing activities                 22,577,634      840,476
                                                          ----------    ---------
Net increase in cash                                       2,858,884      376,204

Cash at beginning of the year                                452,781       76,577
                                                          ----------    ---------

Cash at end of the year                                  $ 3,311,665    $ 452,781
                                                          ==========     ========

Supplemental disclosures of cash flow information:

Interest paid                                           $ (1,100,220)   $(250,590)
Income taxes paid                                                  -            -

Supplemental disclosures of noncash investing and financing activities (See Notes 11 and 12)

       The accompanying notes are an integral part of these consolidated financial statements.

                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1  -  ORGANIZATION AND BUSINESS

     New Century Energy Corp. ("New Century" or the "Company"), was incorporated in Colorado on April 18, 1997 as "Perfection Development Corporation." On September 29, 1998, the Company entered into an agreement pursuant to which it would acquire all of the outstanding capital stock of Vertica Software, Inc., a California corporation ("Vertica California"). On December 31, 1998, Vertica California merged with and into the Company. The Company was the surviving corporation in the merger and the separate corporate existence of Vertica California ceased. Concurrently with the merger, the Company changed its name from Perfection Development Corporation to Vertica Software, Inc. ("Vertica").

     On September 30, 2004, the Company acquired 100% of the issued and outstanding common stock of Century Resources, Inc., a Delaware Corporation ("Century"), in exchange for 37,500,000 newly issued shares of the Company's Common Stock, pursuant to an Agreement and Plan of Reorganization whereby
Century  became  a  wholly-owned  subsidiary  of  the  Company (the "Exchange").

     In connection with the Exchange, the Company agreed to transfer all rights to the existing installation of hardware and software used to develop intellectual property, all trademarks, copyrights and marketing materials developed for sales and distribution of such products relating to Internet/Intranet software products and services and an Internet web site for the hazardous material to the Company's wholly owned subsidiary, ERC Solutions, Inc. ("ERC"), and changed its business focus to oil and gas exploration and production. On October 26, 2004, in connection with its new business focus, the Company filed Articles of Amendment with the Colorado Secretary of State, to change its name to New Century Energy Corp.

     Since the date of the Exchange, the Company has focused on oil and gas exploration and production. The Company's major business focus for the year 2005 was to make two acquisitions of mineral interests in the Lindholm Hanson Gas Unit and Wells ("L-H Gas Unit"). The primary reason for the two acquisitions was to add to our "Proved" developed and undeveloped reserves as well as generate significant future cash flows for the Company.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Basis  of  Presentation

     The consolidated financial statements include the accounts of New Century Energy Corp., its wholly owned subsidiaries, and its proportionate share of the assets, liabilities, revenues and expenses. All significant intercompany accounts and transactions have been eliminated in consolidation.

2004  Restatement

     In December 2005, the Company restated its consolidated balance sheet, statement of operations, statement of stockholders' equity, statement of cash flows, and summary of accounting policies in connection with its audited consolidated financial statements as of December 31, 2004 and 2003. The restatements include adjustments to (a) record the asset retirement obligation effective as of January 1, 2003 and the depreciation and depletion and accretion expenses related thereto; and (b) correct an error in the calculation of depreciation and depletion of certain oil and gas properties in 2004. Additionally, the Company added a note to the consolidated financial statements regarding the Company's benefit plans. The Company also revised notes to the consolidated financial statements to clarify the nature of its operations and organization, and updated its subsequent events. The Supplemental Oil and Gas Information note was updated with additional language regarding the Company's
(a) capitalized costs incurred in property acquisition, exploration, and development activities as of December 31, 2004, and (b) costs incurred for property acquisition, exploration, and development activities.

Use  of  estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. While management believes that the estimates and assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from these estimates.

Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

Cash  and  Cash  Equivalents

     For purposes of the statements of cash flows, cash equivalents are considered to be all highly liquid investments having an original maturity of three months or less.

Concentration  of  credit  risk

     We maintain our cash primarily with major U.S. domestic banks. The amounts held in these banks exceed the federal insured limit of $100,000 from time to time and exceeded that balance at December 31, 2005 by $3,518,641. The terms of these deposits are on demand to minimize risk. We have not incurred losses related to these deposits.

Revenue  recognition  and  accounts  receivable

     Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collectibility of the revenue is probable. Cash received relating to future revenues is deferred and recognized when all revenue recognition criteria are met.

     The Company periodically reviews its accounts receivable for collectibility, and has determined that no allowance for doubtful accounts is warranted at December 31, 2005.

Inventory

     The Company carries small inventories of crude oil in its pipelines from the well to the purchaser of its product. Crude oil inventories are carried at the lower of current market value or cost. Inventory costs include expenditures and other charges (including depreciation) directly and indirectly incurred in bringing the inventory to its existing condition and location. Selling expenses and general and administrative expenses are reported as period costs and excluded from inventory cost. Inventories of materials and supplies are valued at cost or less.

Oil  and  gas  properties

     We follow the successful efforts method of accounting for our oil and gas activities, capitalizing costs of successful exploratory wells and expensing costs of unsuccessful exploratory wells. Exploratory geological and geophysical costs are expensed as incurred. All developmental costs are capitalized. As of December 31, 2005, we have no capitalized costs for exploratory wells pending determination of proved reserves. We generally pursue acquisition and development of proved reserves as opposed to exploration activities. A significant portion of the property costs reflected in the accompanying consolidated balance sheet are from acquisitions of proved properties from other oil and gas companies.

     Depreciation, depletion and amortization of proved producing properties is computed on the unit-of-production method based on estimated proved oil and gas reserves. Other property and equipment is generally depreciated using either the unit-of-production method for assets associated with specific reserves or the straight-line method over estimated useful lives which range from 3 to 40 years. Repairs and maintenance are expensed, while renewals and betterments are generally capitalized.

     If conditions indicate that long-term assets may be impaired, the carrying value of the property is compared to management's future estimated pre-tax cash flow from properties generally aggregated on a field-level basis. If impairment is necessary, the asset carrying value is written down to fair value. Cash flow estimates are based on existing proved reserve and production information and pricing assumptions that management believes are reasonable. Impairment of individually significant unproved properties is assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis. The Company has not capitalized any interest in 2005 relating to expenditures for significant exploration and development projects.

Long-lived  assets

     Long lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of their carrying amount or fair value less cost to sell.

Other  assets

     Other assets primarily include deferred loan costs that are amortized to interest expense over the term of the related debt.

Derivative  instruments

     New Century accounts for all derivative financial instruments in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Derivative financial instruments are recorded as liabilities in the consolidated balance sheet and are measured at fair value. When available, quoted market prices are used in determining fair value. However, if quoted market prices are not available, New Century estimates fair value using either quoted market prices of financial instruments with similar characteristics or other valuation techniques. These derivative liabilities are marked-to-market each quarter with the change in fair value recorded in the income statement.

     New Century utilizes the Black-Scholes option-pricing model to determine the fair value of its freestanding derivative instruments. Key assumptions of the Black-Scholes option-pricing model include applicable volatility rates, risk-free interest rates and the instruments expected remaining life. We also determined a fair value for our various embedded derivatives within our $15 million convertible note by using a layered discounted probability-weighted cash flow model. The assumptions used in both modeling techniques required significant management judgment and estimates of future fluctuation in stock price as well as changes in future interest rates. The reader should reference
Note  5  for  further  details  in  regards  to  our  derivative  liabilities.

Extinguishment  of  Debt  -

     We follow the provisions of SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 140") along with related interpretations from Emerging Issues Task Force No. 96-19 ("EITF No. 96-19"). The Task Force reached a consensus that an exchange of debt instruments with substantially different terms is a debt extinguishment and should be accounted for in accordance with paragraph 16 of SFAS No. 140. The Task Force also observed that a debtor could achieve the same economic effect by making a substantial modification of terms of an existing debt instrument. Accordingly, the Task Force reached a consensus that a substantial modification of terms should be accounted for like, and reported in the same manner as, an extinguishment of debt.

     From the debtor's perspective, an exchange of debt instruments between or a modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if the net present value of the cash flows under the terms of the new debt instrument is at least 10 percent different from the present value of the remaining cash flows under the terms of the original instrument. With the Third Amendment to the Convertible Note and the December Option, the Company feels that a substantial modification in terms of the Convertible Note has occurred. Upon further analysis, the Company has determined that a greater than 10% difference in the net present value of the remaining cash flows of both the original Convertible Note and the New Convertible Note has occurred. Therefore, the Company has extinguished the original Convertible Note, along with the related unamortized discounts and deferred loan costs, and recorded the New Convertible Note at its fair value on December 30, 2005. The extinguishment required the Company to record an extinguishment debt expense of $8,309,759.

Asset  retirement  obligation

     For asset retirement obligations, we follow SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"). SFAS No. 143 requires that an asset retirement obligation associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred or becomes determinable, with an associated increase in the carrying amount of the related long-lived asset. The cost of the tangible long-lived asset, including the asset retirement cost, is depreciated over the useful life of the asset.

     Asset retirement obligations primarily relate to the potential abandonment of oil and gas producing facilities. The fair value of the asset retirement obligation is recognized in the period in which the liability is incurred if a reasonable estimate of fair value can be made. Asset retirement obligations include costs to dismantle and relocate wells and related structures, and restoration costs of land, including those leased. Depreciation of the capitalized asset retirement cost and accretion of the asset retirement obligation are recorded over time. The depreciation on the capitalized asset will generally be determined on a unit-of-production basis, while the accretion of the liability will be recognized over the life of the producing assets.

Contingencies

     We account for loss contingencies in accordance with SFAS No. 5, "Accounting for Contingencies." Accordingly, when management determines that it is probable that an asset has been impaired or a liability has been incurred, we accrue our best estimate of the loss if it can be reasonably estimated. Our legal costs related to litigation are expensed as incurred.

Stock-based  compensation

     We may, from time to time, issue common stock, stock options or common stock warrants to acquire services or goods from non-employees. Common stock, stock options and common stock warrants issued to persons other than employees or directors are recorded on the basis of their fair value, as required by SFAS No. 123 - "Accounting for Stock Based Compensation", which is measured as of the date required by EITF Issue 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." The stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the "valuation date," which for options and warrants related to contracts that have substantial disincentives to non-performance, is the date of the contract, and for all other contracts is the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period.

Income  taxes

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". This Statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In assessing the realization of deferred tax assets, management considers whether it is likely that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during periods in which those temporary differences become deductible. The effect of changes in tax rates is recognized in the period of enactment.

Loss  per  share

     In accordance with SFAS No. 128, "Earnings Per Share," we report basic loss per common share, which excludes the effect of potentially dilutive securities, and diluted loss per common share, which includes the effect of all potentially dilutive securities unless their impact is antidilutive.

Fair  Value  of  Financial  Instruments

     Our financial instruments consist of accounts receivable, accounts payable, notes payable and derivative liabilities. The fair values of our accounts receivable, accounts payable, notes payable and derivative liabilities, in our opinion, reflect their respective carrying amounts. We believe the fair value of the Convertible Note, as amended, reflects the amount as presented in Note 7 to the consolidated financial statements as of December 31, 2005.

Recent  accounting  pronouncements

     In December 2004, the FASB issued SFAS No. 123 (Revised 2004 - "SFAS No. 123(R)"), "Share-Based Payment", which requires that compensation related to all stock-based awards, including stock options, be recognized in the financial statements. This pronouncement replaces SFAS No. 123, "Accounting for
Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." We are adopting SFAS No. 123(R) as of January 1, 2006 and, for stock awards on and after that date, we will be using the Black-Scholes model to value these stock awards which will then be recorded in our consolidated financial statements. We have previously recorded stock compensation pursuant to the intrinsic value method under APB Opinion No. 25, whereby no compensation was recognized for most stock option awards. We expect that stock option grants will not be a significant part of employee compensation, and, therefore, SFAS No. 123(R) will not have a significant impact on our consolidated financial statements. We do not expect SFAS No. 123(R) to significantly change recorded compensation expense related to grants of performance and unrestricted shares. We are using the modified prospective application method of adopting SFAS No. 123R, whereby the estimated fair value of unvested stock awards granted prior to January 1, 2006 will be recognized as compensation expense in periods subsequent to December 31, 2005. As of December 31, 2005, the Company has no employee stock options outstanding.

     In  March  2005,  the  Financial  Accounting  Standards  Board  issued FASB
Interpretation No. 47 ("FIN No. 47"), "Accounting for Conditional Asset Retirement Obligations - An Interpretation of FASB Statement No. 143." Under the provisions of FIN No. 47, the term conditional asset retirement obligation as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and /or method of settlement are conditional on a future event that may or may not be within the control of the entity while the obligation to perform the asset retirement activity is unconditional. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation is required to be recognized when incurred - generally upon acquisition, construction, or development and /or through the normal operation of the asset. We have adopted FIN No. 47 as of December 31, 2005. Adoption of this pronouncement did not have a significant effect on our 2005 consolidated financial statements, and we do not expect this pronouncement to have a significant effect on our future reported financial position or results of operations.

     In July 2005, the Financial Accounting Standards Board issued SFAS No. 154, "Accounting for Changes and Error Corrections-A Replacement of APB Opinion No. 20 and FASB Statement No. 3." Under the provisions of SFAS No. 154, a voluntary change in accounting principles requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate effected by a change in accounting principle. The guidance contained in Opinion NO. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. We are implementing this new standard as of January 1, 2006. This standard is not expected to have a significant effect on our reported financial position or results of operations.

     Effective July 1, 2005, the Company adopted SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment of Accounting Principles Board ("APB") Opinion No. 29 ("SFAS 153"). SFAS 153 amended prior guidance to eliminate the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 were required to be applied prospectively. SFAS 153 did not have a material impact on the Company's consolidated financial statements.

NOTE 3 - FIRST ACQUISITION OF MINERAL INTERESTS IN THE LINDHOLM HANSON GAS UNIT AND WELLS

We acquired certain working interests, overriding royalty interests, and term royalty interests, which together entitled New Century to a 6.2% working interest and a 5.464% net revenue interest in production from the L-H Gas Unit. New Century paid the sellers $10,753,255 in cash and also issued 1,320,000 shares of common stock towards the purchase price of the L-H Gas Unit. The fair market common share price was $.63 a share for this transaction. The common shares issued for the purchase were valued at $831,600. Also, the effective date of the agreement regarding the L-H Gas Unit's revenue and expenses was agreed upon by both New Century and the sellers as April 1, 2005. These revenues and expenses, which netted to $683,662, were accounted for as an adjustment to the purchase price.

The following table summarizes the initial estimated fair values of the assets acquired and liabilities assumed, which may be adjusted within one year of the purchase date for changes in estimates of their fair value.


Assets acquired:
     Cash                                                         $    246,745
     Accounts receivable                                               470,585
     L-H Gas Unit
        Leasehold costs                           $10,438,692
        Equipment                                     787,269
                                                   -----------      11,225,961
                                                                   -----------
Total assets acquired                                               11,943,291
Liabilities assumed
    Accounts payable                                                   107,299
    Accrued liabilities                                                  4,392
                                                                   -----------
Net assets acquired                                               $ 11,831,600
                                                                   ===========

A summary of the acquisition consideration at December 31, 2005 is as follows:

Purchase price                                                    $ 11,831,600
    Common stock issued (1,320,000 shares at $.63 per share)          (831,600)
     Cash received from the net of revenues and
       expenses from April 1 to June 30, 2005                         (683,662)
     Other closing costs                                                78,023
                                                                   -----------
Total acquisition consideration                                   $ 10,394,361
                                                                   ===========

NOTE 4 -SECOND ACQUISITION OF MINERAL INTERESTS IN THE LINDHOLM HANSON GAS UNIT AND WELLS

Acquisition  -

     On September 19, 2005, New Century entered into a Purchase and Sale Agreement with certain "Sellers" whereby New Century agreed to purchase certain mineral interests that have been pooled together in the L-H Gas Unit for an aggregate purchase price of $8,750,000. The interests purchased total a 7.25 percent working interest and a 5.4375 percent net revenue interest in the leases. The effective date of the agreement regarding the L-H Gas Unit's revenues and expenses was agreed upon by both New Century and the Sellers as July 1, 2005. These revenues and expenses, which netted to $300,941, were accounted for as an adjustment to the purchase price.

     The following table summarizes the initial estimated fair values of the assets acquired and liabilities assumed, which may be adjusted within one year of the purchase date for changes in estimates of their fair value.

Assets acquired:
     Accounts receivable                                          $    902,083
     L-H Gas Unit
        Leasehold costs                           $ 7,669,451
        Equipment                                     779,608
                                                   -----------       8,449,059
                                                                   -----------
Total assets acquired                                                9,351,142

Liabilities assumed
    Accounts payable                                                   341,453
    Accrued liabilities                                                259,689
                                                                   -----------
Net assets acquired                                               $  8,750,000
                                                                   ===========

This acquisition was financed by the Secured Term Note (See Note 6)

A summary of the acquisition consideration at December 31, 2005 is as follows:

Purchase price                                                      $8,750,000
Cash received from the net of revenues and
  expenses from July 1 to September 19, 2005                          (300,941)
Remaining payable for acquisition                                       (2,828)
                                                                   -----------
Total acquisition consideration                                     $8,446,231
                                                                   ===========

NOTE  5  -  FINANCING  FOR  THE  FIRST  ACQUISITIONS

Secured  convertible  note  -

     On June 30, 2005, New Century entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus"), whereby New Century sold a Secured Convertible Term Note (the "Convertible Note") in the principal amount of $15,000,000 which is convertible into an aggregate of 24,193,548 shares of New Century's common stock at a conversion price of $0.62 per share ("Fixed Conversion Price"), in connection with the acquisition of the L-H Gas Unit.

     The Convertible Note bears interest at the prime rate (as published in the Wall Street Journal) plus 2% (the "Contract Rate"). As of June 30, 2005, the Contract Rate was 8%. The interest on the Convertible Note shall be payable monthly, in arrears, commencing on September 1, 2005 (each monthly date being a "Determination Date"). Monthly principal payments of $250,000 were to commence January 1, 2006 along with any accrued and unpaid interest. On June 30, 2008 (the "Maturity Date"), New Century will pay Laurus an amount equal to the outstanding principal amount of the Convertible Note, plus any accrued and unpaid interest.

     The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the prime rate) until the Maturity Date and shall be subject to adjustment as follows:
(i)New Century shall have registered the shares of the common stock underlying the conversion of the Convertible Note, the Laurus Stock Option and the Laurus Warrant on a registration statement declared effective by the Securities and Exchange Commission ("SEC") and (ii)the market price of the common stock as reported by Bloomberg, L.P. on the principal market for the five (5) trading days immediately preceding a Determination Date exceeds the applicable Fixed Conversion Price by at least 25%, the Contract Rate for the succeeding calendar month shall automatically be reduced by 100 basis points, or 1%, for each incremental 25% increase in the market price of the common stock above the applicable Fixed Conversion Price. In no event shall the Contract Rate at any time be less than zero percent.

     The monthly amount of the Convertible Note payment may be made in cash or common stock. When the monthly amount is paid in cash, New Century shall pay Laurus an amount in cash equal to 102% of the cash portion of the payment. The monthly amount may be converted into shares of common stock. The shares will be issued to Laurus and the number shall be determined by dividing the portion of the monthly amount converted into shares of common stock, by the applicable Fixed Conversion Price of $0.62. The following criteria must be met in order to convert common stock for payment of the monthly amount. The average closing price of the common stock as reported by Bloomberg L.P. on the principal market for the five trading days immediately preceding such amortization date shall be greater than or equal to 110% of the Fixed Conversion Price, or $0.682. In addition, shares shall not be converted which would exceed the difference between (i)4.99% of the outstanding shares of common stock and (ii)the number of shares of common stock beneficially owned by Laurus. Finally, shares shall not be converted if the value of the shares exceeds twenty-five percent (25%) of the gross trading volume of the stock for the previous twenty-two (22) trading days.

     The Company has a redemption option in regard to the Convertible Note and, if exercised, will pay 125% of the principal amount outstanding at the time of such prepayment up to the first anniversary date. If New Century exercises the redemption option after the first anniversary date but before the second anniversary date, the Company will pay 120% of the principal amount outstanding at the time of such prepayment. If New Century exercises the redemption option after the second anniversary date but before the Maturity date, the Company will pay 115% of the principal amount outstanding at the time of such prepayment.

     The Convertible Note has a Registration Rights Agreement ("RRA") whereby New Century was to have its registration statement declared effective by the SEC no later than 120 days after the Closing (June 30, 2005). Further, New Century must maintain the registration statement in an effective status and not have the trading of its common stock suspended beyond a specified period. New Century is subject to a liquidated damages provision under the RRA, whereby it will be liable to pay 1.5% of the product of the original principal amount of the Convertible Note per month until the event is cured. As of this date, New Century's registration statement on Form SB-2 has not yet been declared effective by the SEC and withdrew its filing on December 30, 2005. The Company plans to refile the Form SB-2 upon the filing of this report. On November 4, 2005, New Century and Laurus executed an Amended Agreement, whereby the grace period for the registration statement being declared effective by the SEC was extended to December 12, 2005. On December 14, 2005, New Century and Laurus executed a Second Amended Agreement effective December 12, 2005, whereby the grace period for the registration statement being declared effective by the SEC was extended to January 31, 2006. On December 30, 2005, we entered into a Third Amended Agreement, which further deferred the grace period for the registration statement to be declared effective to July 1, 2006. As of December 31, 2005, no amount has been assessed or accrued for liquidated damages in New Century's accompanying consolidated balance sheet.

     The fixed conversion price and number of shares to be issued upon conversion shall be subject to adjustment upon the occurrence of the following events during the period that this conversion right remains outstanding: common stock reclassification; stock splits, combinations and dividends; and share issuances. Share issuances would include options, warrants or other issuances of shares to third parties or employees for an offer price less than the fixed conversion price. The occurrence of one of these events would result in the fixed conversion price or number of shares convertible to Laurus to be adjusted, or reset, to the lower offer price at the time of share issuance.

     In connection with the Laurus financing, New Century executed a Subsidiary Guaranty Agreement, Collateral Assignment Agreement and Master Security Agreement, whereby Century Resources Inc. is a guarantor on the Convertible Note, and Laurus has a continuing security interest in all of the assets of New Century.

     Events of default under the Convertible Note include, among other provisions, cross-default, bankruptcy, material adverse event, breach of Covenant, change in control, stock trading stop-order, and failure to deliver the common stock to Laurus free of restrictions and other conditions, whereby upon occurrence, Laurus may demand immediate repayment of the Convertible Note and accrued interest. Following the occurrence and during the continuance of an Event of Default, Laurus, at its option, may demand repayment in full of all obligations and liabilities owing by New Century. The default payment shall be 130% of the outstanding principal amount of the Convertible Note. Additionally, New Century must pay additional interest on the Convertible Note equal to 2% per month on all outstanding amounts until the events of default are cured or waived. Subsequent to June 30, 2005, the Company was in technical default of certain covenants within the Securities Purchase Agreement, including lack of timely filing of certain reports required to be filed with the SEC pursuant to the Exchange Act and effectiveness of its associated registration statement within 120 days of Closing. The Company obtained a waiver for these defaults through the Amended Agreement dated November 4, 2005 and the Second Amended Agreement dated December 14, 2005. As such, no amount has been accrued for liquidated damages, default payment or default interest in New Century's accompanying consolidated balance sheet as of December 31, 2005.

     The Convertible Note is a hybrid instrument which contains both freestanding derivative financial instruments and more than one embedded derivative feature which would individually warrant separate accounting as derivative instruments under SFAS No. 133. The freestanding derivative financial instruments include the Laurus Warrant and the Laurus Stock Option, which were valued individually, and totaled $3,668,299 and $6,338,126, respectively, at inception on June 30, 2005. The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, and is referred to as the "Single Compound Embedded Derivatives Within Convertible Note". The single compound embedded derivative features include the conversion feature within the Convertible Note, the premium for cash payment, the early redemption option and the Contract Rate adjustment. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the Convertible Note of $1,716,420 at inception on June 30, 2005. The unamortized discount is amortized to interest expense using the effective interest method over the life of the Convertible Note, or 36 months.

     Additionally, the ECS Warrant also resulted in a reduction of the initial carrying amount (as unamortized discount) of the Convertible Note. It was valued at $326,577 was allocated to additional paid-in capital, as it is not subject to the RRA.

     New Century also incurred closing costs of $1,204,596 in connection with the closing of the Securities Purchase Agreement. Net fees and costs to non-lenders in the amount of $629,596 were capitalized as deferred loan costs at inception on June 30, 2005, and shall be recognized over the life of the Convertible Note, or 36 months, by using the effective interest method. The remaining financing costs of $575,000 paid to Laurus were recorded to unamortized discount on the Convertible Note and are amortized to interest expense over 36 months under the effective interest method.

Derivative Liability with Single Compound Embedded Derivatives within Convertible Note-

     Using a layered discounted probability-weighted expected cash flow methodology, the fair value of the Single Compound Embedded Derivatives within Convertible Note was computed at $1,716,420 as of June 30, 2005. The model replicated the economics of the Convertible Note and applied different events based on various conditions likely to occur over the life of the Convertible Note. Multiple scenarios were used in the model and the underlying assumptions below were applied. The value of this single compound embedded derivative instrument was bifurcated from the debt host contract and recorded as a derivative liability which resulted in a reduction of the initial carrying amount (as unamortized discount) to the notional amount of the Convertible Note.

Probability-Weighted  Expected  Cash  Flow  Methodology - at inception (June 30,
2005):

Assumptions                              Single  Compound  Embedded
                                     Derivatives  within  Convertible  Note
------------                  --------------------------------------------------
Risk  -  free  interest  rate                                         3.67%

Prime  rate                                                           6.00%
  Increasing  .25%  each  quarter  of  first  year

Timely  registration                                                 95.00%
  Increasing  by  1%  monthly  up  to  99%

Default  status                                                       5.00%
  Increasing  by  0.1%  monthly

Alternative  financing  available  and  exercised                     0.00%
  Increasing  2.5%  monthly  up  to  25%

Trading  volume,  gross  monthly  dollars                             2.00%
  Monthly  increase

Annual  growth  rate  of  stock  price                               31.80%

Future  projected  volatility                                       100.00%

Common  stock  purchase  warrants-

     On June 30, 2005, in connection with the Securities Purchase Agreement, New Century granted Laurus a seven year Common Stock Purchase Warrant ("Laurus Warrant") to purchase 7,258,065 shares of New Century's common stock at an exercise price of $.80 per share. The holder may exercise the Laurus Warrant immediately. The Laurus Warrant allows the holder to purchase the shares until 5:00 PM CST, June 30, 2012.

     The Laurus Warrant is a freestanding derivative financial instrument. Using the Black-Scholes Method, the fair value of the derivative was computed at $3,668,299 at inception on June 30, 2005 and recorded as a derivative liability which resulted in a reduction of the initial carrying amount (as unamortized discount) of the Convertible Note. This derivative liability is marked-to-market each quarter with the change in fair value recorded in the income statement. Unamortized discount is amortized to interest expense using the effective interest method over the life of the Convertible Note, or 36 months. If the Laurus Warrant is exercised during this 36 month period, the derivative liability will be released and recorded as additional paid in capital.

     On June 30, 2005, New Century also granted Energy Capital Solutions, L.P., a three-year common stock Purchase Warrant ("ECS Warrant") to purchase 900,000 shares of New Century's common stock at an exercise price of $.80 per share, with piggyback registration rights pursuant to a finder's agreement in connection with the closing of the Securities Purchase Agreement between New Century and Laurus. The ECS Warrant allows Energy Capital Solutions, L.P. to purchase the shares until 5:00 PM CST, June 30, 2008. The ECS Warrant is not subject to the RRA and is expected to be settled in the Company's common stock.

     The ECS Warrant using the Black-Scholes Method, had an initial fair value in the amount of $326,577 at June 30, 2005. The value of the ECS Warrant was allocated to additional paid-in capital and resulted in a reduction of the initial carrying amount (as unamortized discount) of the Convertible Note. The ECS Warrant discount is amortized to interest expense using the effective interest method over the life of the Convertible Note, or 36 months.

     Since the ECS Warrant is not subject to the RRA, the ECS Warrant was allocated to additional paid-in capital whereas the Laurus Stock Option, Laurus Warrant, December Option and the Single, Compound Embedded Derivatives within the Convertible Note have all been allocated to derivative liabilities.

Stock  option  agreement-

     On June 30, 2005, in connection with the Securities Purchase Agreement, New Century granted an option to Laurus ("Laurus Stock Option") which vested immediately, to purchase any time or from time to time, up to 10,222,784 shares of New Century's common stock at an initial exercise price of an aggregate of $1.00. The Laurus Stock Option has an indefinite life per the terms of the Option. Each exercise of this Option by Laurus was limited to Laurus initially owning an aggregate maximum of 4.99% of the outstanding common stock of New Century. Laurus agreed under the agreement not to sell any shares of common stock exercisable upon exercise of the options until: (a) payment in full of all of the obligations and liabilities of New Century to Laurus under the Securities Purchase Agreement and Convertible Note have been paid in full and (b) the exercise of the Laurus Warrant; provided, however that Laurus may sell all or any portion of the common stock issuable upon the exercise of the Laurus Stock Option following an event of default. On July 25, 2005, New Century amended the Laurus Stock Option to adjust the limitation on the amount of outstanding shares which Laurus could hold at any one time from 4.99% to 9.99% and to change the exercise price of the Laurus Stock Option from an aggregate of $1.00 for 10,222,784 shares of New Century's common stock to $.001 per share of New Century's common stock. The amendment also clarified that Laurus is not able to sell any shares held in connection with the Laurus Stock Option until both (a) payment in full of all of the obligations and liabilities of New Century to Laurus under the Securities Purchase Agreement and the Convertible Note has been paid in full; and (b) the exercise of the Laurus Warrant by Laurus.

     The Laurus Stock Option is a freestanding derivative instrument and using the Black-Scholes Method, it had an initial fair value of $6,338,126 at June 30, 2005. This derivative liability is marked-to-market each quarter with the change in fair value recorded in the income statement. The Laurus Stock Option unamortized discount is amortized to interest expense using the effective interest method over the life of the Convertible Note, or 36 months. If any of the Laurus Stock Option is exercised during this 36 month period, the derivative liability will be released by the fair value of the options at that date and recorded as additional paid-in capital.

     The following assumptions were used in the preparation of the above valuations at inception (June 30, 2005):

Black-Scholes Methodology:
                                       Laurus
                            ECS        Stock        Laurus
Assumptions               Warrant      Option       Warrant
-----------               -------      ------       -------
Dividend yield             0.00%        0.00%         0.00%
Risk-free interest rate    3.67%        4.28%         3.80%
Volatility               100.00%      100.00%       100.00%
Expected Term            3 years      20 years      7 years

     The Laurus Stock Option has an indefinite term per the Securities Purchase Agreement; however, a 20-year expected term has been assumed in the calculation of its valuation, which we believe reasonably approximates the fair value of the Laurus Stock Option.

The components of Notes payable at inception and at December 31, 2005 are as follows:

Convertible  Note  at  Inception  (June  30,  2005)  -

As a result of these contract provisions, the Convertible Note balance at Inception (June 30, 2005) was adjusted as follows:

Notional balance of Convertible Note at June 30, 2005                $15,000,000
Adjustments:
     Discount relating to ECS Warrant                                  (326,577)
     Discount for derivative liability-Convertible Note
       with Compound Embedded Derivatives                            (1,716,420)
     Discount for derivative liability-Laurus Stock Option           (6,338,126)
     Discount for derivative liability-Laurus Warrant                (3,668,299)
     Discount for deferred loan costs paid to Laurus
          on Convertible Note                                          (575,000)
                                                                     ----------
Subtotal of adjustments                                             (12,624,422)
                                                                     ----------
Convertible Note balance, as adjusted, at June 30, 2005               2,375,578
    Less current portion of Convertible Note                         (1,500,000)
                                                                     ----------
Convertible Note balance, net of current portion
    and unamortized discount at June 30, 2005                      $    875,578
                                                                     ==========

Convertible  Note  at  December  31,  2005  -

The Convertible Note balance on the consolidated balance sheet as of December 31, 2005 is comprised of the following:

Notional balance of Convertible Note at December 31, 2005           $15,000,000
Adjustments:
     Discount for derivative liability-Convertible Note
       with Compound Embedded Derivatives                              (589,327)
     Discount for current market yield of Convertible Note           (2,506,863)
                                                                     ----------
Subtotal of adjustments                                              (3,096,190)
                                                                     ----------
Convertible Note balance, as adjusted, at December 31, 2005          11,903,810
    Less current portion of Convertible Note                         (1,500,000)
                                                                     ----------
Convertible Note balance, net of current portion
    and unamortized discount at December 31, 2005                  $ 10,403,810
                                                                     ==========

Secured  Term  Note  at  Inception  (September 19,  2005 - see Note 6)  -

Notional balance of the Secured Term Note at September 19, 2005    $  9,500,000
Adjustment -
     Discount for deferred loan costs paid to Laurus
          on Secured Term Note                                         (395,000)
                                                                     ----------
Secured Term Note balance, as adjusted, at September 19, 2005         9,105,000
    Less current portion of Secured Term Note                        (9,105,000)
                                                                     ----------
Secured Term Note balance, net of current portion
    and unamortized discount at September 19, 2005                 $          -
                                                                     ==========

Secured  Term  Note  at  December 31, 2005  (See terms of amendment in Note 6)-

Notional balance of the Secured Term Note at December 31, 2005     $  9,500,000
Adjustments -
     Discount for deferred loan costs paid to Laurus
          on Secured Term Note                                         (173,650)
                                                                     ----------
Secured Term Note balance, as adjusted, at December 31, 2005          9,326,350
    Less current portion of Secured Term Note                        (1,106,607)
                                                                     ----------
Secured Term Note balance, net of current portion
    and unamortized discount at December 31, 2005                  $  8,219,743
                                                                     ==========

At December 31, 2005, the current and long-term portions of the Notes payable balances in the accompanying consolidated balance sheet consist of the following:

Notes payable on Convertible Note, current portion                 $  1,500,000
Notes payable on Secured Term Note, current portion                   1,106,607
                                                                     ----------
Notes payable, current portion at December 31, 2005                $  2,606,607
                                                                     ==========

Notes payable on Convertible Note, net of current portion
    and unamortized discount                                       $ 10,403,810
Notes payable on Secured Term Note, net of current portion
    and unamortized discount                                          8,219,743
                                                                     ----------
Notes payable, less current portion at December 31, 2005           $ 18,623,553
                                                                     ==========

Change  in  unamortized  discount  and  loan  costs  of  Note  payable  -

     For the year ended December 31, 2005, the discount on Notes payable changed for amortization of discounts for derivative liabilities related to the Convertible Note and ECS Warrant, for amortization of loan costs paid to Laurus in connection with both the Convertible Note and the Secured Term Note and for extinguishment of debt relating to the December Option. The total discount in 2005 on Notes payable changed from $13,019,422 to $3,269,840 at December 31, 2005.

Accretion of unamortized discounts to Convertible Note
  and Secured Term Note for derivative liabilities                  $(2,361,065)
A change in the underlying terms of the Laurus
  Stock Option Agreement                                                 (1,416)
Discounts relating to extinguishment of debt                        (10,483,291)
Discount relating to fair value of
  single compound embedded derivative of Convertible Note               589,327
Discount relating to fair value of market yield
  on Convertible Note                                                 2,506,863
                                                                      ---------
Total change in discount on Notes Payable during 2005               $(9,749,582)
                                                                      =========

     Future payments under outstanding notes payable at their notional amounts as of December 31, 2005 are as follows:


YEAR ENDED DECEMBER 31:
-----------------------
2006                     $  2,606,607
2007                       11,393,393
2008                       10,500,000
2009 and Thereafter                 -
                          -----------
Total                    $ 24,500,000
                          ===========

     The following assumptions were used in the preparation of the above valuations at December 31, 2005:


Black-Scholes Methodology:
                                       Laurus                    Laurus
                                       Stock        Laurus      December
Assumptions                            Option       Warrant      Option*
------------                           ------       -------     --------
Dividend yield                          0.00%         0.00%        0.00%
Risk-free interest rate                 4.61%         4.36%        4.61%
Volatility                            100.00%       100.00%      100.00%
Expected Term                         20 years    6.50 years     20 years

*  See  Note  -  7

Probability-Weighted  Expected  Cash  Flow  Methodology  -

Assumptions                        Single  Compound  Embedded
                             Derivatives  within  Convertible  Note

Risk  -  free  interest  rate                                         4.37%

Prime  rate                                                           7.25%
  Increasing  .25%  each  quarter  of  first  year

Timely  registration                                                 95.00%
  Increasing  by  1%  monthly  up  to  99%

Default  status                                                       5.00%
  Increasing  by  0.1%  monthly

Alternative  financing  available  and  exercised                     0.00%
  Increasing  2.5%  monthly  up  to  25%

Trading  volume,  gross  monthly  dollars                             4.00%
  Monthly  increase

Annual  growth  rate  of  stock  price                               31.90%

Future  projected  volatility                                       100.00%

Change  in  fair  value  of  derivatives  instruments-

     For the year ended December 31, 2005, the fair value of the Company's derivative liabilities decreased as follows:

    Single  Compound  Embedded
      Derivatives  within Convertible Note                          $    675,637
    Laurus  Stock Option                                               3,571,005
    Laurus  Warrant                                                    2,871,240
                                                                      ----------
    Decrease  in  fair  value  of  derivative
       liabilities  (marked-to market)                              $  7,117,882
                                                                      ==========

     The net decrease in derivative liabilities (marked-to-market) of $7,117,882 for the year ended December 31, 2005, has been recorded under Other income in the accompanying consolidated statements of operations.

     The values of these derivative liabilities are subject to the changes in the trading value of the Company's common stock. As a result, our financial statements may fluctuate from quarter to quarter based on factors, such as the trading value of New Century's common stock and the amount of shares which may be converted by Laurus in connection with the Laurus Convertible Note or exercised in connection with the Laurus Warrants and Laurus Stock Options. Consequently, our consolidated financial position and results of operations may vary significantly from quarter to quarter, based on factors other than New Century's revenues and expenses.

NOTE  6  -  FINANCING  FOR  THE  SECOND  ACQUISITION

     On September 19, 2005, New Century sold to Laurus Master Funds, LTD. ("Laurus") a Secured Term Note (the "Term Note") in the amount of $9,500,000. The Term Note bears interest at the rate of twenty percent (20%) per year, based on a 360 day year and is payable monthly in arrears. The first interest payment is due November 1, 2005. The principal amount of the Term Note was originally due six (6) months from the date of issuance, or March 19, 2006. New Century may prepay the Term Note together with accrued interest to Laurus at any time before the due date of March 19, 2006, but must give written notice 7 days before the redemption date.

     In connection with the closing of the Term Note, New Century agreed to pay Laurus Capital Management, L.L.C., a closing payment equal to four percent (4.00%) of the principal amount of the Term Note, or $380,000; and $200,000 to Energy Capital Solutions, L.L.C., as a finder's fee on the closing of the Term Note. The finders' fee has been capitalized as Deferred loan costs in the accompanying consolidated balance sheet and is amortized over the related six month term under the effective interest method. The remaining financing costs paid to Laurus have been recorded as unamortized discount on the Term Note and amortized to interest expense over six months under the effective interest method.

     On March 30, 2006, the Company signed an "Amended and Restated Secured Term Note" ("Amended Term Note"). The Amended Term Note will continue to bear the same interest rate of twenty percent (20%) per year as the original Term Note; however, the Amended Term Note will be due in full on January 2, 2007 instead of March 19, 2006. A monthly interest and principal payment will be made based on eighty percent (80%) of the gross proceeds paid to the Company in respect to oil, gas and /or other hydrocarbon production arising from the Company's 5.4375% net revenue interest in the L-H Gas Unit (Second Acquisition). The Company will make a monthly payment to Laurus within 5 days of receiving payment from U.S. Enercorp, the operator of the unit. Each payment made by the Company shall be applied first to accrued and unpaid interest due on the Amended Term Note and then to the outstanding principal amount.

NOTE 7 - THIRD AMENDMENT AGREEMENT TO THE CONVERTIBLE NOTE, DECEMBER OPTION AND EXTINGUISHMENT OF DEBT

Third Amendment Agreement -

     On December 30, 2005, New Century entered into a Third Amendment Agreement ("Third Amendment") with Laurus. The Third Amendment amended the Registration Rights Agreement to provide for the December Option; further deferred the date which we are required to obtain effectiveness of our Registration Statement, to July 1, 2006, from January 31, 2006; and added a provision whereby we are required to file a Registration Statement covering the shares exercisable in connection with the December Option, no later than ten (10) business days after the date which we file our Form 10-KSB for the year ended December 31, 2005, or April 25, 2006, whichever is earlier.

     The Third Amendment of the Convertible as described above was accounted for as an extinguishment of debt in accordance with EITF 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments." The Company determined a substantial difference in the net present value of the cash flows (including changes in the fair value of our single compound embedded derivatives of the Convertible Note) under the terms of the Third Amendment was more than 10 percent different from the present value of the remaining cash flows under the terms of the original Convertible Note. Due to the substantial difference, the Company determined an extinguishment of debt had occurred with the Third Amendment. As such, it was necessary to reflect the Convertible Note at its fair market value.

     Accordingly, the change in the fair value from pre-modification to post-modification of the Convertible Note for the compound embedded derivative aggregating $451,456, and the fair value of the December Option issued in connection with the Third Amendment, amounting to $859,914, were included in the Company's determination of the debt extinguishment loss recorded in the fourth quarter of fiscal year 2005. The $8,309,759 aggregate loss from these transactions, accounted for as an extinguishment of debt, is included in Other expenses for the year ended December 31, 2005. In addition to the fair value change from pre-modification to post-modification of the Convertible Note for the compound embedded derivative offset by the fair value of the December Option (both noted above), the approximately $8.3 million aggregate loss also includes $10,483,291 and $514,200 for the unamortized discounts and deferred financing costs related to the Convertible Note, offset by the establishment of the discounts to the new note of $589,327 for the fair value of the compound embedded derivative and $2,506,863 for the current market yield.

The following table shows the basis for the debt extinguishment:


Extinguishment of Convertible Note at December 30, 2005:
Convertible Note                                                    $ (15,000,000)
Unamortized discount of Laurus Warrant                                  3,019,907
Unamortized discount of Laurus Stock Option                             5,325,279
Unamortized discount of Single Compound Embedded
    Derivatives of Convertible Note                                     1,397,910
Unamortized discount of ECS Warrant                                       270,054
Unamortized discount of Laurus closing costs                              470,141
Unamortized discount of Non-Laurus closing costs                          514,200
                                                                     ------------
Subtotal                                                               10,997,491
                                                                     ------------
Extinguishment of Convertible Note                                  $  (4,002,509)
                                                                     ============

Record New Convertible Note at December 30, 2005:
Convertible Note                                                    $  15,000,000
Unamortized discount of Single Compound Embedded
    Derivatives of Convertible Note                                      (589,327)
Unamortized discount for market yield based on 20% rate                (2,506,863)
                                                                     ------------
Subtotal                                                               (3,096,190)
                                                                     ------------
Fair value of the new Convertible Note                              $  11,903,810
                                                                     ============

Other items relating to the extinguishment:
Extinguishment loss on the December Option                          $     859,914
Change in fair value from pre-modification
    to post-modification of the Convertible
     Note for the compound embedded derivative                           (451,456)
                                                                     ------------
Other items relating to the extinguishment                                408,458

Extinguishment of Convertible Note                                     (4,002,509)

Fair value of the new Convertible Note                                 11,903,810
                                                                     ------------

Loss on early extinguishment of debt                                $   8,309,759
                                                                     ============

Laurus  December  Option  -

     The  Company  has  agreed  to  issue  Laurus  the  December Option ("Laurus
December Option") as consideration for the Third Amendment, which provides Laurus the right to purchase up to 5,061,392 shares of our common stock at $.001 per share. Laurus agreed under the Laurus December Option not to exercise any rights under the Laurus December Option until: (a) payment in full of all of the obligations and liabilities of the Company to Laurus under the June 2005 Securities Purchase Agreement and Restated Convertible Note have been paid in full and (b) the exercise of the Laurus Warrant, provided however that Laurus may sell all or any portion of the common stock issuable upon the Laurus December Option following an event of default (as defined in the Amended Convertible Note), or upon 75 days notice to us.

     The December Option is a freestanding derivative instrument and, using the Black-Scholes Method, it had an initial fair value of $859,914 at December 30, 2005. This derivative liability is marked-to-market each quarter with the change in fair value recorded in the income statement. The value of the December Option granted to Laurus as part of the modification was associated with the extinguishment of the Convertible Note and included in the determination of the debt extinguishment loss recognized.

Fair  value  of  derivative  liabilities  at  year  ended  December  31,  2005:

  Derivative liability for Laurus Warrant                        $  797,059
  Derivative liability for Laurus Stock Option                    1,112,447
  Single Compound Embedded Derivatives within Convertible Note      589,327
  Derivative liability for Laurus December Option                   859,914
                                                                  ---------
Total                                                            $3,358,747
                                                                  =========

NOTE  8  -  OTHER  INCOME  (EXPENSE)

     The Company had a net decrease in fair value of its derivative liabilities of $7,117,882 which was included in "Other income" (See Note 5).

Interest expense consists of the following for the years ended 2005 and 2004:

                                                        2005           2004
                                                     ----------    ----------
Interest expense on notional balance                 $1,215,556    $  250,590
Accretion of note discount                            2,034,910             -
Amortization of deferred loan costs                     558,627             -
                                                     ----------    ----------
Subtotal                                              3,809,093       250,590
Other interest expense                                   63,172             -
                                                     ----------    ----------
Total interest expense                               $3,872,265    $  250,590
                                                     ==========    ==========

     As of December 31, 2005, $509,028 has been released into "Other income" from the liability of $717,540 initially recorded, in connection with the reverse merger with Vertica. The release of $509,028 into "Other income" is comprised of creditor settlements, expiration of accounts payable regarding a four year statute of limitations, and the settlement agreement with prior Vertica employees regarding disputed back wages (See Note 12).


NOTE  9  -  INCOME  TAXES

     The Company has net operating loss for financial accounting purposes of approximately ($3,400,000) for the year ended December 31, 2005. The Company has a potential deferred tax asset of approximately $1,850,000 as a result of the tax net operating loss carry forward for December 31, 2005. Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carry forwards, in future tax returns, The Company has provided a 100% valuation allowance on its deferred tax assets. The valuation allowance increased by approximately $221,000 for the year ended December 31, 2005.

     The following table sets forth a reconciliation of the statutory federal income tax for the year ended December 31, 2005 and 2004.


                                                          2005            2004
                                                      ------------    -----------
Loss before income taxes                               $(3,398,824)   $(3,991,550)
                                                       ===========    ===========
Income tax expense(benefit)
   computed at statutory rates                         $(1,155,600)   $(1,357,127)
Net decrease in fair value of derivative
   liabilities, net of amortization
   of discounts                                         (1,728,229)             -
Loss on early extinguishment of debt                     2,825,318              -
Permanent differences                                     (163,503)       322,647
Increase in valuation allowance                            220,729      1,031,079
Other                                                        1,285          3,401
                                                      ------------    -----------
Tax provision for income taxes                         $         0    $         0
                                                       ===========    ===========


     No federal income taxes have been paid since the inception of the Company. The Company has a net operating loss carry forward for financial reporting purposes of approximately $5,440,000 at December 31, 2005, which will expire in 2024 through 2025 if not utilized. Section 382 of the Internal Revenue Code limits net operating loss and tax credit carry forwards when an ownership change of more than fifty percent of the value of the stock in a loss corporation occurs within a three-year period.

     The tax effects of the temporary differences between income for financial and income tax reporting purposes are recognized as a deferred tax assets and liabilities. Significant components of deferred tax assets and liabilities as of December 31, 2005 are set out below:

                                                                        2005
                                                                   ------------
Deferred tax assets:
  Net operating loss carry forwards                                 $ 1,849,534
  Stock issued for services                                             487,900
  Asset retirement obligation                                           103,725
  Valuation allowance                                                (1,251,868)
Deferred tax liabilities:
  Book over tax depreciation, depletion
    and capitalization methods on oil
    and gas properties                                               (1,189,291)
                                                                    ------------
Net deferred tax asset                                              $         0
                                                                    ============

NOTE  10  -  ASSET  RETIREMENT  OBLIGATION

     A summary of the changes in the asset retirement obligation during 2005 and 2004 is as follows:

                                                          2005            2004
                                                        --------        --------
Carrying amount of obligation at beginning of year     $ 293,816       $ 181,473
Obligations incurred                                       7,508         113,291
Abandonment expenditures                                       -         (21,489)
Accretion expense                                         22,200          20,541
Revision in estimated liabilities                        (18,451)              -
                                                        --------        --------
Carrying amount of obligation at end of year           $ 305,073       $ 293,816
                                                        ========        ========

NOTE  11  -  COMMITMENTS  AND  CONTINGENCIES

Leases

     The Company has entered into a lease for its corporate office in Houston, Texas, under a third party non-cancelable operating lease through September 30, 2009. Future minimum lease commitments are as follows as of December 31, 2005:

Years  ending  December  31
---------------------------------------------------
2006                                      $  23,400
2007                                         23,800
2008                                         24,100
2009                                         18,100
                                           --------
Total                                     $  89,400
                                           ========

Rent  expense  for  2005  and  2004  was  $20,089  and  $15,442,  respectively.

Litigation

     In December 2005, we finalized a Settlement Agreement with William F. Mason, our former Chief Executive Officer and Director ("Mason" and the "Mason Settlement"). In connection with the Mason Settlement, Mason agreed to convert his 5,000 shares of Series A Preferred Stock into 1,100,000 shares of our common stock, which shares were previously convertible into 1,500,000 shares of our Common Stock.

     In February 2005, we received correspondence from four individuals who were our former employees, which alleged that we owed those former employees approximately $298,000 in accrued and unpaid wages, payroll taxes and unpaid loans and interest. We entered into a Settlement, Release and Indemnification Agreement with three of the four individuals, which settled their claims in July 2005 and we issued an aggregate of 58,000 restricted shares of our Common Stock in connection with such settlement. In March 2006, we entered into a Settlement Agreement with the fourth individual, Mr. Hans Nehme, our former officer and Director, whereby we agreed to pay Mr. Nehme approximately $25,000 and issue him 100,000 restricted shares of our common stock in settlement of his claims.

     In December 2005, we entered into a Settlement Agreement and Mutual Release with Corporate Stock Transfer, who had previously filed a lawsuit against us, and agreed to pay Corporate Stock Transfer $2,750.

     Other than the above, the Company is not a party to, and its properties are not the subject of, any material pending legal proceeding nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

Employment  agreements

     The Company's Chief Executive Officer and President (the "Officer") signed a three year employment agreement with us on September 10, 2005, with an effective date of September 1, 2005 which runs through August 30, 2008. Under this agreement, the Officer receives a different annual salary for each period covered by the employment agreement, including the following:

For  the  year  ended:
2005                                                           $  66,667*
2006                                                             225,000*
2007                                                             250,000*
2008                                                             187,500*
                                                                ---------
Total                                                          $ 729,167*
                                                                =========

* Solely for the periods covered by the employment agreement and does not include amounts the Officer was paid prior to the entry into the employment agreement, or which he may be paid after the expiration of the employment agreement. Additionally, these amounts do not include any bonuses the Officer may be paid.

     In addition, the Officer may also be granted bonus payments of cash or shares of the Company's common stock from time to time at the discretion of the Company's Board of Directors. The Officer may participate in any incentive, discretionary bonus and stock option plans approved by the Board of Directors. As of December 31, 2005, the Officer is the sole member of the Board of Directors.

     The agreement also provides that, in the event the Officer terminates his employment for good reason, as defined in the agreement, the Officer is terminated without cause, or a change in control of the Company occurs, the Officer is entitled to a lump-sum payment of 150% of the full yearly salary then in effect.

NOTE  12  -  OTHER  STOCKHOLDERS'  EQUITY  TRANSACTIONS

Common  stock  -

     New Century issued an aggregate of 1,721,946 shares of restricted common stock to 231 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933. New Century raised $655,273 after offering costs of $72,808. The shares were issued at an average price of $0.42 per share.

     During 2005, New Century issued 2,300,000 shares of common stock valued at $1,602,500 for services. Of this amount, 2,050,000 shares were issued to three individuals for legal and business development consulting services at a fair value of $1,435,000, with a per share value of $.70 per share. The remaining 250,000 shares were issued to Core Concepts, LLC ("Core Concepts") for the services provided in settling claims relating to creditors of Vertica Software, Inc. The 250,000 shares of restricted common stock issued to Core Concepts had a fair market value of $167,500, with a per share price of $0.67 per share.

     In April 2005, New Century entered into an agreement with two individuals to convert $30,000 of debt owed in exchange for 46,000 shares of New Century's restricted common stock.

     On June 30, 2005, New Century entered into a Purchase and Sale Agreement for the L-H Gas Unit whereby 1,320,000 shares of restricted common stock were issued to 17 individuals and entities as part of the purchase price. The common stock was valued at $.63 per share with a total fair value of $831,600.

     The ECS Warrant had an initial fair value in the amount of $326,577 at June 30, 2005. The value of the ECS Warrant was allocated to additional paid-in capital.

     On July 28, 2005, Laurus Master Funds, LTD. exercised a portion of the Laurus Stock Option for 3,675,000 shares at $.001 per share for cash consideration of $3,675. The fair value of this transaction was $1,653,258 which was released from the derivative liability into additional paid in capital. In July of 2005, a settlement agreement was signed with three former employees of Vertica Software relating to a dispute over alleged unpaid wages from 2001. In the settlement agreement, New Century agreed to issue 58,000 shares of restricted common stock in exchange for the three employees to acquit, release and forever discharge any claims for their alleged past wages. As a result of this settlement, $198,790 was released from the liability initially recorded in connection with the reverse merger with Vertica. The common stock issued was valued at a fair market value of $.44 a share, or a total of $25,520. The remaining $173,270 was released into "Other income" during the quarter ended June 30, 2005.

Preferred  stock  -

     Each share of Series A Preferred Stock is able to vote an amount equal to 300 shares of Common Stock. All shares of preferred stock rank prior to all other stock of the Company, as to payments of dividends and to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. Each share of Series B Preferred Stock is able to vote an amount equal to 2,958 shares of Common Stock. Each share of Series A Preferred Stock can be converted into 300 shares of the Company's Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved. Each share of Series B Preferred Stock can be converted into 98.6 shares of the Company's Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved.

     The 5,000 shares of Series A convertible preferred stock outstanding became convertible at the option of either the holder or New Century on March 5, 2005 into 1,500,000 shares of common stock. On December 19, 2005 an agreement between New Century and the holder was signed giving the holder 1,100,000 shares of common stock at $.001 par value per share in exchange solely for the 5,000 shares of Series A convertible preferred stock. New Century and the holder agreed that the holder shall have no further rights in connection with any Series A convertible preferred stock. At December 31, 2005, there are no shares of either Series A Preferred Stock or Series B Preferred Stock outstanding.

Equity  instruments  issued  to  non-employees

     From time to time, in order to preserve cash and to fund our operating activities, common stock or other equity instruments may be issued for cash for in exchange for goods or services. Equity instruments issued for goods or services are recorded at the fair value of the goods or services received or the fair value of the equity instruments issued, whichever is more reliably measurable. During the year ended December 31, 2005, 2,300,000 shares of restricted common stock were issued to non-employees for services.

Summary  non-employee  stock  option  and  warrant  information


Activity in 2005                                  Options              Warrants
                                                -----------           -----------
Outstanding, beginning of year                            0                     0
Granted                                          15,284,176             8,158,065
Exercised                                        (3,675,000)                    0
Expired or cancelled                                      0                     0
                                                -----------           -----------
Outstanding, end of year                         11,609,176             8,158,065
                                                ===========           ===========
Exercisable, end of year                         11,609,176             8,158,065
                                                ===========           ===========
Available for grant, end of year                          0                     0
                                                ===========           ===========

The weighted average option and warrant exercise price information for 2005 is as follows:


Activity in 2005                                  Options              Warrants
                                                 ---------             ---------
Outstanding, beginning of year                  $    -                   $   -
Granted during the year                         $0.001                   $0.80
Exercised during the year                       $0.001                   $   -
Expired or cancelled during the year            $    -                   $   -
Outstanding at end of year                      $0.001                   $0.80
Exercisable at end of year                      $0.001                   $0.80

     Significant option and warrant groups outstanding at December 31, 2005, and related weighted average exercise price and remaining life information is as follows:

Grant date         Options      Warrants          Exercisable        Weighted  Remaining
                 Outstanding   Outstanding     Options   Warrants     Exercise     Life
                                                                       Price      (Years)
-----------------------------------------------------------------------------------------
June 30, 2005      6,547,784                 6,547,784                $0.001   indefinite
June 30, 2005                  7,258,065             -  7,258,065     $0.800         6.50
June 30, 2005                    900,000             -    900,000     $0.800         2.50
December 30, 2005  5,061,392                 5,061,392                $0.001   indefinite
                  ----------   ---------     ---------  ---------
Totals            11,609,176   8,158,065    11,609,176  8,158,065
                  ==========   =========     =========  =========

     At December 31, 2005, approximately 44.0 million shares of common stock were reserved for issuance under the Convertible Note, the Laurus Stock Option, the Laurus Warrant, the ECS Warrant and the Laurus December Option. Additionally, 5.2 million, 70,000 and 30,000 shares of common stock were reserved for issuance under the 2004 Plan, 2002 ESPP and 2000 ESPP (described in Note 14 below), respectively. The number of shares reserved for future issuances at December 31, 2005 exceeds the number of authorized shares available by 4.9 million shares. New Century anticipates taking action during the second quarter of 2006 to increase its authorized shares.

NOTE  13  -LOSS  PER  SHARE

     Basic loss per share is computed by dividing net loss attributable to common stock by the weighted average number of common shares outstanding during each period. Diluted loss per share is computed by adjusting the average number of common shares outstanding for the dilutive effect, if any, of common stock equivalents. The Company uses the treasury stock method, unless otherwise indicated, to determine the dilutive effect of securities on loss per share.

     Although the Company has a net loss for the year ended December 31, 2005, the basic and diluted loss per share are not the same, as the unexercised portion of the Laurus Stock Option for 6,547,784 common shares is dilutive and therefore included in the diluted calculation. The diluted effect of the unexercised portion of the Laurus Stock Option is accounted for under the treasury stock method, whereby it is assumed to be converted into 3,314,020 common shares by applying the ratio of the average 2005 market price for the Company's common shares of $0.70, less the exercise price of $.001 to the weighted average number of shares of 3,318,740. The adjustment to the numerator for the unexercised portion of the Laurus Stock Option for the related net decrease in the fair value of the Derivative Liability for Laurus Stock Option of $3,571,005 is added back to the net loss.

     The effect of the Convertible Note in the diluted loss per share calculation is accounted for under the "if converted" method, whereby the Convertible Note is assumed to be converted to shares (weighted for the number of days outstanding in the period) at a conversion price of $0.62; and interest expense (see Note 5) related to the Convertible Note is added back to the net loss.

     The weighted average number of shares for the Convertible Note of 12,262,483 has been excluded from the diluted calculation because it would have an antidilutive effect on the loss per share. The adjustments to the numerator totaling $10,222,187 include the net decrease in the fair value of the compound embedded derivative $675,637, the interest expense "add back" for the Convertible Note of $2,588,065 and the loss on the early extinguishment of debt of the Convertible Note of $8,309,759. No tax effect on interest expense has been applied, as the Company has available net operating loss carry forwards to offset taxable income.

     Additionally, the weighted average number of shares of the ECS Warrant of 456,164 and the Laurus Warrant of 3,678,745 have also been excluded from the diluted calculation because the warrants strike price of $.80 per common share exceeds the average market price for 2005 of the Company's common stock of $.70 per share.

     The weighted average number of shares for the 3,675,000 common shares exercised under the Laurus Stock Option of 291,986 and for the December Option of 27,737 were also excluded from the diluted calculation as the effect would be antidilutive because there are no associated amounts to "add back" to the numerator.

     Further, the preferred shares were also excluded from the denominator for 2005 as they were converted into common stock in December 2005, and no dividends were paid on such shares.

     Additionally, due to the net loss for the year ended December 31, 2004, the basic and diluted loss per share are the same. Any additional shares in the denominator would have an antidilutive effect on the loss per share price. As such, the 1.5 million preferred shares outstanding at December 31, 2004 were excluded from the denominator for diluted earnings per share for the year ended December 31, 2004.

     The following table sets forth the computation of basic and diluted loss per common share for 2005 and 2004:

For the years ended December 31,                  2005                    2004
Numerator  for  basic loss per
  common share-Net loss, as reported         $ (3,398,824)           $(3,991,550)

  Effect  of  dilutive  securities             (3,571,005)                     -
                                                ---------               --------
Numerator  for  diluted loss per
  common share                                $(6,969,829)           $(3,991,550)
                                                =========              =========
Denominator  for  basic  loss
  per  common  share-weighted  average
  common shares                                50,961,205             37,694,704
                                               ----------             ----------
  Effect  of  dilutive  securities              3,314,020                      -
                                               ----------             ----------
Denominator  for  diluted  earnings  per
  common  share-adjusted  weighted
  shares and assumed conversions               54,275,225             37,694,704
                                              ===========             ==========

Basic loss per common share                        $ (.07)                $ (.11)
                                                    =====                  =====

Diluted loss per common share                      $ (.13)                $ (.11)
                                                    =====                  =====

NOTE 14 - EMPLOYEE BENEFIT PLANS

401(k)  Plan

     As a result of the Vertica reverse merger, the Company assumed an employee benefit plan under Section 401(k) of the Internal Revenue Code("401(k) plan"). The 401(k) plan is available to all full-time employees. Employees may make contributions up to a specified percentage of their compensation. The Company is not obligated to make contributions under the 401(k) plan. At December 31, 2005, the total plan assets were $23,390. The Company did not make any contributions to the 401(k) Plan in 2005 and 2004.

     2004 Directors, Officers and Consultants Stock Option, Common Stock Warrant and Stock Award Plan ("2004 Plan")

     On December 8, 2004, the Company registered 9,700,000 shares of its common stock for its 2004 Plan. The aggregate number of shares that may be optioned subject to conversion or issued under the 2004 plan is 13,000,000 shares of common stock, warrants, options, preferred stock, or any combination thereof ("Company Securities"). The Company's Board of Directors administers the 2004 Plan and has sole discretionary authority to describe, authorize and designate the directors, employees and consultants who will be granted securities under the 2004 Plan. As of December 31, 2005, there were no options or warrants granted or outstanding under the 2004 Plan.

2004 Plan activity                                   2005                2004
                                                   ---------         ----------
Beginning of year                                  7,450,000         13,000,000
Issued stock for services                         (2,300,000)        (5,550,000)
                                                   ---------         ----------
Remaining shares available to issue
  at end of year                                   5,150,000          7,450,000
                                                   =========         ==========

2002 Employee Stock Purchase Plan

     Also in connection with the Vertica reverse merger, the Company assumed the 2002 Employee Stock Purchase Plan ("2002 ESPP"), whereby the Company may issue up to an aggregate of 70,000 shares of common stock to employees at 85% of the lower of fair market value of the common stock on the date of grant, except for 10% shareholders who may exercise options at no less than 110% of the fair market value of the shares on the date of grant. No shares of stock were granted under the 2002 ESPP in 2005 and 2004 and there were no options to purchase shares of the common stock at December 31, 2005.

2000 Employee Stock Purchase Plan

     The Vertica reverse merger also provided for the Company's assumption of the 2000 Employee Stock Purchase Plan ("2000 ESPP") whereby the Company may issue up to an aggregate of 30,000 shares of common stock to employees at 85% of the lower of the fair market value of the common stock on the date of grant, except for 10% shareholders who may exercise options at no less than 110% of the fair market value of the shares on the date of grant. No shares of stock were granted under the 2000 ESPP in 2005 and 2004 and there were no options to purchase shares of common stock at December 31, 2005.

NOTE  15  -  DRILLING  AND  COMPLETION  ADVANCES

     As of December 31, 2005, the Company made prepayments to a production operator for 2006 drilling and completions costs in the amount of $262,343.

NOTE 16 - CONCENTRATIONS

Major  Purchaser

     During the year ended December 31, 2005, New Century had one purchaser who individually accounted for 100% of crude oil sales and two separate purchasers who individually accounted for 79% and 20% of sales of natural gas products.

Predominance  of  Gas  Sales

     In 2005 and 2004, sales of natural gas products accounted for 84% and 57%, respectively, and crude oil sales accounted for 16% and 43%, respectively, of sales of natural gas products.

NOTE  17  -  SUBSEQUENT  EVENTS

Settlement  with  Former  Director  -

     In March 2006, we signed a Settlement and Release Agreement with Hans Nehme our former Officer and Director. We paid him $25,483 in cash and issued in his name 100,000 shares of restricted common stock. Mr. Nehme agreed to dismiss his pending litigation in regards to his claims against the Company. As a result of this Settlement, $86,359 has been released from the liabilities to our results of operations relating to the purchase of the Vertica Shell on December 31, 2005.

Third  Acquisition  of  L-H  Gas  Unit  -

     On November 1, 2005, the Company entered into a Purchase and Sale Agreement ("Agreement") with Mr. Gerald W. Green, the "Seller." Pursuant to the Agreement, we agreed to purchase certain interests in and to certain oil and gas leases which are located within and adjacent to the Lindholm-Hanson Gas Unit in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas (the "Unit"), for $1,890,000, which we funded from our current cash flows and operations. The interests purchased total a 1.75% working interest and a 1.3125% net revenue interest in the leases (the "Interest"). On January 3, 2006, we closed the purchase of the Interest, and our total ownership of interests within the Lindholm-Hanson Gas Unit increased to a 15.20% working interest and a 12.2140% net revenue interest and our total ownership of the Lindholm fee #1 well, which is outside of the Unit includes a 12.10% working interest and an 8.9820% net revenue interest.

     The effective date of the sale of the Seller's Interest was October 1, 2005 (the "Effective Date"). The original scheduled closing date for the purchase was November 22, 2005, but was subsequently extended to January 3, 2006, through an Amendment to Purchase and Sale Agreement dated November 2, 2005 (the "Amendment" and the "Closing"). The Third Acquisition closed on January 3, 2006, with the following consideration given for the purchase of Mr. Green's interest:

Purchase  price                                                     $  1,890,000
Closing  costs                                                            16,132
L-H Gas Unit revenue for 2   months                                    (281,089)
L-H  Gas Unit expenses for 2   months                                     94,831
                                                                     ----------
Consideration  for Third Acquisition                                $  1,719,874
                                                                    ===========

Dissolution  of  ERC  Solutions,  Inc.  -

     In February 2006, the Board of Directors approved the dissolution of ERC Solutions, Inc., one of its wholly owned subsidiaries. The State of Delaware authorized the dissolution on February 9, 2006.

Amended  and  Restated  Secure  Term  Note  -

     On March 30, 2006, the Company signed an "Amended and Restated Secure Term Note" in regards to the Laurus financing for $9,500,000. Refer to Note 6 for an expanded explanation.

Prado  Development  Agreement  with  Strong  Petroleum  Group,  Inc.("Strong") -

     On April 6, 2006, the Company and Aquatic Cellulose International ("New Century Group") signed a new extension agreement with Strong Petroleum Group, Inc. ("Strong"). The new extension agreement calls for Strong to complete the re-development of the Company's Prado field interests (the "Prado Assets" and the "Development Agreement") by September 21, 2006. In exchange for the extension of time, the New Century Group will increase its 12.5% working interest to 25% in the Prado Assets. Beginning April 1, 2006, the New Century Group shall also be entitled to one-quarter of all net production proceeds. Additionally, there will be no assertion of liquidated damages by the New Century Group for Strong's failure to complete the re-development by December 31, 2005.

GULF  COAST  SECURED  TERM  NOTE  AND  ACQUISITION OF MUSTANG CREEK INTERESTS
AND LEASES

     On April 26, 2006, the Company's newly formed wholly-owned subsidiary, Gulf Coast Oil Corporation, a Delaware corporation ("Gulf Coast"), entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (the "Purchase Agreement" and "Laurus"), whereby Gulf Coast sold Laurus a Secured Term Note in the amount of $40,000,000 (the "Gulf Coast Note") with a forty-two month term and a Common Stock Purchase Warrant to purchase up to 49% of the shares of common stock of Gulf Coast (the "Gulf Coast Warrant"). The Gulf Coast Note bears interest at the Wall Street Prime Rate, plus 2%, subject to an 8% floor, per annum. Laurus will receive 80% of the net production revenue generated by the joint venture, and Gulf Coast will receive 20% of such revenues, until such time as the Gulf Coast Note is repaid by the Company [or at maturity, assuming payment in full of the Gulf Coast Note at that time], at which time the proceeds from the joint venture will be distributed to the then shareholders. In connection with the Securities Purchase Agreement, Gulf Coast also entered into a Guaranty with Laurus (the "Gulf Coast Guaranty"); a Mortgage Deed of Trust, Security Agreement, Financing Statement and Assignment of Production; a Master
Security Agreement; a Collateral Assignment; and a Shareholders Agreement with Laurus. In connection with Gulf Coast's entry into the Securities Purchase Agreement, we and Century Resources, Inc., our wholly owned Delaware subsidiary ("Century"), entered into a Guaranty with Laurus (the "New Century Guaranty"); and also entered into an Amended and Restated Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production; and a Stock Pledge Agreement with Laurus.

     On April 28, 2006, Gulf Coast entered into an Asset Purchase Agreement ("Asset Purchase Agreement") and closed the purchase of certain undivided interests in producing properties as well as undeveloped oil and gas mineral leases totaling 9,167 acres and other related assets and contracts in McMullen County, Texas (the "Assets"), from Manti Resources, Inc., a Texas corporation, Manti Operating Company, a Texas corporation and Manti Mustang Creek, Ltd., a Texas limited partnership (collectively "Manti"). The purchase price of the Assets was $33,000,000, which amount was paid from funds received from the Gulf Coast Note. The effective date of the Asset Purchase Agreement, for the purposes of the receipt of proceeds from the sale of hydrocarbon reserves was December 1, 2005.

FOURTH  AMENDMENT  TO  SECURED  CONVERTIBLE  TERM  NOTE

     In May 2006, we entered into a Fourth Amendment Agreement with Laurus (the "Fourth Amendment"), which amended the terms of our June 30, 2005 Registration Rights agreement with Laurus, to amend the date we are required to have our Registration Statement filed with the Securities and Exchange Commission (the "Commission"), to register the shares of common stock convertible in connection with the Convertible Secured Term Note, and exercisable in connection with the Laurus Warrant, Laurus Option and the December Option; from April 25, 2006, as was required under (the Third Amendment), to June 15, 2006. The Fourth Amendment also extended the date we are required to have such registration statement declared effective by the Commission from July 1, 2006, to August 15, 2006.

FIFTH  AMENDMENT  TO  SECURED  CONVERTIBLE  TERM  NOTE

     On June 20, 2006, with an effective date of June 15, 2006, we entered into a Fifth Amendment Agreement with Laurus (the "Fifth Amendment"), which amended the terms of our June 30, 2005 Registration Rights agreement with Laurus, to amend the date we are required to have our Registration Statement filed with the Securities and Exchange Commission (the "Commission") to register the shares of common stock convertible in connection with Laurus' June 30, 2005 Secured Convertible Term Note, and exercisable in connection with Laurus' June 30, 2005 Common Stock Purchase Warrant, Option and its December 30, 2005 Option, from the filing date of June 15, 2006, as was required under our May 2, 2006, Fourth Amendment Agreement with Laurus (the "Fourth Amendment") to the filing date of July 17, 2006. The Fifth Amendment also extended the date we are required to have such Registration Statement declared effective with the Commission from August 15, 2006 until September 15, 2006.

JUNE 2006 GULF COAST SECURED TERM NOTE AND ACQUISITION OF REMAINING MUSTANG CREEK INTERESTS AND LEASES

     On June 30, 2006, Gulf Coast entered into an Asset Purchase Agreement (the "June 2006 Asset Purchase Agreement") and closed the purchase of all of the working interest owned by J&P Family Properties, Ltd. and Lara Energy, Inc. (the "June 2006 Sellers") in producing properties as well as undeveloped oil and gas mineral leases totaling 9,167 acres and other related assets and contracts in McMullen County, Texas (the "June 2006 Assets"), of which Gulf Coast purchased 7/8th of on April 28, 2006. The purchase price of the June 2006 Assets was $4,450,000, which amount was paid to the June 2006 Sellers from funds received from Gulf Coast's sale of the June 2006 Gulf Coast Note to Laurus as described below. As a result of the June 2006 Asset Purchase Agreement, Gulf Coast holds a 100% working interest in the producing properties and undeveloped oil and gas mineral leases totaling 9,167 acres in McMullen County, Texas, other than one well on such property, in which Gulf Coast holds a 75% interest.

     On June 30, 2006, the Company's wholly owned subsidiary, Gulf Coast Oil Corporation, a Delaware corporation ("Gulf Coast"), entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (the "June 2006 Purchase Agreement" and "Laurus"), whereby Gulf Coast sold Laurus a Secured Term Note in the amount of $5,000,000(the "June 2006 Gulf Coast Note"). The June 2006 Gulf Coast Note bears interest at the rate of 17.5% per year, which unpaid principal and unpaid accrued interest, if any, is due and payable on October 30, 2009 (the "Maturity Date"). The interest and amortizing payments on principle are payable monthly, in arrears, commencing on July 1, 2006 and each succeeding month thereafter including the Maturity Date. Amortizing payments of the principal amount due under the June 2006 Gulf Coast Note are equal to one-eighth (.125) of 80% of net production monthly revenue (subject to a minimum $25,000 payment) from the Mustang Creek wells.

AMENDED AND RESTATED SECURED TERM NOTE

     In connection with the June 2006 Purchase Agreement with Laurus, Gulf Coast entered into an Amended and Restated Secured Term Note, which amended and restated the terms of Gulf Coast's $40,000,000 Secured Term Note entered into with Laurus in April 2006 (collectively the "Gulf Coast Note"). The Amendment changed the monthly amortization payment under the Gulf Coast Note, from 80% of net production revenue to seven-eighths (.875) times eighty percent (80%) of net production revenue, to allow for the remaining one-eights (.125) of 80% of Gulf Coast's net production to be paid to Laurus in connection with Amortization Amounts due on the June 2006 Gulf Coast Note, as described above. The amendment also provided that any event of default or failure to pay the June 2006 Gulf Coast Note, would be treated as an event of Default under the Gulf Coast Note.

     In connection with the June 2006 Purchase Agreement, Gulf Coast also entered into an Amended and Restated Mortgage, a Collateral Assignment, an Amended and Restated Secured Term Note and a Reaffirmation and Ratification Agreement. In connection with Gulf Coast's entry into the June 2006 Purchase Agreement, we and Century Resources, Inc., our wholly owned Delaware subsidiary ("Century"), entered into a Reaffirmation and Ratification Agreement with Laurus (the "New Century Reaffirmation Agreement").

NOTE 18 - SUPPLEMENTAL OIL AND GAS INFORMATION  (Unaudited)

Capitalized Costs

     Capitalized costs incurred in property acquisition, exploration, and development activities:

                                                              December 31, 2005
                                                              -----------------
  Proved properties                                                $ 22,596,213
  Unproved properties                                                    56,854
  Wells and related equipment and facilities                          2,459,719
                                                                     ----------
                                                                   $ 25,112,786
  Less accumulated depreciation, depletion,
    amortization and impairment                                      (2,934,821)
                                                                     ----------
  Net capitalized costs                                            $ 22,177,965
                                                                     ==========

     Costs incurred for property acquisition, exploration, and development activities.

Year ended December 31,                              2005              2004
Acquisition of properties                        -----------         ----------
-Proved                                         $ 19,675,020        $ 1,083,381
-Unproved                                                  -             43,010
Exploration costs                                    134,579             10,494
Development costs                                  2,650,666            288,019
                                                  ----------         ----------
Total costs incurred for property
  acquisition, exploration, and
  development activities                        $ 22,460,265        $ 1,424,904
                                                  ==========         ==========

     Results  of  Operations  for  oil  and  gas  producing  activities:

Year ended December 31,                              2005              2004
                                                 ----------          ----------
Oil and gas sales                              $  6,918,884         $ 1,714,443
Gain on sale of oil and gas interest                 98,181             101,138
Gain on sale to participate in future
  property                                                -             290,000
Production costs                                 (1,033,545)           (623,951)
Exploration expenses                               (134,579)            (10,494)
Depreciation, depletion and amortization         (2,177,485)           (335,586)
                                                -----------          ----------
                                                  3,671,456           1,135,550
Income tax expense, 34% rate                     (1,248,295)           (386,087)
                                                -----------          ----------
Results of operations for oil and
   gas producing activities (excluding
   corporate overhead and financing costs)     $  2,423,161         $   749,463
                                                ===========          ==========

Reserve Information

     The following estimates of proved developed reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of New Century's reserves. New Century emphasizes that reserve estimates are inherently imprecise. Accordingly, these estimates are expected to change as future information becomes available. All of New Century's reserves are located in Texas and Louisiana, which are considered a single geographic area.

     Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

     The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

                                                   2005               2004
                                               Oil       Gas      Oil      Gas
                                             (MBbls)   (MMcf)   (MBbls)   (MMcf)
                                             -------   ------   ------    ------
Proved developed and undeveloped reserves
     Beginning  of  year                       113      1116       118      107
     Revisions  of  previous  estimates         23       182        21      (33)
     Purchases  of  minerals  in  place          -      5447         0     1284
     Production                                (15)     (643)      (26)    (242)
     Extensions and discoveries                         1960         -        -
                                              ----     -----      ----     ----
     End  of  the  year                        121      8062       113     1116
                                              ====     =====      ====     ====
Proved developed reserves
     Beginning of year                          99      1030       118      495
                                              ====     =====      ====     ====
     End of year                               121      4517        99     1030
                                              ====     =====      ====     ====

Standardized Measure of Discounted Future
  Net Cash Flows at December 31, 2005 and 2004 in 000's
                                                              2005        2004
                                                             ------     -------
    Future cash inflows                                    $ 75,281    $ 10,310
    Future production costs                                 (13,467)     (3,234)
    Future development costs                                 (3,146)     (1,016)
    Future income tax expenses, at 34%                       (9,985)     (2,060)
                                                             ------      ------
          Future gross cash flows                            48,683       4,000

    Less:  10% annual discount for
          estimated  timing  of  cash  flows                (11,634)     (1,577)
                                                             ------      ------
  Standardized measures of discounted future net cash flows
    relating to proved oil and gas reserves                $ 37,049    $  2,423
                                                             ======      ======

The following reconciles the change in the standardized measure of discounted future net cash flow during 2005 and 2004.
                                                             2005        2004
                                                           -------      -------
Beginning of year                                          $ 2,423      $ 3,429
  Sales of oil and gas produced, net of production costs    (5,825)      (1,714)
  Net changes in sales price, net of production costs        3,660          208
  Extensions and discoveries, net of development costs      10,911            0
  Purchase of reserves in place                             23,290            0
  Accretion of discount                                        154            0
  Net changes in estimated future development costs          1,517            0
  Revisions of previous quantity estimates                   1,606          500
  Changes in future income tax expense                      (4,607)           0
  Changes in production rates and other                      3,920            0
                                                          --------      -------
End of year                                               $ 37,049      $ 2,423
                                                          ========     ========

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     Effective April 11, 2005, the client-auditor relationship between us and Malone & Bailey, PC ("Malone") ceased as the former principal independent accountant was dismissed. On that same day, we engaged Helin, Donovan, Trubee & Wilkinson LLP, ("Helin") as our registered independent accounting firm for the fiscal year ending December 31, 2005. The decision to change accountants from Malone to Helin was approved by our Board of Directors on April 11, 2005. Malone had succeeded Randolph Scott and Company, Certified Public Accountants ("Scott"), who had served as our principal independent accountant until November 12, 2004, when Malone was engaged. Malone had previously audited the financial statements of our wholly owned subsidiary, Century Resources, Inc., and had audited our balance sheet as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 2003 and December 31, 2004.

     Scott's report on the financial statements of us for the fiscal years ended December 31, 2002 and December 31, 2003, and any later interim period, including the interim period to and including the date the relationship with Scott ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about our ability to continue as a going concern. Malone's report on our financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of our then last two fiscal years ended December 31, 2004 and 2003, and any later interim period up to and including the date the relationship with Malone ceased, there were no disagreements with Scott or Malone on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Scott or Malone would have caused Scott or Malone to make reference to the subject matter of the disagreement(s) in connection with their report on our financial statements. There were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during our last two fiscal years ended December 31, 2004, and any later interim period, including the period up to and including the date the relationship with Scott ceased, and including the period up to and including the date our relationship with Malone ceased.

     We have authorized Scott and Malone to respond fully to any inquiries of Helin relating to their engagement as our principal independent accountant. We have requested that Scott and Malone review the disclosure of our change in independent accountants which were filed with the SEC in an Form 8-K on December 1, 2004, relating to the change from Scott to Malone and on April 14, 2005, relating to the change from Malone to Helin, and both Scott and Malone have been given an opportunity to furnish us with a letter addressed to the SEC containing any new information, clarification of our expression of their views, or the respect in which they did not agree with the statements made by us herein. Such letters were filed as Exhibits to our Form 8-K's filed with the SEC on December 1, 2004 and April 14, 2005, and are incorporated herein by reference.

     We had not previously consulted with Helin regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instructions) between us and Malone and/or Scott, our previous principal independent accountants, as there were no such disagreements, or an other reportable event (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B) during our then two most recent fiscal years ended December 31, 2004, neither have we received any written report nor any oral advice concluding that there was an important factor to be considered by us in reaching a decision as to an accounting, auditing, or financial reporting issue.

     Helin had reviewed the disclosure in our Form 8-K filed with the SEC on April 14, 2005, before it was filed with the SEC and was provided an opportunity to furnish us with a letter addressed to the SEC containing any new information, clarification of our expression of our views, or the respects in which it does not agree with the statements made by us in response to Item 304 of Regulation S-B. Helin did not furnish such a letter to the SEC. Similarly, Malone reviewed our disclosure in our Form 8-K filed with the SEC on December 1, 2004, regarding the change in accountants from Scott to Malone, and was provided an opportunity to furnish us with a letter addressed to the SEC containing any new information, clarification of our expression of our views, or the respects in which it does not agree with the statements made by us in response to Item 304 of Regulation S-B. Malone did not furnish such a letter to the SEC.

                          DESCRIPTION OF CAPITAL STOCK

     We are authorized to issue up to 220,000,000 shares of stock, of which 200,000,000 are shares of Common Stock, $0.001 par value per share and 20,000,000 shares are shares of Preferred Stock, $0.001 par value per share. We have 5,000 shares of Series A Preferred Stock authorized and 2,000,000 shares of Series B Preferred Stock authorized. There are no shares of preferred stock issued and outstanding as of the filing of this Registration Statement. As of January 3, 2007, there were 56,010,612 shares of Common Stock issued and outstanding.

COMMON STOCK

     The holders of shares of Common Stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of Common Stock are entitled to share pro rata in the distribution of assets remaining after payment of liabilities, if any. Holders of Common Stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have he ability to elect all of the directors. Holders of Common Stock have no preemptive or other rights to subscribe for shares.

     Holders of Common Stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore. The outstanding Common Stock is validly issued, fully paid and non-assessable.

PREFERRED STOCK

     On  June  30,  2004,  we  filed  Articles  of  Amendment to our Articles of
Incorporation to amend the Series A Convertible Preferred Stock ("Series A Preferred Stock") designation and to authorize 2,000,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"). Each share of Series A Preferred Stock is able to vote an amount equal to 300 shares of Common Stock. All shares of preferred stock rank senior to all of our other stock, as to payments of dividends and to distributions of assets upon liquidation, dissolution or winding up of us, whether voluntary or involuntary. Each share of Series B Preferred Stock is able to vote an amount equal to 2,958 shares of Common Stock. Each share of Series A Preferred Stock can be converted into 300 shares of our Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved. Each share of Series B Preferred Stock can be converted into 98.6 shares of our Common Stock at the option of the holder, provided that there are a sufficient number of shares authorized but unissued and unreserved.

     Shares of our Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                        SHARES AVAILABLE FOR FUTURE SALE


     As of the date of this prospectus, there are 56,010,612 shares of Common Stock issued and outstanding. Upon the effectiveness of this Registration Statement a total of 6,108,501 shares of common stock, which shares represent 250,000 shares of common stock currently held by Core Concepts, LLC, as well as 5,858,501 of the shares of common stock underlying Laurus' Warrant, representing a portion of the shares of Common Stock Laurus' Warrant is exercisable for, will be registered with the Commission and eligible for immediate resale in the public market, subject to Laurus' exercise of the Warrant, and subject to Laurus never holding more than 9.99% of our outstanding Common Stock at any one time, unless an event of default occurs, or they give us 75 days notice of their intent to hold more than 9.99% of our outstanding Common Stock (as described above under "Description of Business").

     Upon the effectiveness of this Registration Statement, there will be approximately 46,541,134 shares of our Common Stock which will be subject to the resale provisions of Rule 144, assuming that no additional restricted shares are made free trading pursuant to Rule 144 and assuming that Laurus never converts an amount of the Note and/or exercises an amount of the Warrants or Option, which would result in it being deemed an affiliate of us, and therefore subject to the volume limitations described below. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock. Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of us may include our directors, executive officers, and persons directly or indirectly owning 10% or more of our outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from us or an affiliate of us.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable Requirements"). Resales by our affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS


     As of the date of this filing, we have 56,010,612 shares of Common Stock outstanding. This prospectus relates to the resale of 6,108,501 shares of Common Stock by the Selling Security Holders. The Selling Stock Holders have not held any position, office, or had any other material relationship with us, our predecessors or affiliates within the past three years, other than Core Concepts, LLC, of which the beneficial owners are Timothy Novak, a former Director of us, and R. Paul Gray, a former director of us who resigned from their positions as Directors of us on November 2, 2004.



     Upon the effectiveness of a Registration Statement pursuant to the Securities Act to which this prospectus is a part, 5,858,501 shares of Common Stock issuable in connection with Laurus' Warrant (assuming the full exercise of such Warrant shares), will be freely tradable without restriction or further registration under the Securities Act, subject to Laurus' restriction on owning nor more than 9.99% of our outstanding common stock (absent the occurrence of an event of default, or 75 days prior written notice from Laurus), upon such exercise. This restriction, however, does not prevent Laurus from converting and/or exercising some of its holdings, selling those shares, and then converting the rest of its holdings, while still staying below the 9.99% limit. Additionally, the 250,000 shares of common stock currently held by Core Concepts, LLC will be freely tradable without restriction as well. Sales of a substantial number of shares of our Common Stock in the public market following this offering could adversely affect the market price of the Common Stock.

     The table below sets forth information with respect to the resale of shares of Common Stock by the Selling stockholders. We will not receive any proceeds from the resale of Common Stock by the Selling stockholders, but will receive proceeds from the exercise of the Warrant which is exercisable for shares of our common stock, and which a portion of is being registered herein (as well as proceeds from the exercise of the Options, which are not being registered herein (assuming such options are exercised for cash) as describe above under "Use of Proceeds."




Selling stockholders:


                                   Common
                                   Stock                             Common        Common
                                Beneficially       Percentage        Stock          Stock
                                   owned             owned         included in    beneficially      Percentage
                                  prior to           before           this        owned after       owned after
    Name                          offering          offering       prospectus     offering (1)     offering (1)
------------                    -------------      -----------     -----------    ------------     ------------
Laurus Master Funds, Ltd.
    P.O. Box 309 GT
    Ugland House                  3,675,000            6.6%         5,858,501         -0-                0%
     George Town                     (3)              (3)(4)           (5)
 South Church Street
 Grand Cayman, Cayman
      Islands (2)

  Core Concepts, LLC
44050 Ashburn Plaza, Suite 195      250,000              *%           250,000         -0-                0%
  Ashburn, VA 20147 (6)




*  less  than  one  percent  (1%).

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.


     No Selling Security Holder has held any position or office, or had any material relationship with us or any of our affiliates within the past three (3) years.


(1) Assumes that all Common Stock listed in the column, "beneficially owned prior to the offering," for each selling shareholder will be sold.


(2) The beneficial owner of Laurus Master Fund, Ltd. is Laurus Capital Management, LLC, a Delaware limited liability company who manages Laurus Master Fund, Ltd. Eugene Grin and David Grin are the sole members of Laurus Capital Management, LLC. In June 2006, Laurus provided us notice of their transfer of their rights underlying the Note, Warrant, Option, December Option and Gulf Coast Warrant to an entity controlled by Laurus, Promethean Industries, Inc. ("Promethean"). For the purposes of the table above, all references to Laurus include Promethean.



(3) Laurus currently holds 3,675,000 shares of our Common Stock. Laurus is able to convert the Note and exercise the Warrant and Options into an aggregate of 46,735,789 shares of our Common Stock, which number includes 24,193,548 shares representing the full conversion of the Note, 7,258,065 shares representing full exercise of the Warrant (a portion of which totaling 5,858,501 shares, is being registered herein), 10,222,784 shares representing full exercise of the Option, of which a portion of the Option was exercised by Laurus to purchase 3,675,000 shares of our Common Stock, leaving 6,547,784 shares remaining to be purchased by Laurus pursuant to the Option and 5,061,392 shares of our Common Stock issuable in connection with the December Option (defined and described in greater detail above under "Description of Business") and not including any shares which Laurus may convert in connection with interest on the Note, or any changes in the Fixed Conversion Price; however, Laurus has contractually agreed not to hold more than 9.99% of our issued and outstanding Common Stock, unless an event of default occurs or upon providing 75 days prior notice to us, and as such only shares of Common Stock currently held by Laurus have been included in the table above under beneficial ownership. We are registering all 7,258,065 of the shares of common stock issuable to Laurus in connection with the exercise of the Warrant in this Registration Statement and Laurus will likely need to rely on Rule 144 for the resale of any shares received in connection with the conversion of the Note and/or exercise of the Options. As a result of the Closing, Laurus has the right to convert the Note, Warrant and Options into an aggregate of approximately 46,735,789 shares of our Common Stock (assuming the full conversion of the Note, and full exercise of the Warrant and Options and without taking into account any conversion for interest, or changes in the Fixed Conversion Rate), of which 3,675,000 shares of our Common Stock have been issued pursuant to the Option as of this filing, which shares would constitute approximately 45.6% of our then outstanding Common Stock (assuming the issuance of no additional shares of Common Stock other than in connection with the conversion of the Note, and exercise of the Warrant and Option).

(4) Using 56,010,612 shares outstanding as of January 8, 2007, and not including the issuance of any shares in connection with Laurus's Note, Warrant, or the remaining exercise of Laurus' Options.



(5) This number represents the shares of common stock issuable to Laurus in connection with the exercise of the Warrant, which Warrant has not been exercised to date.



(6) The beneficial owners of Core Concepts, LLC are Timothy Novak, a former Director of us, and R. Paul Gray, a former director of us who resigned from their positions as Directors of us on November 2, 2004.


                              PLAN OF DISTRIBUTION

     The Selling Security Holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately-negotiated  transactions;

     o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

     o    a  combination  of  any  such  methods  of  sale;  and

     o    any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. As discussed above in the section entitled "RISK FACTORS", if the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Security Holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We have advised the Selling Security Holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Security Holders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this prospectus.

     Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

          We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


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                                      -108-

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     "Bid" and "asked" offers for the common stock are listed on the NASDAQ OTC-Bulletin Board published by the National Quotation Bureau, Inc.

     The table below sets forth the high and low trading prices for the Company's common stock for the periods indicated as reported by the NASDAQ OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. On November 2, 2004 in connection with the Exchange and the Company's change in business focus, the Company changed its name to "New Century Energy Corp." and the Company's securities began trading under the symbol "NCEY." Previous to the Company's name change and the Exchange, described above, the Company's securities traded under the symbol "VERI."


             BID PRICES(1)
             QUARTER ENDED          HIGH             LOW
             -------------          ----             ---
             December 31, 2006      $0.20           $0.090
             September 30, 2006     $0.27           $0.140
             June 30, 2006          $0.32           $0.170
             March 31, 2006         $0.32           $0.170

             December 31, 2005      $0.50           $0.150
             September 30, 2005     $0.57           $0.325
             June 30, 2005          $1.70           $0.530
             March 31, 2005         $1.75           $0.700

             December 31, 2004      $1.25           $0.550
             September 30, 2004(1)  $1.30           $0.060
             June 30, 2004          $1.90           $0.700
             March 31, 2004         $3.40           $1.100


(1) The Company affected a 1 for 100 reverse stock split effective September 30, 2004, and the bid prices for the quarters ended March 31, 2004 to September 30, 2004 retroactively reflect this split.


     There were approximately 475 holders of record of the common stock as of January 2, 2007. The Company has never paid a cash dividend on its common Stock and does not anticipate the payment of a cash dividend in the foreseeable future. The Company intends to reinvest in its business operations any funds that could be used to pay a cash dividend. The Company's common stock is considered a "penny stock" as defined in the Commission's rules promulgated under the Exchange Act. The Commission's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for the Company's securities may be severely adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by David M. Loev, Attorney at Law, Houston, Texas.

                             ADDITIONAL INFORMATION

     Our fiscal year ends on December 31. The Company files Annual Reports on Form 10-KSB, Quarterly Reports on Form 10QSB, current Reports on Form 8-K, registration statements and other items with the Securities and Exchange Commission (SEC). You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Company also provides internet links to its SEC filings, as soon as reasonably practicable after filing, on its internet site located at www.newcenturyenergy.com. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.


















                  [Remainder of page intentionally left blank.]

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Indemnification of Directors and Officers above.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


     Description                                         Amount to be Paid
    ----------------------------------------------------------------------
    Filing Fee - Securities and Exchange Commission      $          86.28
    Attorney's fees and expenses                                45,000.00*
    Accountant's fees and expenses                              15,000.00*
    Transfer agent's and registrar fees and expenses             1,500.00*
    Printing and engraving expenses                              1,500.00*
    Miscellaneous expenses                                      10,000.00*
                                                         -----------------
    Total                                                $      73,086.28*
                                                         =================


           * Estimated

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

     In October 2004, 200,000 restricted shares of our Common Stock were issued to Brooke Capital LLC in consideration for investor relations services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In December 2004, we issued 37,500,000 shares of restricted Common Stock to its Chief Executive Officer, Edward R. DeStefano, pursuant to the Exchange. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933 (the "Act"), for the issuance of these shares.

     In December 2004, we issued 1,099,107 shares of our restricted common stock to 148 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933 (the "Act"). This issuance included 21,929 shares of our restricted common stock which we had previously agreed to issue to six investors in connection with Offshore Subscription Agreements which were entered into in November 2004. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

     On December 30, 2004, we entered into a Securities Purchase Agreement ("Agreement") with Blackcap Diamond Fidelity LP LLLP, a Delaware limited partnership ("Blackcap"), and Omega Capital Opportunities LP LLLP, a Delaware limited liability partnership ("Omega"), (collectively the "Parties"). Under the Agreement, in consideration for us issuing 214,000 restricted shares of our Common Stock to Blackcap and 642,000 restricted shares of our Common Stock to Omega (collectively the "Shares"), Blackcap forgave a promissory note for $400,000 entered into between Blackcap and our wholly owned subsidiary Century Resources, Inc., on January 30, 2004. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In January 2005, we issued 422,408 shares of our restricted Common Stock to 45 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Act. We claim an exemption from registration afforded by Regulation S for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section
(k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

     In April 2005, we issued an aggregate of 992,850 shares of our restricted common stock to an escrow agent, in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933 (the "Act"). This amount included 314,415 shares of restricted Common Stock which was sold by us in February and March 2005. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

     In April 2005, we issued 16,000 restricted common shares to Beau Price and 30,000 restricted common shares to Lynn Landrum in connection with debt conversion agreements entered into to convert $10,000 and $20,000, respectively, into shares of our common stock. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In June 2005, we issued 250,000 shares of our restricted common stock to Core Concepts in connection with a Settlement Agreement. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In June 2005, we issued 309,676 shares of our restricted Common Stock to 49 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Act. We received approximately $138,699 from these issuances after the payment of costs associated with the transaction. We claim an exemption from registration afforded by Regulation S for the above issuances since the issuances were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing. Subsequent to the issuance of the 309,676 shares, we learned that 2,988 shares more than the amount subscribed for were issued and those shares have since been returned to our transfer agent and cancelled.

     On June 29, 2005, we issued 1,320,000 restricted shares of our Common Stock to the Sellers of the Assets (described above under "Description of Business," above) in connection with the Purchase and Sale Agreement entered into on June 24, 2005. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933 (the "Act"), for the issuance of these shares.

     On June 30, 2005, we entered into a Securities Purchase Agreement, Secured Convertible Term Note (the "Note"), Secured Common Stock Purchase Warrant (the "Warrant"), Option Agreement (the "Option"), and other Related Agreements (defined above under "Description of Business," above) with Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus"), for the sale of (i) $15,000,000 in the form of a convertible Note that may be converted into approximately 24,193,546 shares of Common Stock at $0.62 per share; (ii) a Warrant to purchase 7,258,065 shares of Common Stock at $0.80 per share; and (iii) an Option to purchase 10,222,784 shares of our Common Stock, representing 20% of our Common Stock on a fully-diluted basis (prior to the issuance of shares in connection with the Purchase and Sale Agreement, described under "Description of Business," above) for aggregate consideration of approximately $10,222.78 or $0.001 per share. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

     On July 29, 2005, we issued 3,675,000 restricted shares of our Common Stock to Laurus in connection with the exercise of $3,675 of the Option on June 30, 2005, which leaves 6,547,784 shares remaining to be exercised in connection with the Option. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

     On July 29, 2005, we issued an aggregate of 58,000 restricted shares of our Common Stock to three of our former employees in connection with a Settlement, Release and Indemnification Agreement (described under "Legal Proceedings," above). We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     On December 19, 2005, we issued 1,100,000 shares of our restricted common stock to William F. Mason, in connection with his conversion of 5,000 shares of our Series A Convertible Preferred Stock pursuant to the Settlement Agreement entered into between us and Mason on December 19, 2005 (described in greater detail above). We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

     On December 30, 2005, we granted Laurus the December Option, which allows Laurus to purchase up to 5,061,392 shares of our common stock at an exercise price of $0.001 per share. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section
(k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

     In March 2006, we issued our former officer and employee, Hans Nehme, 100,000 restricted shares of our restricted common stock in connection with our entry into a Settlement and Release Agreement with Mr. Nehme, as described above under Item 1.01, Description of Business, "Recent Events," and Item 3, Legal Proceedings. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions.

     In June 2006, in connection with our entry into the Amended Viking Agreement, described above under "Description of Business," we issued an aggregate of 200,000 shares of our restricted common stock to two individuals, who have agreed not to sell the shares of common stock until after July 1, 2008. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.


     On or about December 28, 2006, in connection with our entry into a Securities Purchase Agreement with Laurus, we sold Laurus a Secured Term Note in the amount of $16,210,000. We claim an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuance since the issuances were made to a non-U.S. person (as defined under Rule 902 section
(k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 27. EXHIBITS

Exhibit No.       Description of Exhibit
----------        ----------------------

2.1(1)            Agreement and Plan of Reorganization
                  (without exhibits)

3.1(2)            Articles of Incorporation

3.2(2)            Articles of Amendment to Articles of Incorporation

3.3(3)            Articles of Amendment to Articles of Incorporation

3.4(3)            Articles of Amendment to Articles of Incorporation

3.5(3) Certificate of Correction filed with the Colorado Secretary of State

3.5(25) Articles of Amendment to Articles of Incorporation filed with the Colorado Secretary of State

3.6(2)            Bylaws

5.1* Opinion and consent of The Loev Law Firm, Inc. at Law re: the legality of the shares being registered

10.1(4)           Purchase and Sale & Exploration Agreement with Aquatic

10.2(4) First Amendment of Purchase and Sale & Exploration Agreement with Aquatic

10.3(5) Development Agreement with Strong (with all confidential information removed)

10.4(6)           Settlement Agreement and  Mutual  Release with Core Concepts,
                  LLC

10.5(7)           Securities Purchase Agreement between Laurus Master Fund, Ltd.
                  and New Century Energy Corp.

10.6(7)           Secured Convertible Term Note

10.7(8)           Amended and Restated Secured Convertible Note

10.8(7)           Common Stock Purchase Warrant

10.9(7)           Master Security Agreement

10.10(7)          Registration Rights Agreement

10.11(7)          Option Agreement

10.12(7)          Purchase and Sale Agreement (June 2005)

10.13(9)          Finder's Warrant

10.14(10)         Purchase and Sale Agreement (September 2005)

10.15(11)         September 2005 Securities Purchase Agreement

10.16(12)         Amended and Restated Secured Term Note

10.17(11)         September 2005 Reaffirmation and Ratification Agreement

10.18(11)         Mortgage,  Deed  of  Trust,  Security  Agreement, Financing
                  Statement and Assignment of Production in Wharton County,
                  Texas

10.19(11)         Mortgage, Deed of Trust, Security Agreement,
                  Financing Statement and Assignment of Production in McMullen
                  County, Texas

10.20(11)         Mortgage, Deed of Trust, Security Agreement Financing
                  Statement and Assignment of Production in Matagorda
                  County, Texas

10.21(13)         Purchase and Sale Agreement dated November 1, 2005 and
                  exhibits

10.22(13)         Amendment to Purchase and Sale Agreement dated November 2,
                  2005

10.23(13)         Amendment  Agreement to June 2005 Securities Purchase
                  Agreement

10.24(14)         Edward R. DeStefano Employment Agreement

10.25(31)         Edward R. DeStefano Amended Employment Agreement

10.26(15)         Second Amendment Agreement with Laurus

10.27(16)         Third Amendment Agreement

10.28(16)         December Option

10.29(16)         Settlement Agreement With William F. Mason

10.30(17)         Asset Purchase Agreement

10.31(17)         Securities Purchase Agreement (Gulf Coast and Laurus)

10.32(17)         Secured Term Note (Gulf Coast)

10.33(17)         Common Stock Purchase Warrant (Gulf Coast)

10.34(17)         Guaranty (New Century and Century)

10.35(17)         Guaranty (Gulf Coast)

10.36(17)         Stock Pledge Agreement (Gulf Coast)

10.37(17)         Mortgage, Deed of Trust, Security Agreement, Financing
                  Statement and Assignment of Production, filed in Atascosa County and McMullen County, Texas

10.38(17)         Amended and Restated Mortgage, Deed of Trust, Security
                  Agreement, Financing Statement and Assignment of Production, filed in Matagorda County, McMullen County and Wharton
                  County, Texas

10.39(17)         Master Security Agreement

10.40(17)         Collateral Assignment

10.41(17)         Letter Agreement regarding Shareholder Agreement

10.42(17)         Reaffirmation, Ratification and Amendment Agreement

10.43(17)         Fourth Amendment Agreement with Laurus

10.44(26)         Fifth Amendment Agreement with Laurus

10.45(27)         June 2006 Asset Purchase Agreement

10.46(27)         June 2006 Securities Purchase Agreement
                  (Gulf Coast and Laurus)

10.47(27)         June 2006 Secured Term Note (Gulf Coast)

10.48(27)         June 2006 Amended and Restated Term Note (Gulf Coast)

10.49(27)         June 2006 Amended and Restated Mortgage, Deed of Trust,
                  Security Agreement, Financing Statement and Assignment of
                  Production, filed in Matagorda County, McMullen County and
                  Wharton County, Texas

10.50(27)         Collateral Assignment

10.51(27)         Reaffirmation and Ratification Agreement (Gulf Coast)

10.52(27)         Reaffirmation and Ratification Agreement
                 (New Century and Century)

10.53(29)         Sixth Amendment Agreement

10.54(30)         Seventh Amendment Agreement

10.55(32)         Eighth Amendment Agreement

10.55(33)         Escrow Agreement in connection with the June 30, 2005
                  closing with Laurus

10.56(33)         Funds Disbursement Letter in connection with the
                  June 30, 2005 closing with Laurus


10.57(34)         Securities Purchase Agreement - December 2006

10.58(34)         Second Amended and Restated Secured Term Note

10.59(34)         Second Amended and Restated Secured Term Convertible Note

10.60(34)         Secured Term Note - December 2006
10.61(34)         Reaffirmation, Ratification and Amendment Agreement -
                  December 2006

10.62(34)         Amended Guaranty (Gulf Coast Oil Corporation) - December 2006

10.63(34)         Master Security Agreement - December 2006

10.64(34)         Funds Disbursement Letter - December 2006

10.65(34)         Escrow Agreement - December 2006

10.66(35)         Agreement to Rescind the Eighth Amendment


16.1(18)          Letter from Randolph Scott and Company, Certified Public
                  Accountants

16.2(19)          Letter from Malone and Bailey, PC, Certified Public
                  Accountants

23.1*             Consent of Malone & Bailey, PC, Certified Public Accountants

23.2*             Consent of Helin, Donovan, Trubee & Wilkinson, LLP.
                  Independent Registered Accounting Firm

23.4*             Consent of The Loev Law Firm, Inc.
                  (included in Exhibit 5.1)

23.3* Consent of R. A. Lenser & Associates, independent petroleum engineers

99.1(20)          Glossary  of  Oil  and  Gas  Terms

99.2(9) R.A. Lenser and Associates, Inc. Summary Letter of Reserves and Future Production of New Century Energy Corp.'s Oil and Gas Properties as of January 1, 2005


99.3(31) R.A. Lenser and Associates, Inc. Summary Letter of Reserves and Future Production of New Century Energy Corp.'s Oil and Gas Properties as of January 1, 2006


99.4(21) Financial Statements of the Company's first acquisition in the Lindholm-Hanson Gas Unit

99.5(21) Pro Forma Financial Information of the Company's first acquisition in the Lindholm-Hanson Gas Unit

99.6(22) Financial Statements of the Company's second acquisition in the Lindholm-Hanson Gas Unit

99.7(22) Pro Forma Financial Information of the Company's second acquisition in the Lindholm-Hanson Gas Unit

99.8(23) Financial Statements of the Company's third acquisition in the Lindholm-Hanson Gas Unit

99.9(23) Pro Forma Financial Information of the Company's third acquisition in the Lindholm-Hanson Gas Unit

99.10(24)         Financial Statements of Gulf Coast's 1st acquisition in the
                  Mustang Creek Property

99.11(24)         Pro Forma Financial Information of Gulf Coast's 1st
                  acquisition in the Mustang Creek Property

99.10(28)         Financial Statements of Gulf Coast's 2nd acquisition in the
                  Mustang Creek Property

99.11(28)         Pro Forma Financial Information of Gulf Coast's 2nd
                  acquisition in the Mustang Creek Property


*  Filed  herewith.

(1) Filed as exhibit 99 to the Form 8-K filed October 20, 2004, and incorporated by reference herein.

(2)  Filed  as  exhibits  2.1,  2.2, and 2.3 to our Form 10-SB, filed January 7,
2000,  and  incorporated  herein  by  reference.

(3) Filed as exhibits 3.1, 3.2, and 3.3 to our quarterly report for the period ended September 30, 2004, and incorporated herein by reference.

(4) Filed as exhibits to our 10-KSB filed on March 31, 2005, and incorporated herein by reference.

(5) Filed as exhibit 10.4 to our Form 10-QSB filed on May 23, 2005, and incorporated herein by reference.

(6) Filed as exhibit 10.1 to our Report on Form 8-K, filed on June 16, 2005, and incorporated herein by reference.

(7) Filed as exhibits to our Report on Form 8-K, filed on July 8, 2005, and incorporated herein by reference.

(8) Filed as exhibits to the Company's Report on Form 8-K filed with the Commission on January 4, 2006, and incorporated herein by reference.

(9) Filed as exhibits to our Form SB-2 Registration Statement filed on August 5, 2005, and incorporated herein by reference.

(10) Filed as exhibit 10.1 to our Report on Form 8-K filed on September 6, 2005, and incorporated herein by reference.

(11) Filed as exhibits to our Report on Form 8-K filed on September 22, 2005 and incorporated herein by reference.

(12) Filed as exhibit 16.2 to our Form 8-K filed on April 14, 2005, and incorporated herein by reference.

(13) Filed as exhibits to our Report on Form 8-K filed on November 7, 2005 and incorporated herein by reference.

(14) Filed as exhibits to the Company's Report on Form 10-QSB filed with the Commission on December 20, 2005, and incorporated herein by reference.

(15) Filed as exhibit 10.1 to the Company's Report on Form 8-K filed with the Commission on December 19, 2005, and incorporated herein by reference.

(16) Filed as exhibits to the Company's Report on Form 8-K filed with the Commission on January 4, 2006, and incorporated herein by reference.

(17) Filed as exhibits to the Company's Report on Form 8-K filed with the Commission on May 3, 2006, and incorporated herein by reference.

(18) Filed as exhibit 16.1 to our Form 8-K filed December 1, 2004, and incorporated herein by reference.

(19) Filed as exhibit 16.2 to our Form 8-K filed on April 14, 2005, and incorporated herein by reference.

(20) Filed as an exhibit to the Company's Form 10-KSB filed with the Commission on March 31, 2005, and incorporated herein by reference.

(21) Filed as exhibits to the Company's amended Report on Form 8-K/A, filed with the Commission on May 8, 2006, and incorporated herein by reference.

(22) Filed as exhibits to the Company's amended Report on Form 8-K/A, filed with the Commission on May 8, 2006, and incorporated herein by reference.

(23) Filed as exhibits to the Company's amended Report on Form 8-K/A, filed with the Commission on May 8, 2006, and incorporated herein by reference.

(24) Filed as exhibits to the Company's amended Report on Form 8-K/A, filed with the Commission on July 13, 2006, and incorporated herein by reference.

(25) Filed as an exhibit to our Report on Form 8-K, filed with the Commission on June 14, 2006, and incorporated herein by reference.

(26) Filed as exhibit 10.1 to our Report on Form 8-K, filed with the Commission on June 23, 2006, and incorporated herein by reference.

(27) Filed as exhibits to our Report on Form 8-K, filed with the Commission on July 7, 2006, and incorporated herein by reference.

(28) Filed as exhibits to the Company's amended Report on Form 8-K/A, filed with the Commission on September 13, 2006, and incorporated herein by reference.

(29) Filed as an exhibit to the Company's Form 8-K, filed with the Commission on September 13, 2006, and incorporated herein by reference.

(30) Filed as an exhibit to the Company's Form 8-K, filed with the Commission on October 26, 2006, and incorporated herein by reference.

(31) Filed as an exhibit to the Company's Form SB-2, filed with the Commission on July 18, 2006, and incorporated herein by reference.

(32) Filed as an exhibit to the Company's Form 8-K, filed with the Commission on December 8, 2006, and incorporated herein by reference.

(33) Filed as exhibits to the Company's Report on Form 10-QSB, filed with the Commission on November 16, 2006, and incorporated herein by reference.


(34) Filed as exhibits to the Company's Report on Form 8-K, filed with the Commission on January 10, 2007, and incorporated herein by reference.

(35) Filed as an exhibit to the Company's Report on Form 8-K, filed with the Commission on January 10, 2007, and incorporated herein by reference.



ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     6. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     7. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     8. That, for the purpose of determining liability under the Securities Act to any purchaser:

          a).  If the  small  business  issuer  is  relying  on  Rule  430B:

               1. Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               2. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          b).  If the  small  business  issuer  is  subject  to  Rule  430C:

               Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Houston, Texas, January 17, 2007.

NEW CENTURY ENERGY CORP.

/s/ Edward R. DeStefano
-------------------------------------
EDWARD R. DESTEFANO
Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


/s/ Edward R. DeStefano
------------------------------------------
EDWARD R. DESTEFANO
Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer, Secretary and sole Director

January 17, 2007

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